SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15 (d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) September 28, 2000
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                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
              Exact name of registrant as specified in its charter



DELAWARE                        File No. 1-8989             13-3286161
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(State or other                (Commission File             (IRS Employer
jurisdiction of                     Number)                 Identification
incorporation)                                              Number)


       245 Park Avenue, New York, New York                 10167
       ----------------------------------------------------------
       (Address of principal executive offices)         (zip code)



  Registrant's telephone number, including area code:       (212) 272-2000
                                                            --------------



                                 Not Applicable
     ----------------------------------------------------------------------
          (former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

This Form 8-K is filed by The Bear Stearns Companies Inc. (the "Company") to update certain information for the five-month transition period July 1, 1999 through November 26, 1999 (the "Transition Period") as a result of the Company's change of its fiscal year-end to November 30 from June 30, effective with the year beginning November 27, 1999.

SUBMISSION OF STOCKHOLDER PROPOSALS.

As a result of the Company's change to a November 30 fiscal year-end, it is anticipated that the next Annual Meeting of Stockholders will be held on March 29, 2001 (the "2001 Annual Meeting"). In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2001 Annual Meeting must do so no later than October 27, 2000.

In addition, in accordance with Article VI, Section 2 of the Certificate of Incorporation, in order to be properly brought before the 2001 Annual Meeting, a matter must have been (i) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the Company as set forth in the preceding paragraph), (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting or a duly authorized proxy for such stockholder, which conforms to the requirements of Article VI, Section 2 of the Certificate of Incorporation and is delivered personally to, or mailed to and received by, the Secretary of the Company not less than 10 days prior to the anticipated mailing date of the Proxy Statement for the 2001 Annual Meeting; provided, however, that such notice need not be given more than 75 days prior to the 2001 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2001 Annual Meeting must be received no later than February 16, 2001. Stockholder proposals should be submitted to: The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167,
Attention:  Secretary.

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                                     PART I


ITEM 1. BUSINESS.

(a)  General Development of the Business

The Bear Stearns Companies Inc. (the "Company") was incorporated under the laws of the State of Delaware on August 21, 1985. The Company is a holding company that through its subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"); Bear, Stearns Securities Corp. ("BSSC"); Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB") is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling the Company's proprietary and customer transactions. The Company succeeded on October 29, 1985, to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"). As used in this report, the "Company" refers (unless the context requires otherwise) to The Bear Stearns Companies Inc., its subsidiaries and the prior business activities of the Partnership.

(b)  Business Segments

The Company is primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Execution Services and Wealth Management. These segments are strategic business units analyzed separately due to the distinct nature of the products they provide and the clients they serve. Certain Capital Markets products are distributed by the Wealth Management and Execution Services distribution network with the related revenues of such intersegment services allocated to the respective segments.

The Capital Markets segment is comprised of the Equities, Fixed Income and Investment Banking areas. Equities combines the efforts of sales, trading and research in such areas as block trading, convertible bonds, over-the-counter ("OTC") equities, equity derivatives and risk arbitrage. Fixed Income includes the efforts of sales, trading and research for institutional clients in a variety of products such as mortgage-backed and asset-backed securities, corporate and government bonds, municipal and high yield instruments, foreign exchange and derivatives. Investment Banking offers a variety of services to our clients that include capital raising, strategic advice, mergers and acquisitions and merchant banking. Capital raising encompasses the Company's underwriting of equity, investment grade and high yield debt securities.

The Execution Services segment is comprised of clearance and commission-related areas, including institutional equity sales, institutional futures sales and specialists' activities.

The Company provides clearing, operational and administrative services to approximately 2,800 clients worldwide at November 26, 1999. These clients include approximately 2,400 prime brokerage clients including hedge funds, clients of money managers, short sellers, arbitrageurs and other professional investors. In addition, there are approximately 400 fully disclosed introducing brokers who engage in either the retail or the institutional brokerage business. The Company processed an average of in excess of 192,000 trades per day during the five-months ended November 26, 1999.

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Institutional equity sales involves the execution of transactions in US equity securities for domestic and foreign institutional customers and the providing of these customers with liquidity, trading expertise, trade-processing capability and investment advice. The Company also provides transaction services for institutional customers who trade in futures and futures-related instruments and is involved in specialist activities on both the New York Stock Exchange ("NYSE") and the American Stock Exchange ("AMEX").

Wealth Management provides fee-based products and services through the Private Client Services ("PCS") and Asset Management areas to both individual and institutional investors.

PCS provides high-net-worth individuals with an institutional level of service, including access to the Company's resources and professionals. PCS maintains a select team of approximately 500 account executives in its principal office and six regional offices.

The Asset Management area, through Bear Stearns Asset Management, had approximately $13 billion in assets under management at November 26, 1999, which reflected a 7.0% increase over June 30, 1999. The largest components of the increase were attributable to alternative investments and mutual funds. Asset Management serves the diverse investment needs of corporations, municipal governments, multi-employer plans, foundations, endowments, family groups and high-net-worth individuals.

Financial information regarding the Company's business segments and foreign operations as of November 26, 1999 and June 30, 1999 and for the five-month periods ended November 26, 1999 and November 27, 1998 is set forth under Item 8. Financial Statements and Supplementary Data in Footnote 13 of Notes to Consolidated Financial Statements, entitled "Segment and Geographic Area Data," included herein.

(c)  Narrative Description of Business

The business of the Company includes: market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest rate swaps and other derivative products; securities, options and futures brokerage; providing securities clearance services; managing equity and fixed income assets for institutional and individual clients; financing customer activities; securities lending; securities and futures arbitrage; involvement in specialist activity on both the NYSE and the AMEX; underwriting and distributing securities; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; making principal investments in leveraged acquisitions; engaging in commercial real estate activities; investment management and advisory; fiduciary, custody, agency and securities research services.

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The Company's business is conducted from its principal offices in New York City;
from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan; from representative offices in Beijing, Sao Paulo, Seoul and Shanghai; through international offices in Buenos Aires, Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Greece, and Madrid. The Company's international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. The Company provides trust company and clearance services through its subsidiary, Custodial Trust Company ("CTC"), which is located in Princeton, New Jersey.

Bear Stearns and BSSC are broker-dealers registered with the Securities and Exchange Commission (the "SEC"). Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers ("NASD"), the Commodity Futures Trading Commission ("CFTC"), the National Futures Association ("NFA") and the International Stock Exchange ("ISE"). Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange ("IPE"), the London Commodity Exchange ("LCE"), the London International Financial Futures and Options Exchange ("LIFFE"), the London Securities & Derivatives Exchange ("OMLX"), Marche a Terme International de France, SA ("MATIF") and the London Clearing House ("LCH"). BSIL is supervised by and is regulated in accordance with the rules of the Securities and Futures Authority ("SFA").

BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows the Company's existing and prospective clients the choice of dealing with a banking counterparty.

As of November 26, 1999, the Company had 10,081 employees.

The following areas are included in the three business segments mentioned above in Item 1(b).

INSTITUTIONAL EQUITIES

General. The Company provides customers with liquidity, trading expertise and equity research in products such as domestic and international equities and convertible securities.

Options and Index Products. The Company provides an array of equity and index option-related execution services to institutional and individual clients. The Company utilizes sophisticated research and computer modeling to formulate specific recommendations relating to options and index trading.

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Arbitrage. The Company engages for its own account in both "classic" and "risk"
arbitrage. The Company's risk arbitrage activities generally involve the purchase of securities at a discount from a value that is expected to be realized if a proposed or anticipated merger, recapitalization, tender or exchange offer is consummated. In classic arbitrage, the Company seeks to profit from temporary discrepancies (i) between the price of a security in two or more markets, (ii) between the price of a convertible security and its underlying security, (iii) between securities that are, or will be, exchangeable at a future date, and (iv) between the prices of securities with contracts settling on different dates.

Strategic Structuring and Transactions (SST). The Company targets mispriced assets using sophisticated models and proprietary quantitative methods. The Company maintains substantial proprietary trading and investment positions in domestic and foreign markets covering a wide spectrum of equity and futures products including listed and OTC options and swaps.

OTC Equity Securities. The Company makes markets on a principal basis in common and preferred stocks, warrants, and other securities traded on the NASD's Automated Quotation System and otherwise in the OTC market.

Equity Research. The Equity Research Department provides in-depth research, including economic forecasts, industry and company analyses, overall strategic guidance and recommendations. The department provides comprehensive industry and company coverage of approximately 1,250 stocks in over 100 industries including 54% of the stocks in the S&P 500. Ninety-eight equity analysts provide coverage and recommendations relating to domestic stocks as well as European, Latin American and Asian stocks, complemented by the output of the Company's economists and strategists. Some of the Company's larger global research teams are concentrated in the health care, media, technology and telecommunications sectors.

FIXED INCOME

General. The Company makes inter-dealer markets and trades on a principal basis in a wide range of instruments including: corporate debt, US and foreign government securities, government agency securities, mortgages and mortgage-backed securities, other asset-backed securities, municipal and other tax-exempt securities, interest rate swaps and other derivative products. Bear Stearns is one of the largest dealers in the US in such fixed income securities. Inventories of fixed income securities are generally carried to facilitate sales to customers and other dealers.

US Government and Agency Obligations. The Company is designated by the Federal Reserve Bank of New York as a primary dealer in US government obligations. The Company participates in the auction of, and maintains proprietary positions in, US Treasury bills, notes, bonds, and stripped principal and coupon securities. The Company also participates as a selling group member and/or underwriter in the distribution of various US government agency and sponsored corporation securities and maintains proprietary positions in such securities. In connection with these activities, the Company enters into transactions in options, futures and forward contracts to hedge such positions.

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As a primary dealer, Bear Stearns furnishes weekly reports of its inventory positions and market transactions in US government securities to the Federal Reserve Bank of New York. Bear Stearns also buys and sells government securities directly with the Federal Reserve Bank of New York as part of the Bank's open-market activities. In addition, the Company engages in matched book activities, which involve acting as an intermediary between borrowers and lenders of short-term funds, mainly via repurchase agreements and reverse repurchase agreements. The objective of this matched book activity is to earn a positive spread between interest rates.

Corporate Fixed Income Securities. The Company acts as a dealer in sovereign and corporate fixed income securities and preferred stocks in New York, London and Tokyo. It buys and sells these securities for its own account in principal transactions with institutional and individual customers, as well as other dealers. The Company conducts trading in the full spectrum of dollar and non-dollar debt securities. The Company offers hedging and arbitrage services to domestic and foreign institutional and individual customers utilizing financial futures and other instruments. Moreover, the Company offers quantitative, strategic, and research services relating to fixed income securities to its domestic and international clients. The Company participates in the trading of high yield, non-investment grade securities and the securities and bank loans of companies, sovereigns and sovereign agencies.

Mortgage-Related Securities and Products. The Company trades and makes markets in the following mortgage-related securities and products: Government National Mortgage Association ("GNMA") securities; Federal Home Loan Mortgage Corporation ("FHLMC") participation certificates; Federal National Mortgage Association ("FNMA") mortgage-backed securities; Small Business Administration loans; loans guaranteed by the Farmers Home Loan Administration; Federal Housing Authority insured multi-family loans; real estate mortgage investment conduit ("REMIC") and non-REMIC collateralized mortgage obligations, including residual interests; and other derivative mortgage-backed securities and products. The Company also trades real estate mortgage loans originated by unaffiliated mortgage lenders, both on a securitized and non-securitized basis. The Company acts as underwriter and placement agent in transactions involving rated and unrated mortgage-related securities issued by affiliated and unaffiliated parties. The Company enters into significant commitments -- such as forward contracts -- on GNMA, FNMA, and FHLMC securities, and on other rated and unrated mortgage-related securities. Certain rated and unrated mortgage-related securities are considered to be liquid, while other such securities, and non-securitized mortgage loans, are considered to be less readily marketable.

The Company trades GNMA, FNMA and FHLMC "to be announced" securities (i.e., securities having a stated coupon and the original term to maturity, although the issuer and/or the specific pool of mortgage loans is not known at the time of the transaction). The Company buys and sells such securities for its own account in transactions with institutional and individual customers, as well as with other dealers.

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The Company, through various special purpose subsidiaries, purchases, sells, and services entire loan portfolios of varying quality. These portfolios are generally purchased from financial institutions and other secondary mortgage-market sellers. Prior to bidding on a portfolio of loans, an analysis of the portfolio is performed by experienced mortgage-loan underwriters. Upon acquisition of a loan portfolio, the loans are classified as either investment grade or non-investment grade. Loan collection is emphasized for the non-investment grade segment of the loan portfolio. A collection department employs a staff of workout specialists and loan counselors who assist delinquent borrowers. If collection efforts are unsuccessful, the foreclosure unit will commence and monitor the foreclosure process until either the borrower makes the loan current, or the property securing the loan is foreclosed or otherwise acquired. The portfolio may include real estate that has been foreclosed or was in the process of foreclosure at the time of its acquisition. The foreclosure unit maintains and markets properties through regional real estate brokers. Investment grade mortgage loans are sold to other institutional investors in either securitized or non-securitized form. In addition, special purpose vehicles issue REMIC and non-REMIC collateralized mortgage obligations directly or through trusts that are established for this purpose.

The Company also operates a commercial mortgage conduit that originates and accumulates commercial mortgage loans for the purpose of securitizing its portfolio. After receipt of loan applications, extensive credit underwriting reviews are conducted. After completing pricing analysis and successful negotiations, the loan will "close" and be included in an ensuing securitization.

Asset-Backed Securities. The Company acts as underwriter and placement agent with respect to investment grade and non-investment grade, asset-backed securities issued by unaffiliated third parties. These asset-backed securities include: securities backed by consumer automobile receivables originated by the captive finance subsidiaries of automobile manufacturers, commercial banks and finance companies; credit card receivables; and home-equity lines of credit or second mortgages. The Company also trades and makes markets in these asset-backed securities. While there are ready markets for the investment grade asset-backed securities described above, non-investment grade securities and related varieties thereof may lack liquidity.

Municipal Securities and Related Products. The Company is a dealer in tax-exempt and taxable municipal securities and instruments including: general obligation and revenue bonds; notes; leases; and variable-rate obligations issued by state and local governments and authorities, as well as not-for-profit institutions. The Company is active as a managing underwriter of negotiated and competitive new security issuances and on a select basis, provides financial advisory services. The Company makes markets in a broad spectrum of long-term and short-term municipal securities, mainly to facilitate transactions with institutional and individual customers, as well as other dealers. As agent for issuers, the Company earns fees by remarketing short-term debt instruments to investors in the variable rate, demand bond market. The Company periodically uses both municipal and treasury bond futures to hedge its cash-market bond inventory. In addition, the Company maintains a municipal arbitrage portfolio for its own account consisting of municipal futures and cash bond positions. The Company's underwriting, trading and sales activities are supported by a municipal research group.

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Derivatives. The Company offers to customers, and trades for its own account, a variety of exchange-traded and OTC derivative products, including fixed income, credit, and equity derivatives. These products are transacted, as principal, with customers for hedging, risk management, asset/liability management, investment, financing and other purposes. These transactions are in the form of swaps, options, swaptions, asset swaps, and structured notes, as well as more complex, structured trades which are customized to meet customers' specific needs. The Company also enters into derivative transactions for various purposes and to manage the risks to which the Company is exposed in its various businesses and through its funding activities. The Company manages its market and counterparty derivatives risks in a manner consistent with its overall risk-management policies.

Foreign Exchange. The Company trades foreign exchange with clients as principal, for its own account and to hedge its securities positions or other assets and liabilities. Foreign exchange products include major and minor currencies on a spot and forward basis, listed and OTC foreign currency options, and foreign exchange futures contracts. Foreign exchange trading desks are maintained in New York and London and clients can trade or leave orders 24 hours per day. The Company serves a select list of funds, major corporations, and mid-size commercial banks. Currency option strategies are made available to customers to help them meet their specific risk management objectives.

Fixed Income Research. The Company is one of the leaders in the distribution, trading and underwriting of corporate, government, high yield, emerging markets, municipal debt, and mortgage-backed and asset-backed securities. The Fixed Income Research Department is comprised of economists, industry analysts and strategists covering the full range of research disciplines: quantitative, economic, strategic, credit portfolio, relative value and market-specific analysis. The Fixed Income Research Department provides ongoing support for the Company's sales and trading efforts, producing reports, studies, and technical market analyses. Fixed Income Research is comprised of the following three units:

      (i) Financial Analytics and Structured Transactions Group ("F.A.S.T."), a unique firm-wide resource, has developed innovative fixed income strategies through the application of its advanced and fully integrated technology. Through F.A.S.T., the Company affords its clients financial engineering and securitization capabilities, investment research, fixed income portfolio management and analytical systems and trading technology for mortgage-related and fixed income securities. F.A.S.T. offers the means to create and implement financial strategies designed to maximize portfolio returns.

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       (ii) High grade research consists of approximately 14 analysts and researchers and provides coverage of over 30 industries and 700 companies.

      (iii) High yield research consists of 26 analysts and researchers for domestic issues and 10 analysts and researchers for international issues, providing coverage for over 600 corporate and sovereign issuers whose fixed income securities are non-investment grade.

INVESTMENT BANKING

The Company is a major global investment banking firm providing a full range of capital formation and advisory services to a broad spectrum of clients. The Company manages and participates in public offerings and arranges the private placement of debt and equity securities directly with institutional investors. The Company provides advisory services to clients on a wide range of financial matters and assists with mergers, acquisitions, leveraged buyouts, divestitures, corporate reorganizations, and recapitalizations.

The Company's strategy is to concentrate a major portion of its corporate finance business development efforts within those industries in which the Company has established a leadership position in providing investment banking services. Industry specialty groups include financial services, general industrial services and products, health care/pharmaceuticals, media/entertainment, merchandising, natural resources, real estate, gaming and lodging, technology and telecommunications. The Company also has a group that focuses on financial sponsors. These groups are responsible for initiating, developing and maintaining client relationships, and for executing transactions involving these clients. The Company has focused primarily on those industries in which the Company also has a strong research capability.

In addition to being structured according to distinct industry groups, the Company has a number of professionals who specialize in specific types of transactions. These include mergers and acquisitions ("M&A"), equity offerings, high yield securities, leveraged and syndicated bank loans, leveraged acquisitions, commercial real estate and other transaction specialties.

Mergers and Acquisitions. The Company is active in arranging various M&A transactions for its clients. The Company participates in a broad range of domestic and international assignments including acquisitions, divestitures, strategic restructurings, proxy contests, leveraged buyouts, and defenses against unsolicited takeovers.

Equity Offerings. The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group assists in the origination, and is responsible for the structuring and execution of transactions for a broad range of clients.

High Yield Securities. The high yield securities group focuses on providing financing in the public and private capital markets. The group is responsible for originating, structuring, and executing high yield transactions across a wide range of companies and industries, as well as managing client relationships with both high yield corporate issuers and financial sponsors of leveraged transactions.

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Leveraged Loan Origination and Syndication. This area of the Company integrates the origination, structuring, underwriting, distribution and trading of bank loans. Such loans include both funded and unfunded and investment grade and non-investment grade loans.

Leveraged Acquisitions. As part of its investment banking activities, the Company makes investments as principal in leveraged acquisitions and in leveraged buy-out funds as a limited partner. The Company's investments generally take the form of equity securities, either common or preferred stock. Equity securities purchased in these transactions generally are held for appreciation and are not readily marketable. While the Company believes that the current carrying value of these instruments is at least equal to their eventual realizable value, it is not possible to determine whether, or when, the Company will realize the value of these investments.

Commercial Real Estate. The Company is engaged in a variety of real estate activities on a nationwide basis. It provides comprehensive real estate-related investment banking, capital markets and financial advisory services.

BLOCK TRADING

The Company effects transactions in large blocks of securities generally exceeding 50,000 shares mainly with institutional customers. The Company also provides customers execution capabilities for baskets of equity securities using sophisticated computer systems. Transactions are handled on an agency basis whenever possible, but the Company may be required to take a long or short position in a security to the extent that an offsetting purchaser or seller is not immediately available.

EMERGING MARKETS

The Company provides financial services in various emerging markets worldwide including: securities brokerage, equity and fixed income trading and sales, and securities research; besides offering a full range of investment banking, capital formation and advisory services. As part of these activities, the Company manages and participates in public offerings and arranges the private placement of debt and equity securities with institutional investors. The markets currently covered by the Company include Latin America, Asia, and Europe.

CLEARANCE ACTIVITIES

The Company provides a full range of clearing services to clients. Organizations that are engaged in the retail or institutional brokerage business and are members of the NYSE and/or NASD comprise one category of client called "fully-disclosed correspondents." In addition, the Company has extensive involvement in the clearing of securities transactions for "professional clearing clients," such as: hedge funds, market-makers, specialists, arbitrageurs, money managers, and other professional investors trading at multiple securities firms.

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Besides commissions and service charges realized from clearing activities, the
Company also earns substantial amounts of interest income. The Company extends credit directly to the customers of correspondent firms in order to facilitate the conduct of customer securities transactions on a margin basis. Correspondents indemnify the Company against margin losses on customer accounts. The Company also extends margin credit directly to correspondents to the extent that such firms pledge proprietary assets as collateral. Since the Company must rely on the guarantees and general credit of the correspondents, the Company may be exposed to significant risk of loss if correspondents are unable to meet their financial commitments should there be a substantial adverse change in the value of margined securities. The clearing business for hedge funds, market-makers, specialists, arbitrageurs and other professional traders can require a substantial commitment of the Company's capital involving varying degrees of risk. The Company has developed computerized control systems to monitor and analyze risk on a daily basis.

In addition to clearing trades, the Company provides other products and services to its correspondents such as recordkeeping, trading reports, accounting, general back-office support, securities lending, reorganization and custody of securities. The Company's Prime Broker Plus system provides consolidated reporting and securities processing for professional investors executing trades at more than one securities firm. The financial responsibilities arising from the Company's clearing relationships are allocated in accordance with agreements with correspondents. To the extent that the correspondent has available resources, the Company is protected against claims by customers of the correspondent when the latter has been allocated responsibility for a function giving rise to a claim. However, if the correspondent is unable to meet its obligations, dissatisfied customers may attempt to seek recovery from the Company.

The Company attempts to broaden, wherever possible, its relationships with broker-dealer and prime broker clients. In addition to performing administrative, operational and settlement functions, the Company also advises clients on communications systems and makes available to them a variety of non-brokerage products and services on favorable terms enabling them to benefit from the Company's centralized purchasing power.

EQUITY SALES

The Company is one of the leading firms in the US in providing brokerage services to institutional investors. Institutional equity sales involves the execution of transactions in US equity securities for domestic and foreign institutional customers and providing these customers with liquidity, trading expertise, trade execution, research and investment advice. The Company provides transaction services for institutional customers who trade in futures and futures-related instruments. The Company is also involved in specialist activities on both the NYSE and the AMEX.

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CUSTOMER FINANCING AND SECURITIES LENDING ACTIVITIES

The Company derives substantial net-interest income from customer margin loans and securities lending.

Customer Financing. Securities transactions are effected for customers on either a cash or margin basis. In a margin transaction, the Company extends credit to a customer for a portion of the purchase price that is collateralized by securities and cash in the customer's account, in accordance with regulatory and internal requirements. The Company receives income from interest charged on the extension of credit; the rate of interest charged to customers for margin financing is based upon the federal funds rate, brokers call rate or LIBOR.

Securities Lending Activities. In connection with both its trading and brokerage activities, the Company borrows and lends securities to brokers and dealers and other trading entities to cover short sales and to complete transactions in which customers have failed to deliver securities by settlement date.

FUTURES

The Company, through BSSC and other subsidiaries, provides, directly or through third-party brokers, futures commission merchant services for customers and other Bear Stearns affiliates who trade contracts in futures on financial instruments and physical commodities, including options on futures. Exchange-traded futures and options derive their values from the values of selected stock indices, fixed income securities, currencies, agricultural and energy products and precious metals.

Domestic futures and options trading is subject to extensive regulation by the CFTC pursuant to the Commodity Exchange Act and the Commodity Futures Trading Commission Act of 1974. International futures and options trading activities are subject to regulation by the respective regulatory authorities in the locations where futures exchanges reside, including the SFA in the United Kingdom.

Margin requirements covering substantially all transactions in futures and options contracts are subject to each particular exchange's regulations in addition to other regulations. In the US, the Company is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and other principal futures exchanges. In the United Kingdom, the Company is a member of the IPE, the LCE, the LIFFE and OMLX. The Company also has non-clearing memberships with MATIF and Eurex in Europe. In Japan memberships are held with the Tokyo Stock Exchange, the Osaka Stock Exchange and the Tokyo International Financial Futures Exchange ("TIFFE") for clearing Japanese Government Bond futures, for clearing Japanese stock index products and for executing financial futures, respectively.

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SPECIALIST ACTIVITIES

The Company is a participant in a specialist unit on the NYSE and the AMEX that as of November 26, 1999 performed specialist functions in approximately 172 NYSE-listed stocks as well as approximately 99 stocks and 52 options traded on the AMEX. These market-making operations are conducted through joint ventures with a member organization pursuant to joint-account agreements. The market-making functions of a specialist involve risk of loss during periods of market fluctuation, since specialists are obliged to take positions in their issues counter to the direction of the market in order to minimize short-term imbalances in the auction market.

CUSTODIAL TRUST COMPANY

The Company offers a range of trust company and securities-clearance services through its wholly owned subsidiary CTC. CTC provides the Company with banking powers, such as access to the securities and funds-wire services of the Federal Reserve System. CTC provides fiduciary, custody and agency services for institutional accounts; the clearance of government securities for institutions and dealers; the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products; and margin lending. At November 26, 1999, CTC held approximately $147.1 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds, religious organizations and insurance companies.

PCS

PCS provides high-net-worth individuals with an institutional level of service, including access to the Company's resources and professionals. PCS maintains a select team of approximately 500 account executives in seven regional offices.

ASSET MANAGEMENT

The Company's asset management department manages equity and fixed income assets for some of the leading corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the US. With over $13 billion in assets under management at November 26, 1999, the asset management department provides its clients with diverse products, expertise and experience for enhancing investment returns by identifying, and capitalizing on, investment opportunities in the financial markets. Institutional and high-net-worth products include: large and small cap value equity and growth equity; emerging markets fixed income; cash management; alternative investment strategies, including hedge funds, private equity, venture capital and collateralized bond obligations; and wrap accounts.

In addition, the asset management department serves individual investors through its management of The Bear Stearns Funds, a family of mutual funds which include: S&P STARS, Large Cap Value, Small Cap Value, The Insiders Select, Focus List, International Equity, Balanced, Income, High Yield Total Return, and Emerging Markets Debt Portfolios.

ADMINISTRATION AND OPERATIONS

Administration and operations personnel, besides performing other functions, are responsible for the processing of securities transactions; receipt, identification and delivery of funds and securities; internal financial controls; accounting functions; office services; the custody of customer securities; and the overseeing of margin accounts of the Company and correspondent organizations. The processing, settlement, and accounting for transactions for the Company, correspondent organizations, and the customers of correspondent organizations is handled by employees located in separate operations offices in New York City and Whippany, New Jersey and, to a lesser extent, the Company's offices worldwide.

The Company executes its own and correspondent transactions on US exchanges and in the OTC market. The Company clears all of its domestic and international transactions (i.e., delivery of securities sold, receipt of securities purchased, and transfer of related funds) through its own facilities, unaffiliated commercial banks, other broker-dealers and through memberships in various clearing corporations.

There can be significant fluctuation in the volume of transactions the Company processes, clears and settles. Operations personnel monitor day-to-day operations to assure compliance with applicable laws, rules and regulations.

INTERNATIONAL

Outside the US, the Company, through its international subsidiaries, provides various services including investment banking, securities trading and brokerage and clearing activities to corporations, governments, institutions and individual clients throughout the world. These international subsidiaries of the Company have memberships on various foreign securities and futures exchanges.

BSIL is based in London and provides investors and issuers with a full range of products and services in both international and US equities, fixed income, exchange-traded futures and options, and foreign exchange. In addition, BSIL is a major sales and trading center within the Company's global fixed income and equity-related derivative businesses. BSIL has a growing investment banking capability and is also enhancing its service to the Company's growing clearance business in Europe.

Bear Stearns Japan Limited ("BSJL"), based in Tokyo, serves the diverse needs of Japanese corporations, financial institutions and government agencies by offering a range of international fixed income and equity products as well as listed futures. BSJL also offers a range of derivative products within Japan with special focus on credit and equity derivatives. Mergers and acquisitions, corporate finance and restructuring services are also available for local and cross-border business. BSJL is also active in the local mortgage-backed securities and distressed debt markets.

Bear Stearns Asia Limited ("BSAL"), based in Hong Kong, acts as the regional headquarters for the Company's activities in the Asia-Pacific region, excluding Japan. This office provides equity sales and trading, international equity research, and investment banking services to institutional and individual clients in Asia. The representative offices of Bear Stearns located in Beijing and Shanghai support the efforts of BSAL.

BSB, based in Dublin, allows the Company's existing and prospective clients the choice of dealing with a banking counterparty. BSB also serves as a platform from which the Company directs its international banking activities, gaining easier access to worldwide markets, and thereby expanding its capacity to increase its client base and product range. BSB engages in capital market activities with particular focus on the trading and sales of OTC interest rate derivative products.

COMPETITION

The Company encounters intense competition in all aspects of the securities business and competes directly with other securities firms -- both domestic and foreign -- many having substantially greater capital and resources and offering a wider range of financial services than does the Company. Besides competition from firms in the securities business, in recent years the Company has experienced increasing competition from other sources, such as commercial banks and insurance companies. The Company believes that the principal factors affecting competition involve the caliber and abilities of professional personnel, the relative price of the service and products being offered, and the quality of service.

REGULATIONS  AND  OTHER  FACTORS  AFFECTING  THE  COMPANY  AND THE  SECURITIES
INDUSTRY

The securities industry in the US is subject to extensive regulation under both federal and state laws. Moreover, Bear Stearns is registered as an investment adviser with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, the Municipal Securities Rulemaking Board, and national securities exchanges such as the NYSE, which has been designated by the SEC as the primary regulator of certain of the Company's subsidiaries, including Bear Stearns and BSSC. These self-regulatory organizations (i) adopt rules, subject to approval by the SEC, that govern the industry and (ii) conduct periodic examinations of the Company's operations. Securities firms are also subject to regulation by state securities administrators in those states where they conduct business.

US broker-dealers are subject to regulations which cover all aspects of the securities business including: sales methods; trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; and the conduct of directors, officers and employees. The types of regulations to which investment advisers are subject include: recordkeeping; fee arrangements; client disclosure; and the conduct of directors, officers and employees. The mode of operation and profitability of broker-dealers or investment advisers may be directly affected by new legislation, changes in rules promulgated by the SEC and self-regulatory organizations, and changes in the interpretation or enforcement of existing laws and rules. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings that can result in censures, fines, the issuance of cease-and-desist orders, and the suspension or expulsion of a broker-dealer or an investment adviser, its officers or employees. The principal purpose of regulation and discipline of broker-dealers and investment advisers is the protection of customers and the securities markets, rather than the protection of creditors and stockholders of broker-dealers or investment advisers. On occasion, the Company's subsidiaries have been subject to routine investigations and proceedings, and sanctions have been imposed for infractions of various regulations, none of which, to date, has had a material adverse effect on the Company or its business.

The Market Reform Act of 1990 (the "Market Reform Act") was adopted to strengthen the SEC's regulatory oversight of the national securities markets and increase the efficacy and stability of such markets by, among other things: (i) providing the SEC with discretion to halt securities trading on any national exchange for the protection of investors; (ii) requiring broker-dealers and other registrants to regularly provide information to the SEC regarding holding companies and other affiliated entities whose activities can impact their financial condition; (iii) requiring broker-dealers and other registrants who execute large-trade orders to provide information to the SEC regarding such transactions; and (iv) allowing the SEC to prosecute market participants who violate SEC rules and regulations designed to maintain fair and orderly markets. The SEC has adopted the Risk Assessment Reporting Requirements for Brokers and Dealers (the "Risk Assessment Rules") to implement the provisions of the Market Reform Act. The Risk Assessment Rules require that broker-dealers: (i) have an organizational chart; (ii) maintain risk-management procedures or standards for monitoring and controlling risks; (iii) maintain and preserve records and other information; and (iv) file quarterly reports covering the risk-management procedures and the financial and securities activities of the holding companies of broker-dealers, or broker-dealer affiliates or subsidiaries that are reasonably likely to have a material impact on the financial and operational condition of the broker-dealer.

The Insider Trading and Securities Fraud Enforcement Act of 1988 was adopted to strengthen the SEC's ability to deter, detect, and punish insider trading by, among other things: (i) increasing civil penalties that can be assessed against controlling persons who purposefully or recklessly fail to take adequate measures to prevent insider trading; (ii) allowing the SEC to provide cash rewards to individuals who provide evidence of insider trading; (iii) affirming the government's ability to obtain criminal sanctions against those found guilty of insider trading; and (iv) requiring broker-dealers and investment advisors to establish and enforce written procedures reasonably designed to prevent the misuse of material, nonpublic information.

The Government Securities Act of 1986 was adopted to decrease volatility and increase investor confidence and liquidity in the government securities market by creating a coordinated and comprehensive regulatory structure for the market where none had previously existed. In particular, the Government Securities Act:
(i) requires broker-dealers solely involved in government securities to register with the SEC; (ii) allows the Secretary of the Treasury to adopt rules regarding the custody, use, transfer, and control of government securities; and (iii) bestows upon the SEC authority to enforce such rules as to broker-dealers and other SEC registrants.

The futures industry in the US is subject to regulation under the Commodity Exchange Act, as amended. The CFTC is the federal agency charged with the administration of the Commodity Exchange Act and the regulations thereunder. Bear Stearns and BSSC are registered with the CFTC as futures commission merchants and are subject to regulation as such by the CFTC and various domestic boards of trade and other futures exchanges. Bear Stearns' and BSSC's futures business is also regulated by the NFA, a not-for-profit membership corporation, which has been designated a registered futures association by the CFTC.

As registered broker-dealers and member firms of the NYSE, both Bear Stearns and BSSC are subject to the Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which has been adopted through incorporation by reference in NYSE Rule 325. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of broker-dealers and requires that at least a minimal portion of its assets be kept in relatively liquid form.

Bear Stearns and BSSC are also subject to the net capital requirements of the CFTC and various futures exchanges, which generally require that Bear Stearns and BSSC maintain a minimum net capital equal to the greater of the alternative net capital requirement provided for under the Exchange Act or 4% of the funds required to be segregated under the Commodity Exchange Act and the regulations promulgated thereunder.

Compliance with the Net Capital Rule could limit those operations of Bear Stearns and/or BSSC that require significant capital usage, such as underwriting, trading and the financing of customer margin-account debit balances. The Net Capital Rule could also restrict the Company's ability to withdraw capital from Bear Stearns or BSSC, which in turn could limit the Company's ability to pay dividends, pay interest, repay debt, or redeem or purchase shares of its outstanding capital stock. Additional information regarding net-capital requirements is set forth under Item 8. Financial Statements and Supplementary Data in Notes to Consolidated Financial Statements, Footnote 7, entitled "Regulatory Requirements".

Bear Stearns and BSSC are members of the Securities Investor Protection Corporation ("SIPC"), which provides insurance protection for customer accounts held by these entities of up to $500,000 for each customer, subject to a limitation of $100,000 for cash balance claims in the event of the liquidation of a broker-dealer. In addition, all accounts are fully protected by an excess securities bond issued by the Travelers Casualty and Surety Company, up to the amount of their total net equity (both cash and securities) in excess of the underlying SIPC protection.

The activities of the Company's bank and trust company subsidiary, CTC, are regulated by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation ("FDIC"). FDIC regulations applicable to CTC limit the extent to which CTC and Bear Stearns may have common directors or may share physical facilities. FDIC regulations require certain disclosures in connection with joint advertising or promotional activities conducted by Bear Stearns and CTC. Such regulations also restrict certain activities of CTC in connection with the securities business of Bear Stearns. The Competitive Banking Act limits (i) an expansion in the scope of the activities of CTC, (ii) the cross-marketing of certain services with its affiliates and (iii) the use of overdrafts at Federal Reserve banks on behalf of affiliates.

BSIL is a full service broker-dealer based in London and is a member of the Eurex, IPE, LCE, LIFFE, OMLX, MATIF and LCH. Another London subsidiary, Bear, Stearns International Trading Limited ("BSIT"), is a market-maker in various non-dollar-denominated equity securities and is a member of the London Stock Exchange. BSIL and BSIT are subject to the United Kingdom Financial Services Act 1986, which governs all aspects of the investment business in the United Kingdom including: regulatory capital, sales and trading practices, use and safekeeping of customer funds, securities recordkeeping, margin practices and procedures, registration standards for individuals, periodic reporting and settlement procedures. BSIL and BSIT are supervised by and are regulated in accordance with the rules of the SFA.

BSJL is a Tokyo broker-dealer registered with the Japanese Ministry of Finance. BSJL has a membership on the Tokyo Stock Exchange, TIFFE and the Osaka Stock Exchange. Bear Stearns Hong Kong Ltd. is a member of the Securities and Futures Commission and sells US futures to retail customers. BSAL is a member of the Shanghai Stock Exchange and the Stock Exchange of Hong Kong. Bear Stearns Singapore Pte. Limited is a broker-dealer registered with the Monetary Authority of Singapore and sells fixed income and equity securities, including derivatives, to institutional investors in Singapore, Southeast Asia, Australia and New Zealand.

BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971.

The Company, like other securities firms, is directly affected by such things as: national and international economic and political conditions, broad trends in business and finance, legislation and regulations affecting the national and international financial and business communities, currency values, the level and volatility of interest rates, fluctuations in the volume and the price levels in the securities and futures markets, competitive conditions, liquidity of global markets and the size and timing of transactions. These and other factors can affect the Company's volume of security new-issues, mergers and acquisitions, and business restructurings; the stability and liquidity of securities and futures markets; and ability of issuers, other securities firms and counterparties to perform on their obligations. Decrease in the volume of security new-issues, mergers and acquisitions or restructurings generally results in lower revenues from investment banking and, to a lesser extent, reduced principal transactions. A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions, and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts. In periods of reduced sales and trading or investment banking activity, profitability may be adversely affected because certain expenses remain relatively fixed. The Company's securities trading, derivatives, arbitrage, market-making, specialist, leveraged buyout and underwriting activities are conducted by the Company on a principal basis and expose the Company to significant risk of loss. Such risks include market, counterparty credit, and liquidity risks. See Item 7A. Quantitative and Qualitative Disclosures about Market Risk.

All information is as of November 26, 1999 unless otherwise noted.


ITEM 2.  PROPERTIES.

The Company's executive offices and principal administrative offices occupy approximately 753,000 square feet of space at 245 Park Avenue, New York, New York under leases expiring through 2002.

The Company also leases approximately 320,000 square feet of office space at One MetroTech Center, Brooklyn, New York pursuant to a lease expiring in 2004 for its securities processing, accounting and clearance operations. Additionally, the Company leases approximately 43,000, 140,000, 13,000 and 59,000 square feet of space at four locations in New York City under leases expiring in 2001, 2004, 2007 and 2009, respectively. The Company's offices in Atlanta, Boston, Chicago, Dallas, Houston, Irving, Los Angeles, Philadelphia, Princeton and San Francisco occupy an aggregate of approximately 593,000 square feet, while its ten foreign offices occupy a total of approximately 164,000 square feet under leases expiring on various dates through the year 2016.

The Company owns approximately 65 acres of land in Whippany, New Jersey, including five buildings comprising an aggregate of approximately 493,000 square feet. The Company is currently using the existing facilities on the property to house its data processing facility and other operations, compliance, personnel and accounting functions. Because the Whippany property includes land in excess of current needs, the Company has received approval to construct two additional buildings, one of which it is currently developing for itself.

The Company has entered into a lease arrangement with respect to the development and building of an office tower at 383 Madison Avenue, New York, New York. This tower will serve as its new world headquarters. The office tower under construction will contain 1.2 million square feet and is scheduled to be completed in advance of the expiration of the current lease at 245 Park Avenue in 2002.


ITEM 3. LEGAL PROCEEDINGS

The Company and Bear Stearns have been named as defendants in lawsuits in the normal course of business which involve claims for substantial amounts. Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of management, after consultation with counsel, that the resolution of such matters will not have a material adverse effect on the results of operations or the financial condition of the Company, taken as a whole.

A.I.A. Holding, S.A., et al. v. Lehman Brothers, Inc., et al. On July 8, 1997, 277 alleged customers of Ahmad Ihsan El-Daouk ("Daouk") commenced an action in the United States District Court for the Southern District of New York against Lehman Brothers, Inc. ("Lehman") and Bear Stearns. Plaintiffs alleged that Daouk, acting through corporations he controlled, entered into introducing broker agreements with Lehman and then Bear Stearns, and that he arranged for each of the plaintiffs to invest funds with Lehman and/or Bear Stearns.

On May 8, 1998, Bear Stearns and Lehman jointly filed counterclaims against certain plaintiffs for unjust enrichment, monies had and received, and for return of funds fraudulently conveyed and filed a third party claim for contribution against Sigma International Limited S.A.R.L.

On July 3, 1998, 276 of the 277 original plaintiffs filed an amended complaint against Lehman and Bear Stearns. As amended, the complaint alleges, among other things, that the defendants committed breach of fiduciary duty, fraud, constructive fraud, breach of contract, negligent hiring, retention and supervision, aided and abetted fraud and aided and abetted breach of fiduciary duty in connection with alleged improper trading activities in the accounts of Daouk's customers. Plaintiffs seek compensatory damages in unspecified amounts and imposition of constructive trusts with respect to any property that "belongs, or may belong" to plaintiffs in Lehman's or Bear Stearns' possession.

On August 12, 1998, Bear Stearns and Lehman filed an answer to the amended complaint denying liability.

On January 28, 1999, the court dismissed with prejudice all counterclaims asserted by Lehman Brothers and Bear Stearns against certain of the plaintiffs, other than the counterclaim seeking contribution from plaintiff Monhem Nassereddine, which was dismissed with leave to replead.

On May 5, 1999, the court granted permission to 21 moving plaintiffs to dismiss their cases with prejudice on the condition that each provides a covenant not to sue and a release.

Bear Stearns has denied all allegations of wrongdoing asserted against it in this litigation and believes that it has substantial defenses to these claims.

A.R. Baron & Company, Inc. The following matters arise out of Bear Stearns' role as clearing broker for A.R. Baron & Company, Inc. ("Baron") from July 20, 1995 through June 28, 1996.

      (i) John Berwecky, et al. v. Bear, Stearns & Co. Inc., et al./Jack Perry
v. Bear, Stearns & Co. Inc., et al. On July 21 and August 22, 1997, shareholders of companies whose securities were underwritten by, or that otherwise had some relationship with Baron (these securities are referred to below as "Baron securities") commenced two actions in the United States District Court for the Southern District of New York against Bear Stearns, BSSC and a managing director of Bear Stearns.

On January 13, 1998, the Berwecky and Perry cases were consolidated for all purposes and lead plaintiffs and lead counsel for plaintiffs were appointed. On April 1, 1998, an amended consolidated class action complaint was filed. As amended, the complaint alleges, among other things, that Bear Stearns, BSSC, a managing director of Bear Stearns and Baron engaged in a scheme to manipulate the market for and to inflate the prices of the Baron securities. Plaintiffs allege violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. Plaintiffs purport to represent a class consisting of all persons who acquired Baron securities from Baron between July 20, 1995 and June 28, 1996. Damages in an unspecified amount are sought.

On December 1, 1998, defendants filed an answer to the complaint in which they denied liability and asserted affirmative defenses.

On September 18, 2000, the court certified a class consisting of all persons who acquired Baron securities from Baron between July 20, 1995 and June 28, 1996.

Bear Stearns has denied all allegations of wrongdoing asserted against it in this litigation and believes that it has substantial defenses to these claims.

      (ii) Fezanni, et al. v. Bear, Stearns & Co. Inc., et al. On February 2, 1999, an action was commenced in the United States District Court for the Southern District of New York by eleven individuals or entities that allegedly purchased certain securities underwritten by Baron. Named as defendants are Bear Stearns, BSSC, an officer of BSSC, thirteen former officers and employees of Baron, and 33 other individuals and entities that allegedly participated in alleged misconduct by Baron involving attempts to manipulate the market for securities underwritten by Baron. The complaint alleges that the Bear Stearns defendants violated Sections 9 and 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and RICO, aided and abetted breach of fiduciary duty and committed common law fraud in connection with providing clearing services and financing for Baron. The complaint seeks to recover compensatory damages in excess of $6.5 million, treble damages in excess of $19.5 million, punitive damages of $6.5 million from each defendant other than Bear Stearns and BSSC, and punitive damages in the aggregate of $130 million from Bear Stearns and BSSC.

Bear Stearns has denied all allegations of wrongdoing asserted against it in these litigations, and believes that it has substantial defenses to these claims.

      (iii) 110958 Ontario Inc. v. Bear, Stearns & Co. Inc., et al. On February 19, 1997, a brokerage customer of Baron commenced an NASD arbitration proceeding against Bear Stearns, BSSC, and three Bear Stearns directors and/or officers. On September 9, 1997, an amended Statement of Claim was filed. Claimant alleges, among other things, that defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, and committed common law fraud, breach of contract, and negligence, in connection with alleged misconduct by Baron (for whom Bear Stearns acted as clearing broker), Baron's principal and Baron's parent corporation, The Baron Group Inc. ("BGI"), including engaging in unauthorized trading in claimant's brokerage account and fraudulently inducing claimant to give Baron a secured demand note and to invest in BGI. Claimant seeks compensatory damages of $22 million and punitive damages of $75 million.

Bear Stearns has denied all allegations of wrongdoing asserted against it in this arbitration proceeding and believes that it has substantial defenses to these claims.

In re Blech Securities Litigation. On October 24, 1994, a shareholder of certain biotechnology companies whose securities were underwritten by, or that otherwise had some relationship with, D. Blech & Co. ("Blech Securities"), commenced an action in the United States District Court for the Southern District of New York against D. Blech & Co., David Blech, certain money managers and investment advisors, and Bear Stearns, which had been a clearing broker for D. Blech & Co. from September 1993 through September 1994. On December 14, 1994, the action was consolidated with three related actions. On March 27, 1995, an amended consolidated class action complaint was filed. On June 6, 1996, the court dismissed, with leave to replead, all claims in the first amended complaint asserted against Bear Stearns. On July 26, 1996, a second amended consolidated complaint was filed.

Plaintiffs' current pleading alleges, among other things, a scheme to manipulate the market for and to inflate the prices of Blech Securities, and alleges that Bear Stearns violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, and committed common law fraud. On April 2, 1997, the court dismissed plaintiffs' Section 20(a) claim. Plaintiffs purport to represent a class consisting of persons who purchased Blech Securities from July 1, 1991 through September 21, 1994 in a public offering or in the public market. Plaintiffs seek damages in an unspecified amount.

On May 16, 1997, Bear Stearns filed an answer denying liability and asserting affirmative defenses.

On May 11, 1999, the court certified the following sub-classes: (i) all persons who traded Blech Securities in the "primary market" between October 21, 1991 and September 21, 1994; (ii) all persons who traded Blech Securities in the "secondary market" between October 21, 1991 and September 21, 1994; and (iii) all persons who traded Blech Securities in the secondary market between September 27, 1993, the date on which Bear Stearns became a clearing broker for
D. Blech & Co., Inc., and September 21, 1994.

In re Daisy Systems Corporation, Debtor. On May 30, 1991, a Trustee for Daisy Systems Corporation ("Daisy"), a debtor in bankruptcy, and Daisy/Cadnetix, Inc. ("DCI") filed a complaint in the United States District Court for the Northern District of California on behalf of Daisy and DCI against Bear Stearns and six former directors of Cadnetix, Inc. ("Cadnetix") and/or a Cadnetix subsidiary. The litigation arises out of Daisy's retention of Bear Stearns in 1988 to provide investment banking services to Daisy with respect to a potential merger of Daisy with Cadnetix. On March 20, 1992, a first amended complaint was filed, and on July 24, 1992, a second amended complaint was filed.

The second amended complaint alleges, among other things, that Bear Stearns was negligent in performing its due diligence with respect to the merger and in advising Daisy that it was "highly confident" that financing could be obtained to fund the merger. The Trustee alleges that Bear Stearns breached fiduciary duties to Daisy, committed professional malpractice in its efforts on Daisy's behalf, made negligent representations upon which Daisy relied, breached a covenant of good faith and fair dealing implied in its contracts with Daisy, and should have its unsecured claim in the Daisy bankruptcy proceeding equitably subrogated to the claims of all other claimants in the bankruptcy. The Trustee seeks compensatory and punitive damages in unspecified amounts.

On February 3, 1993, the court dismissed plaintiffs' breach of fiduciary duty and equitable subrogation claims. On August 12, 1994, the court granted summary judgment dismissing all remaining claims against Bear Stearns, and denying a motion by the Trustee to file a third amended complaint.

On September 24, 1996, the United States Court of Appeals for the Ninth Circuit affirmed the dismissal of the negligent misrepresentation claim, reinstated the Trustee's negligence claim and reversed the denial of the motion for leave to amend the breach of fiduciary duty claim, and remanded the case to the district court for further proceedings.

On August 15, 1997, Bear Stearns filed an answer denying liability and asserting affirmative defenses.

On May 15, 1998, a jury returned a verdict finding that Bear Stearns had committed professional negligence and awarded damages in the amount of $108,000,000. The jury also found that Bear Stearns had not breached any fiduciary duties. On August 7, 1998, the court issued an order denying Bear Stearns' motion for judgment as a matter of law and, at plaintiffs' option, either granting Bear Stearns' motion for remittitur in the amount of approximately $36,000,000 or granting Bear Stearns' motion for a new trial.

On or around December 2, 1998, plaintiffs accepted remittitur, and on December 3, 1998, judgment was entered against Bear Stearns in the amount of $36,073,196 plus costs of $138,826.63.

On December 29, 1998, Bear Stearns filed a notice of appeal. On February 11, 1999, plaintiffs filed a notice of cross-appeal.

On July 11, 2000, the court approved an agreement among the parties to settle this action.

Deutch v. Silverman, et al. On April 27, 1998, a shareholder of Cendant Corp. ("Cendant") commenced a purported derivative action on behalf of Cendant in the United States District Court for the District of New Jersey against the Company, Bear Stearns and certain present and former directors and/or officers of Cendant, CUC International, Inc. ("CUC") and/or HFS, Inc. ("HFS"). The complaint alleges, among other things, that the Bear Stearns defendants committed gross negligence in connection with acting as a financial advisor to HFS with respect to a merger between CUC and HFS. Damages in an unspecified amount are sought.

On August 9, 1999, the court granted the Company's and Bear Stearns' motion to dismiss the claims asserted against them in this action.

Goldberger v. Bear, Stearns & Co. Inc., et al./ Bier, et al. v. Bear, Stearns & Co. Inc., et al. On December 8, 1998 and February 8, 1999, two purported class actions were commenced in the United States District Court for the Southern District of New York on behalf of all persons who purchased securities through certain retail brokerage firms for which BSSC provided clearing services and financing during the period from December 8, 1992 through December 8, 1998. Named as defendants in each of these actions are Bear Stearns, BSSC and an officer of BSSC. The complaints in these actions allege, among other things, that the defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder and committed breach of contract, common law fraud and negligent misrepresentation in connection with providing clearing services and financing for the brokerage firms named in the complaint. Compensatory and punitive damages in unspecified amounts are sought.

On April 5, 1999, the Goldberger and Bier actions were consolidated for all purposes.

On October 22, 1999, this action was transferred by the Judicial Panel on Multi-District Litigation to the United States District Court for the Eastern District of New York.

Bear Stearns has denied all allegations of wrongdoing asserted against it in this litigation, and believes that it has substantial defenses to these claims.

Kennilworth Partners LP, et al. v. Bear, Stearns Securities Corp., et al.
-------------------------------------------------------------------------

On May 2, 2000, Kennilworth Partners LP and Kennilworth Partners II LP commenced a National Association of Securities Dealers ("NASD") arbitration proceeding against Bear, Stearns Securities Corp. ("BSSC") and Bear, Stearns & Co. Inc. Claimants allege that respondents committed breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, common law fraud and tortious interference with contract in connection with the provision of clearing services to the claimants. Compensatory and punitive damages in excess of $50 million are sought.

Bear Stearns and BSSC have denied all allegations of wrongdoing asserted against them in this NASD arbitration proceeding, and believe that they have substantial defenses to these claims.

Henryk de Kwiatkowski v. Bear, Stearns & Co. Inc., et al.
---------------------------------------------------------

On June 25, 1996, a complaint was filed in the United States District Court for the Southern District of New York by a former customer against Bear Stearns, BSSC, Bear Stearns Forex Inc. and a registered representative. On November 4, 1996, an amended complaint was filed, and on October 22, 1998, a second amended complaint was filed against the same individual and entities that were named as defendants in the original complaint. As amended, the complaint alleges, among other things, claims for breach of fiduciary duty and negligence and violations of Section 4(0) of the Commodity Exchange Act. Plaintiff seeks to recover at least $300 million in losses and at least $100 million in punitive damages.

On November 5, 1998, defendants filed an answer to the second amended complaint in which they denied liability and asserted affirmative defenses.

On May 17, 2000, a jury returned a verdict finding that Bear Stearns, BSSC and Bear Stearns Forex Inc. ("Forex") were liable to plaintiff for negligence and awarded damages in the amount of $111,500,000. The jury also found that defendants had not breached any fiduciary duties. On June 2, 2000, the court also awarded pre-judgement interest of $52.3 million. Bear Stearns, BSSC and Forex have filed appropriate motions to overturn the verdict in the district court and if such motions are unsuccessful, plan to appeal the verdict.

In re Lady Luck Gaming Corporation Securities Litigation.
---------------------------------------------------------

Beginning in March 1995, a series of actions were commenced in the United States District Court for the District of Nevada involving an initial public offering ("IPO") of 4,500,000 shares of Lady Luck Corporation ("Lady Luck") on September 29, 1993. A consolidated class action complaint was filed on August 14, 1995 and a second amended class action complaint was filed on October 31, 1996. The defendants are Bear Stearns, Oppenheimer & Co., Inc. ("Oppenheimer"), Lady Luck and several directors and officers of Lady Luck. Bear Stearns and Oppenheimer are sued in their capacities as co-lead underwriters of the IPO.

Plaintiffs' second amended complaint alleges, among other things, that the prospectus issued in connection with the IPO (the "Prospectus") contained certain false or misleading statements concerning Lady Luck and the casino-gaming industry as a whole. Plaintiffs allege violations of Sections 11, 12(2) and 15 of the Securities Act of 1933, as amended (the "Securities Act") and Sections 10(b) and 20(a) of the Exchange Act against Bear Stearns and Oppenheimer. Plaintiffs purport to represent a class consisting of all persons who purchased shares of Lady Luck from September 29, 1993 to October 11, 1994.

On October 8, 1997, the court dismissed with prejudice all of plaintiffs' claims under Sections 10(b) and 20(a) of the Exchange Act, and dismissed with prejudice plaintiffs' claims under Sections 11, 12(2), and 15 of the Securities Act with respect to eleven of sixteen alleged misrepresentations or omissions in the Prospectus. Plaintiffs' claims with respect to the remaining five alleged misrepresentations or omissions were dismissed without prejudice.

On November 6, 1997, plaintiffs filed a third amended complaint alleging claims under Sections 11, 12(2) and 15 of the Securities Act on behalf of the same purported class and against the same defendants as in the second amended complaint. Compensatory damages in an unspecified amount are sought.

On November 4, 1998, the court granted defendants' motion to dismiss plaintiffs' third amended complaint with respect to three of the alleged misrepresentations and omissions on which plaintiffs' claims are based, and denied the motion with respect to the remaining allegations in the complaint.

On November 15, 1998, plaintiffs filed a fourth amended complaint alleging claims under Sections 11, 12(2) and 15 of the Securities Act on behalf of the same purported class and against the same defendants as in the third amended complaint. Compensatory damages in an unspecified amount are sought.

On February 5, 1999, defendants filed an answer to the fourth amended complaint in which they denied liability and asserted affirmative defenses.

McKesson HBOC, Inc.
-------------------

The following matters arise out of a merger between McKesson Corporation ("McKesson") and HBOC, Inc. ("HBOC").

      (i) Mitchell v. McCall, et al. On June 23, 1999, a shareholder of McKesson HBOC, Inc. ("McKesson HBOC") commenced a purported derivative action on behalf of McKesson HBOC in the Superior Court of the State of California, County of San Francisco, against Bear Stearns, Arthur Andersen LLP, and certain present and former directors and/or officers of McKesson HBOC,
McKesson and/or HBOC. On March 31, 2000, plaintiffs filed an amended complaint against the same defendants as were named in the original complaint. As amended, the complaint alleges, among other things, that Bear Stearns committed breach of fiduciary duty and negligence in connection with acting as a financial advisor to McKesson with respect to a merger between McKesson and HBOC. Compensatory and punitive damages in unspecified amounts are sought.

Bear Stearns denies all allegations of wrongdoing asserted against it in this litigation, and believes that it has substantial defenses to these claims.

      (ii) In re McKesson HBOC, Inc. Securities Litigation. Beginning on June 29, 1999, 53 purported class actions were commenced in the United States District Court for the Northern District of California. On November 2, 1999, these actions were consolidated, and on February 25, 2000, an amended consolidated complaint was filed. Plaintiffs purport to represent a class consisting of all persons who either (i) acquired publicly traded securities of HBOC between January 20, 1997 and January 12, 1999, or (ii) acquired publicly traded securities of McKesson or McKesson HBOC between October 18, 1998 and April 27, 1999, and who held McKesson securities on November 27, 1998 and January 22, 1999. Named as defendants are McKesson HBOC, certain present and former directors and/or officers of McKesson HBOC, McKesson and/or HBOC, Bear Stearns, and Arthur Andersen LLP. The complaint alleges, among other things, that Bear Stearns violated Section 14(a) of the Exchange Act in connection with allegedly false and misleading disclosure contained in a joint proxy statement/prospectus that was issued with respect to the McKesson/HBOC merger. Compensatory damages in an unspecified amount are sought.

On September 15, 2000, the court issued a tentative ruling granting defendants' motion to dismiss the complaint. The court has not yet issued a final ruling.

Manhattan Investment Fund Limited
---------------------------------

The following matters arise out of the failure and subsequent bankruptcy filing of Manhattan Investment Fund Limited ("MIFL").

      (i) Scotia Nominees, as nominees for L.C.O. Investments, Ltd. v. Michael Berger, et al. On January 25, 2000, an action was commenced in the Supreme Court of the State of New York, County of New York, by Scotia Nominees, a shareholder of MIFL. On March 27, 2000, plaintiff filed an amended complaint. Named as defendants in the amended complaint are MIFL, three directors of MIFL, Manhattan Capital Management, Inc., Bear, Stearns Securities Corp. ("BSSC"), Deloitte & Touche, and Fund Administration Services (Bermuda) Ltd. ("FASB"). The complaint alleges, among other things, that BSSC committed breach of duty and aided and abetted a breach of fiduciary duty by failing to alert the shareholders of MIFL about false and misleading statements made by certain of the other defendants related to the financial condition of MIFL. Compensatory damages in excess of $5 million are sought from Bear Stearns.

      (ii) Cromer Finance Ltd. v. Michael Berger, et al. On March 24, 2000, a purported class action was commenced in the United States District Court for the Southern District of New York by Cromer Finance, Ltd., a shareholder of MIFL, on behalf of a purported class consisting of all persons who purchased securities of MIFL and suffered damages between September 1, 1996 through January 18, 2000. On September 8, 2000, plaintiff filed an amended complaint. Named as defendants are a director of MIFL, Deloitte & Touche, FASB, Ernst & Young LLP, and BSSC. The complaint alleges, among other things, that BSSC aided and abetted common law fraud in connection with providing clearing services for MIFL. Compensatory and punitive damages in unspecified amounts are sought.

      (iii) Argos, et al. v. Michael Berger, et al. On March 31, 2000, an action was commenced in the United States District Court for the Southern District of New York by 17 shareholders of MIFL. Named as defendants are a director of MIFL, Financial Asset Management, Inc., FASB, Ernst & Young International, Deloitte & Touche, Bear Stearns and BSSC. The complaint alleges, among other things, that the Bear Stearns defendants aided and abetted a breach of fiduciary duty in connection with BSSC providing clearing services and financing for MIFL. Compensatory damages in excess of $53 million, and $1 billion in punitive damages from each defendant, are sought.

On June 21, 2000, an amended complaint was filed adding nine shareholders of Manhattan Investment Fund Limited as plaintiffs and asserting the same claims against the same defendants as were named in the original complaint. Compensatory damages in excess of $93.5 million, and $1 billion in punitive damages from each defendant, are sought.

Bear Stearns denies all allegations of wrongdoing asserted against it in these litigations, and believes that it has substantial defenses to these claims.

Sterling Foster & Co., Inc.
---------------------------

The following matters arise out of Bear Stearns' role as clearing broker for Sterling Foster & Co., Inc. ("Sterling Foster").

      (i) Rogers v. Sterling Foster & Co., Inc. On February 16, 1999, Bear Stearns, BSSC and an officer of BSSC were added as defendants in a purported class action pending in the United States District Court for the Eastern District of New York. The action is brought on behalf of a purported class consisting of all persons who purchased or otherwise acquired certain securities that were underwritten by Sterling Foster & Co., Inc. ("Sterling Foster"). Named as defendants, in addition to the Bear Stearns defendants set forth above, are Sterling Foster, seven individuals alleged to have had an employment relationship with, or exercised control over, Sterling Foster, six companies that issued securities underwritten by Sterling Foster, eight individuals who were directors, officers and/or employees of these issuers, and Bernstein & Wasserman LLP and two of its partners. The second amended complaint alleges, among other things, that the Bear Stearns defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Section 349 of the New York General Business Law and committed common law fraud in connection with providing clearing services to Sterling Foster. Compensatory damages in an unspecified amount are sought.

      (ii) Levitt, et al. v. Bear Stearns, et al. On February 16, 1999, a purported class action was commenced in the United States District Court for the Southern District of New York on behalf of all persons who purchased ML Direct, Inc. common stock or warrants through Sterling Foster between September 4, 1996 and December 31, 1996. Named as defendants are Bear Stearns and BSSC. The complaint alleges, among other things, that the defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder and committed common law fraud in connection with providing clearing services to Sterling Foster with respect to certain transactions by customers of Sterling Foster in ML Direct common stock and warrants. Compensatory damages of $50 million and punitive damages of approximately $100 million are sought.

On March 15, 1999, this action was transferred by the Judicial Panel on Multi-District Litigation to the United States District Court for the Eastern District of New York.

Bear Stearns denies all allegations of wrongdoing asserted against it in these litigations, and believes that it has substantial defenses to these claims.

In re Stewart Enterprises, Inc. Securities Litigation. Beginning on August 25, 1999, a series of purported class actions were commenced in the United States District Court for the Eastern District of Louisiana, later consolidated under the above caption. On December 13, 1999, a consolidated amended class action complaint was filed. Named as defendants are Stewart Enterprises, Inc. ("Stewart"), three officers of Stewart, Bear Stearns, Merrill Lynch & Co. and Johnson Rice & Company L.L.C. The complaint alleges, among other things, that the defendants violated Sections 11 and 12(a)(2) of the Securities Act in connection with certain allegedly false and misleading statements regarding Stewart's business prospects contained in a prospectus for a public offering of Stewart common stock. Plaintiffs purport to represent a class of all persons who purchased Stewart stock pursuant to the offering. Plaintiffs seek compensatory damages in an unspecified amount.

Bear Stearns denies all allegations of wrongdoing asserted against it in this litigation, and believes that it has substantial defenses to these claims.

In re Twinlab Securities Litigation. On March 16, 1999, two previously filed purported class actions commenced in the United States District Court for the Eastern District of New York were consolidated into a single action. On May 14, 1999, an amended consolidated complaint was filed. As amended, the action purports to be brought on behalf of all persons who purchased Twinlab Corp. ("Twinlab") common stock between April 8, 1998 and February 24, 1999. Named as defendants are four directors of Twinlab, an officer of Twinlab, two stockholders of Twinlab, Donaldson, Lufkin & Jenrette, Inc., and Bear Stearns. The complaint alleges, among other things, that the defendants violated Sections 11 and 12(a)(2) of the Securities Act in connection with disclosure contained in offering documents with respect to a public offering of Twinlab common stock. Compensatory damages in an unspecified amount are sought.

On June 30, 2000, Bear Stearns filed an answer to the complaint in which it denied liability and asserted affirmative defenses.

Bear Stearns denies all allegations of wrong doing asserted against it in this litigation, and believes that it has substantial defenses to these claims.

                                    * * *

The Company or a subsidiary of the Company also has been named as a defendant in numerous other civil actions arising out of its activities as a broker and dealer in securities, as an underwriter, as an investment banker, as an employer or arising out of alleged employee misconduct. Several of these actions allege damages in large or indeterminate amounts, and some of these actions are class actions. With respect to claims involving the Partnership, Bear Stearns has assumed from the Partnership, and has agreed to indemnify the Partnership against, the Partnership's liability, if any, arising out of all legal proceedings to which the Partnership is or was named as a party. Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of management, after consultation with counsel, that the resolution of such matters will not have a material adverse affect on the results of operations or the financial condition of the Company, taken as a whole.

Periodically, the Company also is involved from time to time in investigations and proceedings by governmental and self-regulatory agencies.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of the Company held on October 28, 1999, the stockholders of the Company approved amendments to the Capital Accumulation Plan for Senior Managing Directors, an amendment to the Performance Compensation Plan, and the adoption of the Stock Award Plan. In addition, at the Annual Meeting the stockholders of the Company elected eleven directors to serve until the next Annual Meeting of Stockholders or until successors are duly elected and qualified.

The voting results for each of these matters was previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.


                                    PART II


ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

CORPORATE INFORMATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS

The Common Stock of the Company is traded on the NYSE under the symbol BSC. The following table sets forth for the periods indicated the closing high and low sales prices for the Common Stock and the cash dividends declared on the Common Stock, as adjusted to reflect the 5% stock dividends declared on the Common Stock in January 1999 and October 1999.

As of September 15, 2000, there were 2,511 holders of record of the Company's Common Stock. On September 15, 2000, the last reported sales price of the Company's Common Stock was $64 7/8.

Dividends are payable on January 15, April 15, July 15 and October 15 in each year on the Company's outstanding Adjustable Rate Cumulative Preferred Stock, Series A; Cumulative Preferred Stock, Series E; Cumulative Preferred Stock, Series F; and Cumulative Preferred Stock, Series G (collectively, the "Preferred Stock"). The terms of the Preferred Stock require that all accrued dividends in arrears be paid prior to the payment of any dividend on the Common Stock.

Since the Company is a holding company, its ability to pay dividends is limited by the ability of its subsidiaries to pay dividends and to make advances to the Company. See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Regulated Subsidiaries" and Item 8. Financial Statements and Supplementary Data in Footnote 7 of Notes to Consolidated Financial Statements, entitled "Regulatory Requirements" included herein for a further description of the restrictions on dividends.


                                                                            Cash
                                                                       Dividends
                                                                    Declared Per
                                                                    Common Share

                                           High        Low

FOR THE PERIOD
July 1, 1999 through November 26, 1999     45 21/32    33 17/64           $0.29
July 1, 1998 through November 27, 1998     55 13/64    25 18/64           $0.27

ITEM 6.


                                                   The Bear Stearns Companies Inc.
                                                       SELECTED FINANCIAL DATA


                                                              FIVE-MONTHS ENDED
                                                              -----------------                   FISCAL YEARS
                                                                              (UNAUDITED)         ENDED JUNE 30,
in thousands, except share and employee data     NOVEMBER 26, 1999         NOVEMBER 27, 1998           1999
----------------------------------------------------------------------------------------------------------------
                                                         OPERATING RESULTS
----------------------------------------------------------------------------------------------------------------

Revenues                                          $  3,470,290             $  2,975,181             $  7,882,038
Interest expense                                     1,531,787                1,650,885                3,379,914
Revenues, net of interest expense                    1,938,503                1,324,296                4,502,124
Non-interest expenses
   Employee compensation
         and benefits                                  973,990                  732,884                2,285,594
   Other                                               510,921                  401,684                1,152,422
Total non-interest expenses                          1,484,911                1,134,568                3,438,016
Income before provision for
    income taxes                                       453,592                  189,728                1,064,108
Provision for income taxes                             167,778                   59,460                  391,060
Net income                                        $    285,814             $    130,268             $    673,048
Net income applicable to
    common shares                                 $    269,517             $    113,654             $    633,618

----------------------------------------------------------------------------------------------------------------
                                                         FINANCIAL POSITION
----------------------------------------------------------------------------------------------------------------

Total assets                                      $162,037,962             $165,838,863             $153,894,340
Long-term borrowings                              $ 15,911,392             $ 13,761,425             $ 14,647,092
Stockholders' equity (1)                          $  5,441,947             $  4,309,672             $  5,455,509
Common shares and common share
     equivalents outstanding (2)                   165,956,810              167,183,025              167,265,996

----------------------------------------------------------------------------------------------------------------
                                                           PER SHARE DATA
----------------------------------------------------------------------------------------------------------------

Earnings per share (2) (3)                        $       1.78             $       0.73             $       4.26
Cash dividends declared per
     common share (2)                             $       0.29             $       0.27             $       0.56
Book value per common share (2)                   $      26.93             $      22.10             $      25.60
----------------------------------------------------------------------------------------------------------------
                                                           OTHER DATA
----------------------------------------------------------------------------------------------------------------
Return on average common equity                           16.6%                     8.1%                    18.8%
Profit margin (4)                                         23.4%                    14.3%                    23.6%
Employees                                               10,081                    9,416                    9,808



(continued)

                                       33


                                                                           FISCAL YEARS ENDED JUNE 30,

in thousands, except share and employee data       1998                     1997                     1996                   1995
----------------------------------------------------------------------------------------------------------------------------------
                                                           OPERATING RESULTS
----------------------------------------------------------------------------------------------------------------------------------
Revenues                                     $  7,979,936             $  6,077,278             $  4,963,863           $  3,753,572
Interest expense                                3,638,513                2,551,364                1,981,171              1,678,515
Revenues, net of interest expense               4,341,423                3,525,914                2,982,692              2,075,057
Non-interest expenses
   Employee compensation
         and benefits                           2,111,741                1,726,931                1,469,448              1,080,487
   Other                                        1,166,190                  785,293                  678,318                606,488
Total non-interest expenses                     3,277,931                2,512,224                2,147,766              1,686,975
Income before provision for
    income taxes                                1,063,492                1,013,690                  834,926                388,082
Provision for income taxes                        403,063                  400,360                  344,288                147,471
Net income                                   $    660,429             $    613,330             $    490,638           $    240,611
Net income applicable to
    common shares                            $    629,417             $    589,497             $    466,145           $    215,474
----------------------------------------------------------------------------------------------------------------
                                                           FINANCIAL POSITION
----------------------------------------------------------------------------------------------------------------
Total assets                                 $154,495,895             $121,433,535             $ 92,085,157           $ 74,597,160
Long-term borrowings                         $ 13,295,952             $  8,120,328             $  6,043,614           $  4,059,944
Stockholders' equity (1)                     $  4,641,533             $  3,626,371             $  2,895,414           $  2,502,461
Common shares and common share
     equivalents outstanding (2)              167,173,826              167,096,515              166,780,371            166,991,227
----------------------------------------------------------------------------------------------------------------
                                                           PER SHARE DATA
----------------------------------------------------------------------------------------------------------------
Earnings per share (2) (3)                   $       4.17             $       3.81             $       2.96           $       1.40
Cash dividends declared per
     common share (2)                        $       0.54             $       0.52             $       0.49           $       0.47
Book value per common share (2)              $      21.64             $      17.74             $      14.54           $      12.10
----------------------------------------------------------------------------------------------------------------
                                                           OTHER DATA
----------------------------------------------------------------------------------------------------------------
Return on average common equity                      21.7%                    27.9%                    25.6%                  13.5%
Profit margin (4)                                    24.4%                    28.7%                    28.0%                  18.7%
Employees                                           9,180                    8,309                    7,749                  7,481


(1) As of November 26, 1999 and June 30, 1999, stockholders' equity includes $500 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities, which reflects preferred securities of Bear Stearns Capital Trust I and Bear Stearns Capital Trust II. As of November 27, 1998, June 30, 1998 and 1997, stockholders' equity includes $350 million of Preferred Stock issued by subsidiaries of the Company, which consists of $150 million of Exchangeable Preferred Income Cumulative Shares ("EPICS") and $200 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities. As of June 30, 1996 and 1995, stockholders' equity includes $150 million of EPICS, which were issued by one of our subsidiaries.
(2)   Adjusted to reflect all stock dividends declared through October 29, 1999.
(3) See Item 8. Financial Statements and Supplementary Data, Note 1 of Notes to Consolidated Financial Statements.
(4) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements.

The Company's principal business activities, investment banking, securities trading and brokerage, are, by their nature, highly competitive and subject to various risks, in particular volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues in the past have been, and are likely to continue to be, subject to wide fluctuations, reflecting the impact of many factors, including securities market conditions, the level and volatility of interest rates, competitive conditions, liquidity of global markets, international and regional political events, regulatory developments and the size and timing of transactions.

For a description of the Company's business, including its trading in cash instruments and derivative products, its underwriting and trading policies, and their respective risks, and the Company's risk management policies and procedures, see Item 1. Business and Item 7A. Quantitative and Qualitative Disclosures About Market Risk included herein.

BUSINESS ENVIRONMENT

The business environment during the Company's five-month period ended November 26, 1999 was characterized by strong US economic growth and low inflation, which resulted in robust domestic equity markets and growth in both New York Stock Exchange ("NYSE") and NASDAQ trading volume. In an effort to slow the nation's economic growth and mitigate the risk of rising inflationary pressures, the Federal Reserve raised the Federal Funds rate twice during the period by a total of 50 basis points. For the five-months ended November 26, 1999, the Dow Jones Industrial Average, Standard and Poor's 500 Index and NASDAQ Composite Index increased 0.2%, 3.2% and 28.4%, respectively. These factors contributed to strong equity underwriting and mergers and acquisitions activities. The fixed income markets improved over the comparable prior year period, which had reflected the impact of difficult market conditions in the Far East and emerging markets. However, the fixed income markets in the 1999 period were characterized by rising interest rates and reduced trading volume predominantly as a result of uncertainty surrounding the Year 2000, which led to lower investor and issuer activity.

The first three months of the comparable 1998 period were marked by extreme fixed income market volatility attributed to economic turmoil in the Far East and emerging markets nations and the default by Russia on its debt obligations, which triggered the flight to quality by investors who sought safer, less risky investments. This caused yield spreads between US Treasury securities and lower-rated issues to widen dramatically and resulted in a decline in liquidity in the global markets. As a result, the Federal Reserve reduced the Federal Funds rate on three occasions during the months of September, October and November. The reduction in the Federal Funds rate by a total of 75 basis points, coupled with the US economy's resilience, resulted in the recovery of US financial markets in October 1998 and November 1998. Credit spreads tightened, which led to improved, but still weak, conditions in both the primary and secondary domestic fixed income markets. Rising domestic equity markets during October 1998 and November 1998 reflected strong investor interest in the internet and technology sectors.

RESULTS OF OPERATIONS

Five-Months Ended November 26, 1999 (Audited)
Compared to Five-Months Ended November 27, 1998 (Unaudited)
-----------------------------------------------------------

On January 18, 2000, the Company's Board of Directors approved a change in the Company's fiscal year-end to November 30 from June 30, effective with the year beginning November 27, 1999. The discussion that follows compares the results of operations for the five-months ended November 26, 1999 (audited) to the five-months ended November 27, 1998 (unaudited).

Net income for the five-months ended November 26, 1999 was $285.8 million, an increase of 119.4% from $130.3 million for the comparable 1998 period. Net revenues increased 46.4% to $1.9 billion in the 1999 period from $1.3 billion in the 1998 period. The increase was primarily attributable to increased principal transactions and investment banking revenues, as further discussed below. Earnings per share were $1.78 for the 1999 period versus $0.73 for the comparable 1998 period. Earnings per share amounts for all periods reflect the adjustment for stock dividends declared by the Company in January 1999 and October 1999.

Commission revenues increased 2.0% in the 1999 period to $419.6 million from $411.2 million in the comparable 1998 period. This increase was primarily attributable to higher commissions earned in the clearance area due to higher customer activity and increases in average daily volume in the 1999 period when compared to the 1998 period. The increase was also attributable to increased revenues from the institutional area, partially offset by a decrease in futures commissions in the 1999 period when compared to the 1998 period.

The Company's principal transactions revenues by reporting categories, including derivatives, are as follows (in thousands):

                                   Five-Months Ended         Five-Months Ended
                                   November 26, 1999         November 27, 1998
                                 --------------------        -----------------
                                                               (UNAUDITED)

Fixed Income                         $366,359                  $171,245
Equity                                223,266                   151,036
Foreign Exchange & Other
  Derivative Financial                156,054                    74,764
  Instruments                         -------                    ------
                                     $745,679                  $397,045
                                      ========                 ========

Revenues from principal transactions increased 87.8% in the 1999 period to $745.7 million from $397.0 million in the comparable 1998 period. This increase reflects increased revenues derived from each of the Company's reporting categories. Revenues derived from fixed income activities increased as a result of increases in revenues in the high yield, mortgage-backed securities, corporate bonds and emerging markets areas. The 1998 period reflects decreased activities due to the volatility experienced in the equity and fixed income markets and the widening of credit spreads during the early months of the period. These conditions led to the declines in revenues derived from several business areas including the high yield, emerging markets and corporate bonds areas. Revenues derived from both equity and fixed income derivatives increased due to strong market conditions and customer flow. Revenues derived from equity activities also increased in the 1999 period as a result of increases in revenues in the arbitrage and over-the-counter stock areas.

Investment banking revenues increased 99.5% to $434.4 million in the 1999 period from $217.7 million in the comparable 1998 period. The increase is principally attributable to higher equity underwriting revenues reflecting a strong domestic equity underwriting calendar and mergers and acquisitions revenues earned during the 1999 period compared to the weak levels and relative inactivity in the comparable 1998 period. Equity underwriting revenues increased 279.3%, due to a strong volume of technology-related IPOs. Revenues from merchant banking activities also increased reflecting gains realized from certain of the Company's investments.

Net interest and dividends increased 4.9% to $278.8 million in the 1999 period from $265.9 million in the comparable 1998 period. The increase was primarily attributable to increased levels of customer margin debt. The increase in net interest profit was partially offset by generally higher funding costs incurred by the Company as debt maturities were extended into the Year 2000. Customer margin debt at November 26, 1999 approximated $51.4 billion compared to $40.2 billion at November 27, 1998. Average customer margin debt increased to $43.8 billion in the 1999 period from $41.6 billion in the comparable 1998 period. Average customer shorts decreased to $57.6 billion in the 1999 period from $62.9 billion in the comparable 1998 period. Average free credit balances increased to $13.0 billion in the 1999 period from $12.8 billion in the comparable 1998 period.

Employee compensation and benefits increased 32.9% to $974.0 million in the 1999 period from $732.9 million in the comparable 1998 period. The increase in employee compensation and benefits was primarily attributable to an increase in incentive and discretionary bonus accruals related to increased net revenues and earnings in the 1999 period as well as an increase in headcount. Employee compensation and benefits, as a percentage of net revenues, decreased to 50.2% in the 1999 period from 55.3% in the comparable 1998 period primarily due to improved five-month net revenue performance.

All other expenses increased 27.2% to $510.9 million in the 1999 period from $401.7 million in the comparable 1998 period. CAP Plan expense increased by $31.8 million in the 1999 period from the comparable 1998 period, reflecting higher pre-tax earnings. Data processing, communications and depreciation increased $36.5 million or 27.7% as a result of both increased usage and the upgrading of existing communication and computer systems. EDP professional fees increased by $11.8 million in the 1999 period due to various technology initiatives, including the Year 2000 issue, which accounted for $5.0 million of the increase in the 1999 period.

The Company's effective tax rate increased to 37.0% in the 1999 period compared to 31.3% in the comparable 1998 period due to higher levels of earnings and a lower level of tax preference items in the 1999 period.

BUSINESS SEGMENTS

The Company is primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Execution Services and Wealth Management. These segments are strategic business units analyzed separately due to the distinct nature of the products they provide and the clients they serve. Certain Capital Markets products are distributed by the Wealth Management and Execution Services distribution network with the related revenues of such intersegment services allocated to the respective segments through transfer pricing.

The following  segment  operating results exclude certain corporate items. See
Item 8. Financial Statements and Supplementary Data, Note 13, footnote (a) of Notes to Consolidated Financial Statements.

Five-Months Ended November 26, 1999
Compared to Five-Months Ended November 27, 1998
-----------------------------------------------


                                CAPITAL MARKETS

        ------------------------------------------------------------------
                                                     Five-Months End
                            Five-Months Ended        November 27, 1998
         In thousands       November 26, 1999         (Unaudited)
        ------------------------------------------------------------------
      Net revenues             $ 1,017,482               $ 519,661
      Pre-tax income (loss)        322,155                 (49,539)

        ------------------------------------------------------------------



Net revenues for Capital Markets approximated $1.0 billion in the 1999 period, up 95.8% from $519.7 million in the comparable 1998 period. Pre-tax income for Capital Markets was $322.2 million in the 1999 period, up from a loss of $49.5 million in the comparable 1998 period. Fixed income results in the 1999 period improved over the 1998 period due to improved results in the Company's high yield, derivatives, mortgage-backed securities and corporate bonds operations. Fixed income results in the 1998 period were adversely impacted as a result of market volatility resulting from the dislocation in the emerging markets areas. The default by Russia in its sovereign debt resulted in dramatic spread widening across the various fixed income asset classes and dramatically reduced levels of customer activity. Equity results improved in the 1999 period as active markets and strong deal flow resulted in improved performances from equity derivatives, risk arbitrage and block trading. Investment banking revenues increased sharply in the 1999 period reflecting strong levels of equity underwriting activity, as well as increases in merchant banking and mergers and acquisitions activities. Investment banking revenues in the 1998 period were significantly lower than the 1999 period reflecting the weakness in the fixed income and equity markets during the period which resulted in a substantial decline in new issue and mergers and acquisitions activity.

                               EXECUTION SERVICES
           ---------------------------------------------------------------

                              Five-Months Ended         Five-Months Ended

             In thousands     November 26, 1999         November 27, 1998
                                                        (Unaudited)
           ----------------------------------------------------------------
             Net revenues        $ 566,995                 $ 499,857
             Pre-tax income        210,704                   203,635

           ----------------------------------------------------------------


At November 26, 1999, the Company provided clearing, margin lending and securities borrowing to facilitate customer short sales to approximately 2,800 clearing clients worldwide. Such clients include approximately 2,400 prime brokerage clients including hedge funds and clients of money managers, short sellers, arbitrageurs and other professional investors and approximately 400 fully disclosed clients, who engage in either the retail or institutional brokerage business. The Company processed an average of in excess of 192,000 trades per day during the 1999 period versus approximately 160,000 trades per day in the comparable 1998 period.

Net revenues for Execution Services approximated $567.0 million in the 1999 period, up 13.4% from $499.9 million in the comparable 1998 period. Pre-tax income for Execution Services was $210.7 million in the 1999 period, up 3.5% from $203.6 million in the comparable 1998 period. Results reflect improved domestic and European sales volume which benefited the Company's institutional equity business. In addition, increased levels of customer margin debt and transaction volumes benefited the Company's clearance revenues. Partially offsetting these revenue increases were increased data processing expenses corresponding to systems development initiated in the clearance area.

                                WEALTH MANAGEMENT

          --------------------------------------------------------------
                              Five-Months Ended         Five-Months Ended

                              November 26, 1999         November 27, 1998
          In thousands
                                                       (Unaudited)
          --------------------------------------------------------------
          Net revenues           $ 269,028                 $ 212,144
          Pre-tax income            52,340                    31,247
          --------------------------------------------------------------


PCS provides high-net-worth individuals with an institutional level of service, including access to the Company's resources and professionals. PCS maintains a select team of approximately 500 account executives in seven regional offices. PCS held approximately $41.0 billion in client assets at November 26, 1999, an increase of 16.8% compared to November 27, 1998.

The Asset Management area, through Bear Stearns Asset Management Inc. ("BSAM"), had approximately $13.0 billion in assets under management at November 26, 1999 which reflected a 29.4% increase over November 27, 1998. The largest components of the increase were attributable to alternative investments and mutual funds. Alternative investments include mortgage hedge funds which increased 454.6% from the 1998 period, and equity hedge funds which increased 74.9% from the 1998 period, as well as real estate and venture capital investments. Asset Management serves the diverse investment needs of corporations, municipal governments, multi-employer plans, foundations, endowments, family groups and high-net-worth individuals.

Net revenues for Wealth Management were $269.0 million in the 1999 period, up 26.8% from $212.1 million in the comparable 1998 period. Pre-tax income for Wealth Management was $52.3 million in the 1999 period, up 67.5% from $31.2 million in the comparable 1998 period. Growth in assets under management, active equity markets and strong customer volumes resulted in the increase in management fees and commissions in the 1999 period. Strong performances by certain of the Company's managed funds led to sharp increases in incentive-based fees during the period.

LIQUIDITY AND CAPITAL RESOURCES

FINANCIAL LEVERAGE

The Company maintains a highly liquid balance sheet with a majority of the Company's assets consisting of marketable securities inventories, which are marked-to-market daily, and collateralized receivables arising from customer-related and proprietary securities transactions.

Collateralized receivables consist of resale agreements secured predominantly by US government and agency securities, customer margin loans and securities borrowed, which are typically secured by marketable corporate debt and equity securities. The nature of the Company's business as a securities dealer requires it to carry significant levels of securities inventories in order to meet its customer and proprietary trading needs. Additionally, the Company's role as a financial intermediary for customer activities which it conducts on a principal basis, together with its customer-related activities attributable to its clearance business, results in significant levels of customer-related balances, including customer margin debt, securities lending and repurchase activity. The Company's total assets and financial leverage can fluctuate significantly, depending largely upon economic and market conditions, volume of activity, customer demand and underwriting commitments.

The Company's total assets at November 26, 1999 increased to $162.0 billion from $153.9 billion at June 30, 1999. The increase is primarily attributable to an increase in securities borrowed, securities purchased under agreements to resell and receivables from customers.

The Company's ability to support increases in total assets is a function of its ability to obtain short-term secured and unsecured funding and its access to sources of long-term capital in the form of long-term borrowings and equity, which together form its capital base. The Company continuously monitors the adequacy of its capital base, which is a function of asset quality and liquidity. Highly liquid assets, such as US government and agency securities, typically are funded by the use of repurchase agreements, which require very low levels of margin. In contrast, assets of lower quality or liquidity require higher levels of margin or overcollateralization and consequently increased levels of capital. Accordingly, the mix of assets being held by the Company significantly influences the amount of leverage the Company can employ and the adequacy of its capital base.

FUNDING STRATEGY

The Company's general funding strategy provides for the diversification of its short-term funding sources in order to maximize liquidity. Sources of short-term funding consist principally of collateralized borrowings, including repurchase transactions and securities lending arrangements, customer free credit balances, unsecured commercial paper, medium-term notes and bank borrowings generally having maturities from overnight to one year.

Repurchase transactions, whereby the Company sells securities with an agreement to repurchase at a future date, represent the dominant component of secured short-term funding.

In addition to short-term funding sources, the Company utilizes long-term debt, including medium-term notes, as a longer-term source of unsecured financing. During the five-months ended November 26, 1999, the Company received proceeds approximating $1.9 billion from the issuance of long-term debt which, net of retirements, served to increase long-term debt to $15.9 billion at November 26, 1999 from $14.6 billion at June 30, 1999.

The Company maintains an alternative funding strategy focused on the liquidity and self-funding ability of the underlying assets. The objective of the strategy is to maintain sufficient sources of alternative funding to enable the Company to fund debt obligations without issuing any new unsecured debt, including commercial paper. The most significant source of alternative funding is the Company's ability to hypothecate or pledge its unencumbered assets as collateral for short-term funding.

As part of the Company's alternative funding strategy, the Company regularly monitors and analyzes the size, composition, and liquidity characteristics of the assets being financed and evaluates its liquidity needs in light of current market conditions and available funding alternatives. A key factor in this analysis is determining margin levels for each asset category that may be required by a lender in providing secured financing in accordance with legal and regulatory guidelines and market practices. The next component of the analysis is the determination of the estimated length of time that would be required to convert each asset category into cash, based upon the depth of the market in which the asset is traded versus the size of the position, assuming conventional settlement periods. For each class of assets, the Company categorizes the margin requirement by maturity from overnight to in excess of one year. The Company attempts to match the schedule of its liabilities with its prospective funding needs in terms of timing and amount.

Through this analysis, the Company can continuously evaluate the adequacy of its equity base and the schedule of maturing term-debt supporting its present asset levels. The Company can then seek to adjust its maturity schedule, in light of market conditions and funding alternatives.

The Company has in place a committed revolving-credit facility (the "facility") totaling $3.225 billion, which permits borrowing on a secured basis by Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC") and certain affiliates. The facility also provides that the Company may borrow up to $1.6125 billion of the facility on an unsecured basis. Secured borrowings can be collateralized by both investment grade and non-investment grade financial instruments. In addition, the facility provides for defined margin levels on a wide range of eligible financial instruments that may be pledged under the secured portion of the facility. The facility terminates in October 2000 with all loans outstanding at that date payable no later than October 2001. The Company expects to renew such facility upon expiration. There were no borrowings outstanding under the facility at November 26, 1999.

In August 2000, the Company established a $1.25 billion committed revolving securities repo facility (the "repo facility") which permits borrowings, under a repurchase arrangement, by Bear, Stearns International Limited ("BSIL"), Bear Stearns International Trading Limited ("BSIT") and Bear Stearns Bank plc ("BSB"). The repo facility terminates in August 2001 with all repos outstanding at that date payable no later than August 2002.

CAPITAL RESOURCES

The Company conducts a substantial portion of all of its operating activities within its regulated subsidiaries Bear Stearns, BSSC, BSIL, BSIT and BSB. In connection therewith, a substantial portion of the Company's long-term borrowings and equity have been used to fund investments in, and advances to, these regulated subsidiaries. The Company regularly monitors the nature and significance of assets or activities conducted outside the regulated subsidiaries and attempts to fund such assets with either capital or borrowings having maturities consistent with the nature and liquidity of the assets being financed.

Long-term debt totaling $12.3 billion and $11.9 billion had remaining maturities beyond one year at November 26, 1999 and June 30, 1999, respectively.

At November 26, 1999, the Company's long-term/short-term debt ratings were as follows:

Moody's Investors Service        A2/P-1
Standard & Poor's                A/A-1
Fitch IBCA                       A+/F1
Thomson BankWatch                AA-/TBW-1
Duff & Phelps Credit Rating      A+/D-1+
Japan Bond Research Institute    A+

The Company's CAP Plan allows participants to defer portions of their annual compensation in exchange for the future receipt of shares of the Company's Common Stock. During the five-months ended November 26, 1999, the Company repurchased a total of 6,936,936 shares of Common Stock through open market transactions in connection with the CAP Plan at a cost of approximately $272.0 million. The Company intends, subject to market conditions, to continue to purchase, in future periods, a sufficient number of shares of Common Stock in the open market to enable the Company to issue shares with respect to all compensation deferred, including any amounts credited to CAP Plan cash accounts, and any additional amounts allocated to participants under the CAP Plan.

On October 28, 1999, the stockholders of the Company approved the Company's Stock Award Plan (the "Stock Award Plan"). The purpose of the Stock Award Plan is to secure for the Company and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's stock, by selected key employees of the Company who are important to the success and growth of the business. See Item 8. Financial Statements and Supplementary Data, Note 10 of Notes to Consolidated Financial Statements.

Separately, on January 18, 2000, the Board of Directors of the Company approved an amendment to the Stock Repurchase Program (the "Repurchase Program") to allow the Company to purchase (in addition to any shares purchased under a previous repurchase authorization) up to $500 million in aggregate cost of Common Stock. Purchases under the Repurchase Program may be made periodically in fiscal year 2000 or beyond either in the open market or through privately negotiated transactions. During the five-months ended November 26, 1999, the Company purchased, under the previous repurchase program authorization, a total of 1,312,500 shares of Common Stock through open market transactions at a cost of approximately $45.6 million. Purchases of Common Stock pursuant to the CAP Plan are not made pursuant to the Repurchase Program and are not included in calculating the remaining number of shares of Common Stock that the Company may purchase under such program.

CASH FLOWS

Cash and cash equivalents decreased by $558.6 million during the five-months ended November 26, 1999. Cash used in operating activities during the five-months ended November 26, 1999 was $794.6 million, primarily due to increases in securities borrowed, securities purchased under agreements to resell and customer receivables. Financing activities provided cash of $246.3 million, primarily derived from proceeds from the issuance of long-term borrowings, partially offset by payments for the retirement of short-term and long-term borrowings, as well as purchases of treasury stock. Cash used in investing activities of $10.3 million was primarily attributable to purchases of property, equipment and leasehold improvements, offset by net proceeds from sales of investment securities and other assets.

REGULATED SUBSIDIARIES

As registered broker-dealers, Bear Stearns and BSSC are subject to the net capital requirements of the Exchange Act, the NYSE, and the Commodity Futures Trading Commission, which are designed to measure the general financial soundness and liquidity of broker-dealers. BSIL and BSIT, London-based broker-dealer subsidiaries, are subject to the regulatory capital requirements of the Securities and Futures Authority, a self-regulatory organization established pursuant to the United Kingdom Financial Services Act 1986. Additionally, BSB is subject to the regulatory capital requirements of the Central Bank of Ireland. At November 26, 1999 Bear Stearns, BSSC, BSIL, BSIT, and BSB were in compliance with their respective regulatory capital requirements.

The Company's broker-dealer subsidiaries are subject to certain restrictions on the payment of dividends which could limit the Company's ability to withdraw capital from such regulated subsidiaries, which in turn could limit the Company's ability to pay dividends. See Item 8. Financial Statements and Supplementary Data, Note 7 of Notes to Consolidated Financial Statements.

MERCHANT BANKING AND HIGH YIELD SECURITIES

As part of the Company's merchant banking activities, it participates from time to time in principal investments in leveraged acquisitions. As part of these activities, the Company originates, structures and invests in merger, acquisition, restructuring, and leveraged capital transactions, including leveraged buyouts. The Company's principal investments in these transactions are generally made in the form of equity investments, equity-related investments or subordinated loans, and have not historically required significant levels of capital investment. At November 26, 1999, the Company's aggregate investments in leveraged transactions and its exposure related to any one transaction was not material to the Company's consolidated financial position.

As part of the Company's fixed-income securities activities, the Company participates in the trading and sale of high yield, non-investment-grade debt securities, non-investment-grade mortgage loans, non-investment-grade commercial loans and securities of companies that are the subject of pending bankruptcy proceedings (collectively "high yield investments"). Non-investment-grade mortgage loans are principally secured by residential properties and include both non-performing loans and real estate owned. At November 26, 1999 the Company held high yield instruments of $1.5 billion owned and $0.3 billion sold short, as compared to $1.4 billion owned and $0.2 billion sold short as of June 30, 1999.

These investments generally involve greater risk than investment-grade debt securities due to credit considerations, illiquidity of secondary trading markets, and increased vulnerability to general economic conditions.

The level of the Company's high yield investment inventories, and the impact of such activities upon the Company's results of operations, can fluctuate from period to period as a result of customer demand and economic and market considerations. The Company's Risk Committee monitors exposure to market and credit risk with respect to high yield investment inventories and establishes limits with respect to overall market exposure and concentrations of risk by both individual issuer and industry group.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments represent contractual commitments between counterparties that derive their value from changes in an underlying interest rate, currency exchange rate, index (e.g., S&P 500), reference rate (e.g., LIBOR), or asset value referenced in the related contract. Some derivatives, such as futures contracts, certain options, and indexed referenced warrants, can be traded on an exchange. Other derivatives, such as interest rate and currency swaps, caps, floors, collars, and swaptions, equity swaps and options, structured notes, and forward contracts, are negotiated in the over-the-counter markets. Derivatives generate both on-balance-sheet and off-balance-sheet implications depending on the nature of the contract.

The Company is engaged as a dealer in over-the-counter derivatives and, accordingly, enters into transactions involving derivative instruments as part of its customer-related and proprietary trading activities. The Company's dealer activities require it to make markets and trade a variety of derivative instruments. In connection with these activities, the Company attempts to mitigate its exposure to market risk by entering into essentially offsetting hedging transactions which may include over-the-counter derivative contracts or the purchase or sale of interest-bearing securities, equity securities, financial futures and forward contracts. The Company also utilizes derivative instruments in order to hedge proprietary market-making and trading activities. In this regard, the utilization of derivative instruments is designed to reduce or mitigate market risks associated with holding dealer inventories or in connection with arbitrage-related trading activities. The Company also utilizes interest rate and currency swaps to hedge its fixed-rate debt issuances as part of its asset and liability management.

In connection with the Company's dealer activities, the Company formed Bear Stearns Financial Products Inc. ("BSFP") and Bear Stearns Trading Risk Management Inc. ("BSTRM"). BSFP and BSTRM were established to provide clients with an AAA-rated counterparty offering a wide range of global fixed income and equity derivative products. Additionally, the Company is able to provide either a termination or continuation structure.

As of November 26, 1999 and June 30, 1999, the Company had notional/contract amounts of $622.3 billion and $551.0 billion, respectively, of derivative financial instruments, of which $121.1 billion and $104.0 billion, respectively, were listed futures and option contracts. The aggregate notional/contract value of derivative contracts is a reflection of the level of activity and does not represent the amounts that are recorded in the Consolidated Statements of Financial Condition. The Company's derivative financial instruments outstanding, which either are used to hedge trading positions or are part of its derivative dealer activities, are marked to fair value.

Unrealized gains and losses on derivative financial instruments used to hedge the Company's long-term debt issuances are generally deferred, and related income and expense is recorded on an accrual basis, together with the interest expense incurred on the related debt instrument. The Company hedges its long-term debt issuances principally by converting fixed-rate instruments to floating-rate using interest rate swaps, generally based on LIBOR. This strategy allows the Company to manage interest rate exposure on its assets and liabilities, and has enabled the Company to reduce its interest expense by $22.4 million and $9.9 million during the five-months ended November 26, 1999 and November 27, 1998, respectively.

EFFECTS OF INFLATION

Since the Company's assets are primarily recorded at their current market value, they are not significantly affected by inflation. However, the rate of inflation affects the Company's expenses, such as employee compensation, office leasing costs, information technology and communications charges, which may not be readily recoverable in the price of services offered by the Company. To the extent that inflation causes interest rates to rise and has other effects on the securities markets and on the value of securities held in inventory, it may adversely affect the Company's financial position and results of operations.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

RISK MANAGEMENT

OVERALL

The Company's principal business activities by their nature engender significant market and credit risks. In addition, the Company is also subject to operating risk and funding risk. Managing these risks is critical to the success and stability of the Company. As a result, comprehensive risk management policies and procedures have been established to identify, control and monitor each of these major risks. Additionally, the Company's diverse portfolio of business activities helps to reduce the impact that volatility in any particular market may have on its net revenues.

In addition to market risk, the Company is also subject to credit risk, operating risk and funding risk. Funding risk is discussed in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Liquidity and Capital Resources," included herein.

Managing risk at the Company begins first and foremost with the expertise and experience of trading department management. Senior Managing Directors in each department have extensive knowledge of the markets and activities in which they do business. Their experience and insight are supplemented by risk management policies and procedures intended to monitor and evaluate the Company's risk profile.

The cornerstone of the Company's risk management practices is constant communication between trading department management and senior management concerning inventory positions and market risk profile. This process, which occurs on a daily basis, culminates each week with the trading departments making formal reports of positions, profits and losses, and trading strategies to Bear Stearns' Risk Committee (the "Risk Committee"). The Risk Committee, comprised of Senior Managing Directors from each of the various trading departments as well as the Risk Management Department, is chaired by Alan C. Greenberg, Chairman of the Board of the Company and of Bear Stearns. The Risk Committee meets weekly and has overall responsibility for oversight of the trading departments and their related trading strategies.

The risk management process encompasses many units, including the Controller's Department, Operations and the Risk Management Department, and is intended to support and enforce the Company's policies and procedures with respect to market risk. As part of its daily risk management procedures, the Company marks its entire inventory to market and the Controller's Department provides daily profit and loss statements to senior management covering all trading departments. The Controller's Department and Operations monitor position and balance sheet information through both reconciliation and price verification procedures.

The Risk Management Department, which was formed in 1988, is independent of all trading areas and reports directly to the Executive Committee. The goals of the department are to understand the risk profile of each trading area, to consolidate risk at the firm wide level, to articulate large trading or position risks to senior management, to provide traders with perspectives on their positions and to better ensure accurate mark-to-market pricing. The department's staffing and responsibilities have grown with the Company's trading activities.

The Risk Management Department, together with trading department management, review the age and composition of each department's proprietary accounts and the profits and losses of each portfolio on a daily basis. This is to better ensure that trading strategies are being adhered to within acceptable risk parameters.

Bear Stearns' Credit Policy Committee and its subcommittee, the Global Credit Committee, establish and review appropriate credit limits for institutional customers. The Credit Policy Committee is primarily composed of Senior Managing Directors who are generally not involved in the operations of the departments seeking credit approval for customers. The Credit Policy Committee meets periodically and establishes policies and guidelines, which the Global Credit Committee enforces by setting credit limits and by monitoring exposure of customers seeking repurchase and resale agreement facilities, derivative financial instruments and other forms of secured and unsecured credit.

MARKET RISK

Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest and currency exchange rates, equity and futures prices, changes in the implied volatility of interest rate, foreign exchange rate, equity and futures prices and also changes in the credit ratings of either the issuer or its related country of origin. Market risk is inherent to both derivative and non-derivative financial instruments, and accordingly, the scope of the Company's market risk management procedures includes all market risk-sensitive financial instruments. The Company's exposure to market risk is directly related to its role as a financial intermediary in customer-related transactions and to its proprietary trading, investment and arbitrage activities.

The Company makes dealer markets in investment-grade corporate debt, non-investment-grade corporate ("high yield") debt, US government securities, sovereign debt, emerging markets debt obligations, mortgages and mortgage-backed securities, other collateralized securities, and municipal bonds. The Company is also an active market maker and conducts block trading activities in the listed and over-the-counter equity markets. In connection with these activities, the Company may be required to maintain significant inventories in order to ensure availability and to facilitate customer order flow. The Company is also engaged as a dealer in over-the-counter derivatives, and accordingly enters into transactions such as interest rate and cross-currency swaps, over-the-counter swaps and options on interest rates and foreign currencies and equity swaps and options as part of its customer and proprietary trading activities. In connection with these activities, the Company attempts to mitigate its exposure to such market risk by entering into hedging transactions, which may include over-the-counter derivative contracts or the purchase or sale of securities, financial futures, options on futures or forward contracts.

The Company's arbitrage activities are designed to take advantage of market price discrepancies between securities trading in different markets or between related products or derivative securities. Arbitrage activities involve maintaining offsetting positions in other financial instruments. In many instances, the Company may be required to purchase or sell derivative financial instruments as part of the arbitrage of a cash market security. These transactions may involve forward-settling transactions such as forwards or futures, where the objective may be to capture differences in the time value of money, or options transactions, which seek to capture differences between the expected and actual volatility of the underlying instrument. The Company attempts to mitigate its exposure to market risk with respect to these activities by entering into hedging transactions.

Following is a discussion of the Company's primary market risk exposures as of November 26, 1999, including a discussion of how those exposures are currently managed.

INTEREST RATE RISK

Interest rate risk is a consequence of maintaining inventory positions and trading in interest-rate-sensitive financial instruments. In connection with the Company's dealer and arbitrage activities, including market-making in over-the-counter derivative contracts, the Company exposes itself to interest rate risk, arising from changes in the level or volatility of interest rates, mortgage prepayment speeds or the shape and slope of the yield curve. The Company's fixed income activities also expose it to the risk of loss related to changes in credit spreads. Credit spread risk arises from the potential that changes in an issuer's credit rating or credit perception could affect the value of financial instruments. Credit risk resulting from default on counterparty obligations is discussed in the credit risk section. The Company attempts to hedge its exposure to interest rate risk primarily through the use of interest rate swaps, options, Eurodollar and US government securities and futures and forward contracts designed to reduce the Company's risk profile.

FOREIGN EXCHANGE RATE RISK

Foreign exchange rate risk arises from the possibility that changes in foreign exchange rates will impact the value of financial instruments. When the Company buys or sells a foreign currency or a financial instrument denominated in a currency other than US dollars, exposure exists from a net open currency position. Until the position is covered by selling or buying an equivalent amount of the same currency, or by entering into a financing arrangement denominated in the same currency, the Company is exposed to a risk that the exchange rate may move against it. The Company attempts to hedge the risk arising from its foreign exchange activities primarily through the use of currency borrowing, swaps, options, forwards and futures.

EQUITY PRICE RISK

The Company is exposed to equity price risk as a consequence of making markets in equity securities and equity derivatives. Equity price risk results from changes in the level or volatility of equity prices, which affect the value of equity securities or instruments that derive their value from a particular stock, a basket of stocks or a stock index. The Company attempts to reduce the risk of loss inherent in its inventory of equity securities by entering into hedging transactions, including equity options, designed to mitigate the Company's market risk profile.

VALUE AT RISK

The estimation of potential losses that could arise from changes in market conditions is typically accomplished through the use of statistical models, which seek to predict risk of loss based on historical price and volatility patterns. The output of such statistical models is commonly referred to as value at risk. Value at risk is used to describe a probabilistic approach to measuring the exposure to market risk. This approach utilizes statistical concepts to estimate the probability of the value of a financial instrument rising above or falling below a specified amount. The calculation utilizes the standard deviation of historical changes in value (i.e., volatility) of the market risk sensitive financial instruments to estimate the amount of change in the current value that could occur at a specified probability level.

Measuring market risk using statistical risk management models has been the main focus of risk management efforts by many companies whose earnings are significantly exposed to changes in the fair value of financial instruments.

The Company believes that statistical models alone do not provide a reliable method of monitoring and controlling risk. While value at risk models are relatively sophisticated, the quantitative risk information generated is limited by the parameters established in creating the related models. The financial instruments being evaluated, in some cases, have features which may trigger a potential loss in excess of the amounts previously disclosed if the changes in market rates or prices exceed the confidence level of the model used. Therefore, such models do not substitute for the experience or judgment of senior management and traders, who have extensive knowledge of the markets and adjust positions and revise strategies, as they deem necessary. The Company uses these models only as a supplement to other risk management tools. Additionally, the Company continuously evaluates and enhances such value at risk models in an effort to more accurately measure risk of loss based on historical price and volatility patterns.

For purposes of Securities and Exchange Commission disclosure requirements, the Company has performed an entity-wide value at risk analysis of virtually all of the Company's financial assets and liabilities, including all reported financial instruments owned and sold, repurchase and resale agreements, and funding assets and liabilities. The value at risk related to non-trading financial instruments has been included in this analysis and not reported separately because the amounts were not material. The calculation is based on a methodology, which uses a one-day interval and a 95% confidence level. Interest rate and foreign exchange rate risk use a "Monte Carlo" value at risk approach. Monte Carlo simulation involves the generation of price movements in a portfolio using a random number generator. The generation of random numbers is based on the statistical properties of the securities in the portfolio. For interest rates, each country's yield curve has five factors that describe possible curve movements. These were generated from principal component analysis. In addition, volatility and spread risk factors were used, where appropriate. Intercountry correlations were also used. Equity price risk was measured using a combination of historical and Monte Carlo value at risk approaches.

Equity derivatives were treated as correlated with various indexes, of which the Company used approximately fifty. Parameter estimates, such as volatilities and correlations, were based on daily tests through November 26, 1999. The total value at risk presented below is less than the sum of the individual components (i.e. Interest Rate Risk, Foreign Exchange Rate Risk, Equity Risk) due to the benefit of diversification among the risks.

The following table illustrates the Company's value at risk for each component of market risk as of November 26, 1999 and June 30, 1999 and the average value at risk for the five-month period ended November 26, 1999 calculated on a monthly basis:


                                                                Average
                        November 26,        June 30,        Five-Months Ended
In millions                 1999             1999           November 26,1999
-----------                 ----             ----           -----------------
MARKET RISK
   Interest              $  11.9         $   9.3               $   10.8
   Currency                  1.2             1.3                    1.4
   Equity                   12.6            11.3                   12.3
   Diversification benefit  (8.4)           (7.2)                  (8.0)
                          -------        -------              ---------
   Total                 $  17.3         $  14.7               $   16.5
                         ========        =======               =========


As previously discussed, the Company utilizes a wide variety of market risk management methods, including: limits for each trading activity; marking all positions to market on a daily basis; daily profit and loss statements; position reports; aged inventory position reports; and independent verification of inventory pricing. Additionally, management of each trading department reports positions, profits and losses, and trading strategies to the Risk Committee on a weekly basis. The Company believes that these procedures, which stress timely communication between trading department management and senior management, are the most important elements of the risk management process.

Efforts to further strengthen the Company's management of market risk are continuous, and the enhancement of risk management systems is a priority of the Company. This includes the development of quantitative methods, profit and loss and variance reports, and the review and approval of pricing models.

The charts below represent a summary of the daily revenues generated by the Company's trading departments and reflect a combination of trading revenues, net interest revenues for certain trading areas and other revenues for the five-months ended November 26, 1999 and November 27, 1998. These charts represent a historical summary of the results generated by the Company's trading departments as opposed to the probability approach used by the value at risk model. The average daily trading profit was $7.2 million and $3.7 million for the five-months ended November 26, 1999 and November 27, 1998, respectively. Daily trading losses exceeded the reported value at risk amounts less than 5% of the total trading days during the five-months ended November 26, 1999 and November 27, 1998. The range of daily trading profit volatility reflects the Company's historical ability to manage its exposure to market risk and the diversified nature of its trading activities.

------------------------------------------------------------------------------
                 DAILY TRADING PROFIT FREQUENCY DISTRIBUTION
------------------------------------------------------------------------------


[Vertical bar graphs of Frequency (y-axis) versus Daily Trading Profit (Loss) (x-axis) representing the following information appear here in paper format]


Five-Months Ended November 26, 1999

                            Daily Trading             Frequency
                            Profit (Loss)             (Number of
                            ($ in millions)          Trading Days)

                                 (5)                       1
                                 (3)                       2
                                 (2)                       2
                                 (1)                       2
                                  0                        7
                                  1                        1
                                  2                        4
                                  3                        9
                                  4                        6
                                  5                        9
                                  6                       10
                                  7                        8
                                  8                        5
                                  9                        6
                                 10                        5
                                 11                        4
                                 12                        4
                                 13                        2
                                 14                        5
                                 15                        2
                                 16                        5
                                 17                        1
                                 18                        1
                                 20                        1
                                 21                        1
                                 23                        1

Five-Months Ended November 27, 1998


                             Daily Trading             Frequency
                             Profit (Loss)            (Number of
                            ($ in millions)          Trading Days)

                                 (47)                       1
                                 (29)                       1
                                 (25)                       2
                                 (13)                       1
                                 (12)                       1
                                 (11)                       1
                                 (10)                       3
                                  (9)                       1
                                  (8)                       1
                                  (6)                       2
                                  (5)                       2
                                  (4)                       2
                                  (3)                       5
                                  (2)                       1
                                  (1)                       2
                                   0                        5
                                   1                        4
                                   2                        5
                                   3                        7
                                   4                        3
                                   5                        7
                                   6                        7
                                   7                        6
                                   8                        7
                                   9                        3
                                  10                        8
                                  11                        1
                                  12                        3
                                  13                        5
                                  14                        2
                                  15                        3
                                  16                        2
                                  17                        1
                                  20                        1
                                  24                        1

CREDIT RISK

Credit risk arises from potential nonperformance by counterparties, customers, borrowers, or debt security issuers. The Company is exposed to credit risk as trading counterparty to dealers and customers, as direct lender, as holder of securities, and as member of exchanges and clearing organizations. The Company has established policies and procedures to manage credit risk.

The Credit Policy Committee delegates credit approval authority to the Global Credit Committee, approves exposure measurement standards, reviews concentrations of credit risk, and sets documentation and credit support standards. The Global Credit Committee, which includes several members of the Credit Policy Committee, implements policy through its review and approval of large counterparty credit limits and consideration of new or unusual credit-related transactions. The firm's Principal Activities Committee, consisting of senior investment banking, capital markets, credit and risk management professionals, reviews and approves loan underwriting proposals. Certain leveraged loan commitments, as well as large or unusual credit extensions, are referred for approval to the firm's Executive Committee. The credit risk management functions of the Company are administered in four departments: Global Credit; Margin; Risk Management and Correspondent Clearing (Specialist Clearance).

The Global Credit Department monitors and controls extensions of credit to counterparties of the Company. The department's professionals assess the creditworthiness of the Company's counterparties and assign or recommend credit limits and requirements. In addition, credit and quantitative analysts assess the quality and acceptability of collateral, measure potential credit exposure associated with certain transactions, monitor compliance with credit limits, obtain appropriate legal documentation and provide comprehensive credit risk reporting for senior management.

Credit analysts and managers are based in Company offices in New York, San Francisco, London, Dublin, Tokyo and Hong Kong and specialize by industry within the US and otherwise by country or region. Each analyst provides rating and limit recommendations to senior credit officers who either take action or refer recommendations to the Global Credit Committee as required by policy. Each regional manager is a member of the Global Credit Committee. All counterparties are assigned internal credit ratings reflecting the Department's quantitative and qualitative assessment of the counterparty's relative probability of default. The internal rating process may include review of audited financial statements, review of surveys performed by major statistical rating agencies, assessment of industry or sovereign factors, review of market developments, meetings with management and analysis of the risk of transactions with the counterparty.

The Company measures its actual credit exposure (the replacement cost of counterparty contracts) on a daily basis. Master netting agreements and various enhancements such as collateral are used to reduce counterparty credit risk. The credit exposures reflect these risk-reducing features to the extent they are legally enforceable. The Company's net replacement cost of derivative contracts in a gain position at November 26, 1999 and June 30, 1999 was $1.5 billion and $1.2 billion, respectively. Exchange-traded financial instruments are guaranteed by the clearing organization and have minimal credit risk due to margin requirements.

The Company establishes potential exposure limits across a variety of financing and trading products for all counterparties on a group and individual entity basis. Potential exposure is the statistically estimated net credit exposure associated with adverse market moves over the life of contracts at a 97.7% confidence interval. For over-the-counter derivative and foreign exchange contracts, the potential exposure is estimated daily using sophisticated internally developed risk models that employ Monte Carlo simulations. Potential exposure estimates consider the size and maturity of contracts; the volatility of, and correlations among, the underlying assets, indexes, and currencies; settlement mechanisms; rights to demand additional collateral, and other legally enforceable credit mitigants, such as third-party guarantees or insurance. For other credit-sensitive fixed income products, potential exposure limits are converted to notional amounts using appropriate risk factors.

The Company establishes country concentration limits and monitors actual and potential exposures, including both position and counterparty exposures, in emerging markets. The Sovereign Risk unit evaluates international macroeconomic conditions and recommends country concentration limits. The Company limits and monitors its exposure to sovereign default, devaluation and inconvertibility of local currencies.

The Margin Department is responsible for evaluating the risk of extending to the Company's customers loans secured by certain marketable securities. The department evaluates the creditworthiness of the borrower as well as the acceptability of collateral and actively monitors to ensure that collateral received meets regulatory and internal requirements. The Special Credit Services unit evaluates and sets terms for loans secured by restricted or control stock, emerging markets securities, and concentrated or less-liquid securities.

The Risk Management Department is responsible for monitoring the market risk of the Company's proprietary positions. As part of its duties, the group evaluates the credit quality of securities positions held in inventory in order to quantify and limit the risk to the Company of issuer default or changes in credit spreads.

The Risk Department of the Specialist Clearance function is responsible for extensions of credit to correspondents (broker-dealers and other professional investors) and their customers. The department uses sophisticated computer simulations to project adverse moves in the value of certain correspondents or their customers' assets held by the Company on an individual security basis and portfolio basis. These daily simulations value the positions assuming a minimum adverse move for portfolios of 20% and individual securities of 25%. In some cases, these percentages are considerably higher depending on a portfolio's or instrument's market value, volatility and liquidity.

The Company, through BSSC and BSIL, maintains a professional client base, which consists of entities such as Floor Traders and Specialists, Arbitrageurs, Broker/Dealers, Hedge Funds and Fund of Funds groups. These clients employ a wide variety of trading styles ranging from Option Hedging, Market Neutral Statistical Arbitrage, M & A Arbitrage and Hedged Convertible Strategies to multiple Fixed Income strategies. Trading strategies are employed in both domestic and international markets. The extension of leverage (margin debt) for a given customer is determined by the systematic analysis of the securities held and trading strategy that such customer employs. The Department has established a risk-based margin lending policy under which the minimum capital requirement may be greater than the applicable regulatory capital requirements. In other words, customers can only achieve maximum leverage if their portfolios satisfy the internal risk parameters.

Client portfolios are analyzed and evaluated daily through extensive simulation analysis designed to estimate market-related risk. Using its internally developed risk management system known as RACS (Risk Analytic Control System), the Department is able to analyze every professional client's portfolio prior to each market open as well as on an intra-day basis. RACS uses scenario analysis to estimate market risk through extensive stress testing. All client positions are simulated across two hundred different scenarios resulting in a wide variety of potential profit and loss possibilities. Some basic assumptions used in the analysis are minimum portfolio moves of 20% as well as minimum moves in individual securities of 25% or more. Other scenarios include price movement tests of 1 and 2 standard deviations, fixed percentage moves, beta-weighted and market-capitalization-driven extreme price moves. Scenarios are constructed in such a way as to assess position and portfolio sensitivities to changes in underlying prices, volatilities, interest rates, credit spreads, currency cross rates and forward time horizons. In addition to client-level security and portfolio analysis, the system produces over 40 various reports that provide multi-dimensional views that include industry exposures, country/region exposures, and security concentration and liquidity risk. The system hardware is redundant, staffed 24 hours a day and supported by a dedicated staff of programmers and financial engineers.

OPERATING RISK

Operating risk is the potential for loss arising from limitations in the Company's financial systems and controls, deficiencies in legal documentation and the execution of legal and fiduciary responsibilities, deficiencies in technology and the risk of loss attributable to operational problems. These risks are less direct than credit and market risk, but managing them is critical, particularly in a rapidly changing environment with increasing transaction volumes. In order to reduce or mitigate these risks, the Company has established and maintains an effective internal control environment, which incorporates various control mechanisms at different levels throughout the organization and within such departments as Financial and Accounting, Operations, Legal and Internal Audit. These control mechanisms are designed to better ensure that operational policies and procedures are being followed and that the Company's various businesses are operating within established corporate policies and limits.

Management has established and maintains an effective internal control structure over financial reporting, the primary goal of which is to ensure that policies and procedures have been established regarding authorization, access to assets and asset accountability. This provides a high degree of assurance that assets are acquired and safeguarded and that liabilities are incurred and discharged in accordance with management's decisions. In addition, an effective internal control structure ensures that financial information is accurately maintained on the books. The Company also has effective risk controls in place to ensure that operational functions such as transaction initiation, transaction processing and settlement/clearance are functioning properly.

The Company has invested heavily in technology over the years in order to have the ability to gather, and process information efficiently and to handle the wide variety of products and services the Company offers. In addition, the Company's investment in technology allows us to communicate information efficiently and securely to customers and to groups within the Company.

The Operations Committee, together with the Management and Compensation Committee, has oversight responsibilities for all operational and other matters that affect the Company's day-to-day activities. These committees also review new products/businesses and better ensure that policies and procedures are established and in place prior to doing business.

OTHER RISKS

Other risks encountered by the Company include political, regulatory and tax risks. These risks reflect the potential impact that changes in local laws, regulatory requirements or tax statutes have on the economics and viability of current or future transactions. In an effort to mitigate these risks, the Company seeks to continuously review new and pending regulations and legislation and participates in various special interest groups.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required to be furnished pursuant to this item includes the Consolidated Financial Statements and the Notes to the Consolidated Financial Statements which appear on pages 60-86 hereof.


                         THE BEAR STEARNS COMPANIES INC.
                          INDEX TO FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULES
                           ITEMS 14(A)(1) AND 14(A)(2)

FINANCIAL STATEMENTS                                           PAGE REFERENCE
--------------------

Independent Auditors' Report                                        87

THE BEAR STEARNS COMPANIES, INC.
--------------------------------

(i)   Consolidated Statements of Income- five-months ended          62
      November 26, 1999 and November 27, 1998

(ii)  Consolidated Statements of Financial Condition at
      November 26, 1999 and June 30, 1999                          60-61

(iii) Consolidated Statements of Cash Flows- five-months            63
      ended November 26, 1999 and November 27, 1998

(iv)  Consolidated Statements of Changes in                         64
      Stockholders' Equity- five-months ended November
      26, 1999

(v)   Notes to Consolidated Financial Statements                   65-86

FINANCIAL STATEMENT SCHEDULES
-----------------------------

      Independent Auditors' Report                                  110

I     Condensed financial information of registrant               111-114

      All other schedules are omitted because they are not applicable or the requested information is included in the consolidated financial statements or notes thereto.


                         THE BEAR STEARNS COMPANIES INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                     ASSETS

                                                                       NOVEMBER 26,                              JUNE 30,
                                                                           1999                                    1999
                                                                 -------------------------               -------------------
                                                                                          (IN THOUSANDS)

Cash and cash equivalents                                               $ 1,570,483                            $ 2,129,080
Cash and securities deposited with clearing organizations
     or segregated in compliance with federal regulations                 1,188,788                              2,891,397
Securities purchased under agreements to resell                          35,999,998                             32,996,226
Receivable for securities provided as collateral                          2,571,404                              1,735,293
Securities borrowed                                                      60,429,297                             54,173,726
Receivables:
     Customers                                                           16,839,040                             14,510,628
     Brokers, dealers and others                                            542,038                              1,452,590
     Interest and dividends                                                 422,402                                366,110
Financial instruments owned, at fair value                               40,764,802                             41,942,878
Property, equipment and leasehold improvements,
     net of accumulated depreciation and amortization                       504,040                                486,735
Other assets                                                              1,205,670                              1,209,677
                                                                 -------------------------               -------------------
Total  Assets                                                          $162,037,962                          $ 153,894,340
                                                                 =========================               ===================

See Notes to Consolidated Financial Statements.

                         THE BEAR STEARNS COMPANIES INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                            NOVEMBER 26,                 JUNE 30,
                                                                                1999                       1999
                                                                         ------------------          -----------------
                                                                               (IN THOUSANDS, EXCEPT SHARE DATA)

Short-term borrowings                                                         $ 13,424,201               $ 14,145,410
Securities sold under agreements to repurchase                                  53,323,109                 50,673,644
Obligation to return securities received as collateral                           3,999,229                  1,944,286
Payables:
     Customers                                                                  42,843,757                 40,822,913
     Brokers, dealers and others                                                 5,596,577                  2,195,691
     Interest and dividends                                                        532,023                    542,478
Financial instruments sold, but not
     yet purchased, at fair value                                               19,704,921                 21,506,372
Accrued employee compensation and benefits                                         733,241                  1,306,357
Other liabilities and accrued expenses                                             527,565                    654,588
                                                                         ------------------          -----------------
                                                                               140,684,623                133,791,739
                                                                         ------------------          -----------------
Commitments and contingencies

Long-term borrowings                                                            15,911,392                 14,647,092
                                                                         ------------------          -----------------

Guaranteed Preferred Beneficial Interests in Company
  Subordinated Debt Securities                                                     500,000                    500,000
                                                                         ------------------          -----------------

Stockholders' Equity
     Preferred Stock                                                               800,000                    800,000
     Common Stock, $1.00 par value;
           200,000,000 shares authorized;
           184,805,848 and 176,011,113 shares issued at
           November 26, 1999 and June 30, 1999, respectively                       184,806                    176,011
     Paid-in capital                                                             2,509,801                  2,269,927
     Retained earnings                                                           1,916,516                  1,931,957
     Capital Accumulation Plan                                                   1,179,101                  1,144,329
     Treasury stock, at cost;
        Adjustable Rate Cumulative Preferred
           Stock, Series A - 2,520,750 shares                                     (103,421)                  (103,421)
        Common Stock - 66,367,276 shares and 56,333,508
           shares at November 26, 1999 and June 30, 1999, respectively          (1,544,856)                (1,263,294)
                                                                         ------------------          -----------------
Total Stockholders' Equity                                                       4,941,947                  4,955,509
                                                                         ------------------          -----------------

Total Liabilities and Stockholders' Equity                                    $162,037,962              $ 153,894,340
                                                                         ==================          =================

See Notes to Consolidated Financial Statements.


                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                         FIVE-MONTHS ENDED
                                                           ---------------------------------------------
                                                              NOVEMBER 26,               NOVEMBER 27,
                                                                  1999                       1998
                                                           ------------------          -----------------
                                                                                          (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT SHARE DATA)

Revenues

    Commissions                                                 $    419,619               $    411,204
    Principal transactions                                           745,679                    397,045
    Investment banking                                               434,410                    217,711
    Interest and dividends                                         1,810,598                  1,916,799
    Other income                                                      59,984                     32,422
                                                           ------------------          -----------------
       Total Revenues                                              3,470,290                  2,975,181
    Interest expense                                               1,531,787                  1,650,885
                                                           ------------------          -----------------
       Revenues, net of interest expense                           1,938,503                  1,324,296
                                                           ------------------          -----------------

Non-interest expenses

    Employee compensation and benefits                               973,990                    732,884
    Floor brokerage, exchange
      and clearance fees                                              63,088                     71,335
    Communications                                                    65,445                     57,440
    Depreciation and amortization                                     62,714                     54,281
    Occupancy                                                         45,414                     43,372
    Advertising and market development                                39,927                     38,234
    Data processing and equipment                                     39,709                     19,683
    Other expenses                                                   194,624                    117,339
                                                           ------------------          -----------------
       Total non-interest expenses                                 1,484,911                  1,134,568
                                                           ------------------          -----------------

    Income before provision for income taxes                         453,592                    189,728
    Provision for income taxes                                       167,778                     59,460
                                                           ------------------          -----------------

    Net income                                                  $    285,814               $    130,268
                                                           ==================          =================

    Net income applicable to common shares                      $    269,517               $    113,654
                                                           ==================          =================

    Earnings per share (1)                                      $       1.78               $       0.73
                                                           ==================          =================

    Weighted average common and common
      equivalent shares outstanding (1)                          165,584,457                167,240,877
                                                           ==================          =================

    Cash dividends declared per common share (1)                $       0.29               $       0.27
                                                           ==================          =================

(1) Reflects all stock dividends declared through October 29, 1999.

See Notes to Consolidated Financial Statements.


                         THE BEAR STEARNS COMPANIES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                   FIVE-MONTHS ENDED
                                                                                       ------------------------------------------
                                                                                           NOVEMBER 26,           NOVEMBER 27,
                                                                                               1999                   1998
                                                                                       --------------------     -----------------
                                                                                                                   (UNAUDITED)
                                                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                     $   285,814           $   130,268
Adjustments to reconcile net income to cash provided by (used in) operating activities:
       Depreciation and amortization                                                                62,714                54,281
       Deferred income taxes                                                                       (91,209)              (15,719)
       Other                                                                                        22,506                26,179
Decreases (increases) in operating assets:
       Cash and securities deposited with clearing organizations or
         segregated in compliance with federal regulations                                       1,702,609            (1,745,518)
       Securities purchased under agreements to resell                                          (3,003,772)           (6,881,984)
       Securities borrowed                                                                      (6,255,571)           (4,003,150)
       Receivables:
         Customers                                                                              (2,328,412)            3,446,752
         Brokers, dealers and others                                                               910,552               195,373
       Financial instruments owned                                                               2,396,908              (849,513)
       Other assets                                                                                     (2)              330,658
Increases (decreases) in operating liabilities:
       Securities sold under agreements to repurchase                                            2,649,465            16,621,746
       Payables:
         Customers                                                                               2,020,844             4,140,575
         Brokers, dealers and others                                                             3,394,914            (2,800,058)
       Financial instruments sold, but not yet purchased                                        (1,801,451)           (3,567,784)
       Accrued employee compensation and benefits                                                 (618,866)             (742,307)
       Other liabilities and accrued expenses                                                     (141,618)              499,260
                                                                                       --------------------     -----------------
Cash (used in) provided by operating activities                                                   (794,575)            4,839,059
                                                                                       --------------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on short-term borrowings                                                             (721,209)           (2,689,879)
Net proceeds from issuance of long-term borrowings                                               1,942,107             1,481,606
Capital Accumulation Plan                                                                           70,406               153,785
Tax benefit of Common Stock distributions                                                            2,568                 1,053
Payments for:
   Retirement of long-term borrowings                                                             (681,751)           (1,042,180)
   Treasury stock purchases                                                                       (311,289)             (209,057)
Cash dividends paid                                                                                (54,548)              (53,691)
                                                                                       --------------------     -----------------
Cash provided by (used in) financing activities                                                    246,284            (2,358,363)
                                                                                       --------------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment and leasehold
   improvements                                                                                    (80,019)              (69,206)
Purchases of investment securities and other assets                                                (24,546)              (19,870)
Proceeds from sales of investment securities and other assets                                       94,259                30,459
                                                                                       --------------------     -----------------
Cash used in investing activities                                                                  (10,306)              (58,617)
                                                                                       --------------------     -----------------

Net (decrease) increase in cash and cash equivalents                                              (558,597)            2,422,079
Cash and cash equivalents, beginning of period                                                   2,129,080             1,073,821
                                                                                       --------------------     -----------------

Cash and cash equivalents, end of period                                                       $ 1,570,483           $ 3,495,900
                                                                                       ====================     =================

Statement of Financial Accounting Standards No. 125 requires balance sheet recognition of collateral related to certain secured financing transactions, which is a non-cash activity and did not impact the Consolidated Statements of Cash Flows.

See Notes to Consolidated Financial Statements.


                         THE BEAR STEARNS COMPANIES INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                      Common
                                                       Stock                                        Capital
                                       Preferred      $1 Par        Paid-In         Retained      Accumulation
In thousands, except share data          Stock         Value        Capital         Earnings          Plan
BALANCE, JUNE 30, 1999                 $ 800,000      $ 176,011   $  2,269,927     $  1,931,957    $  1,144,329
Net income                                                                              285,814

Cash dividends declared--
   Common ($0.29 per share)                                                             (34,992)
   Preferred                                                                            (19,556)
Purchase of treasury stock--
   Common Stock
   (8,249,436 shares)
Common Stock issued out of
   treasury (1,032,382 shares)                                              89                          (35,634)
Income tax benefits attributable
   to Common Stock issued out of treasury                                2,415
5% Stock dividend (8,794,735
    shares)                                               8,795        237,912         (246,707)
Allocation under Capital
   Accumulation Plan                                                                                     70,406
Amortization of preferred
  stock issue costs                                                       (542)

                                     -------------- ------------ --------------- --------------- --------------
BALANCE, NOVEMBER 26, 1999             $ 800,000      $ 184,806   $  2,509,801     $  1,916,516    $  1,179,101
                                     ============== ============ =============== =============== ==============

See Notes to Consolidated Financial Statements.

                         THE BEAR STEARNS COMPANIES INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(continued)


                                              Treasury Stock
                                       -----------------------------
                                        Adjustable
                                           Rate
                                        Cumulative
                                        Preferred
                                      Stock, Series
                                          A-$50           Common
                                       Liquidation        Stock
In thousands, except share data         Preference     $1 Par Value
BALANCE, JUNE 30, 1999                 $ (103,421)    $ (1,263,294)
Net income

Cash dividends declared--
   Common ($0.29 per share)
   Preferred
Purchase of treasury stock--
   Common Stock
   (8,249,436 shares)                                     (317,261)
Common Stock issued out of
   treasury (1,032,382 shares)                              35,699
Income tax benefits attributable
   to Common Stock issued
   out of treasury
5% Stock dividend (8,794,735
    shares)
Allocation under Capital
   Accumulation Plan
Amortization of preferred
   stock issue costs
                                      --------------- ---------------
BALANCE, NOVEMBER 26, 1999             $ (103,421)    $ (1,544,856)
                                      =============== ===============



See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 26, 1999 (AUDITED) AND NOVEMBER 27, 1998 (UNAUDITED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of The Bear Stearns Companies Inc. and its subsidiaries (the "Company"). All material intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform to the current period's presentation. Share data for all years included in the consolidated financial statements are presented after giving retroactive effect to the 5% stock dividend declared by the Company in each of January 1999 and October 1999. The consolidated financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

On January 18, 2000, the Company's Board of Directors elected to change its fiscal year-end to November 30 from June 30, effective with the year beginning November 27, 1999, as announced in its Form 8-K filed on January 21, 2000. The five-month period ended November 26, 1999 is the Company's "Transition Period". These financial statements prepared for inclusion in the Current Report on Form 8-K present the results of the Company's operations for the five-month periods ended November 26, 1999 (audited) and November 27, 1998 (unaudited).

The Company, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is primarily engaged in business as a securities broker-dealer and operates in three principal segments:
Capital Markets, Execution Services and Wealth Management. Capital Markets is comprised of the Institutional Equities, Fixed Income and Investment Banking divisions. Execution Services is comprised of clearance and commission-related areas that concentrate on the execution of trades for customers. Wealth Management is comprised of the Private Client Services ("PCS") and Asset Management divisions. (See Note 13 of Notes to Consolidated Financial Statements.)

FINANCIAL INSTRUMENTS

Proprietary securities and futures and derivatives transactions, commission revenues and related expenses are recorded on a trade date basis. Financial instruments owned and financial instruments sold, but not yet purchased, including contractual commitments arising pursuant to futures, forward and option contracts, interest rate swaps and other derivative contracts, are recorded at fair value with the resulting net unrealized gains and losses reflected in net income.

Fair value is generally based on quoted market prices. If quoted market prices are not available, or if liquidating the Company's position is reasonably expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations, price activity for equivalent instruments and valuation pricing models. Valuation pricing models consider time value and volatility factors underlying financial instruments as well as other relevant economic measurements.

Equity securities acquired as a result of leveraged acquisition transactions are reflected in the consolidated financial statements at their initial cost until such time as significant transactions or developments indicate that a change in the carrying value of the securities is appropriate. Generally the carrying values of these securities will be increased only in those instances where market values are readily ascertainable by reference to substantial transactions occurring in the marketplace or exchange traded quoted market prices. Reductions to the carrying value of these securities are made in the event that the Company's estimate of net realizable value has declined below the carrying value.

SECURITIES TRANSACTIONS

Customer transactions are recorded on a settlement date basis, which is generally three business days after trade date, while the related commission revenues and expenses are recorded on a trade date basis.

COLLATERALIZED SECURITIES TRANSACTIONS

Transactions involving purchases of securities under agreements to resell ("reverse repurchase agreements") or sales of securities under agreements to repurchase ("repurchase agreements") are treated as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. It is the Company's policy to generally take possession of securities with a market value in excess of the principal amount loaned plus the accrued interest thereon in order to collateralize reverse repurchase agreements. Similarly, the Company is required to provide securities to counterparties in order to collateralize repurchase agreements. The Company's agreements with counterparties generally contain contractual provisions allowing for additional collateral to be obtained, or excess collateral returned, when necessary. It is the Company's policy to value collateral daily and to obtain additional collateral, or to retrieve excess collateral from counterparties, when deemed appropriate.

Securities borrowed and securities loaned are recorded based upon the amount of cash collateral advanced or received. Securities borrowed transactions facilitate the settlement process and require the Company to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash or other collateral. The amount of collateral required to be deposited for securities borrowed, or received for securities loaned, is an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained, or excess collateral refunded, as necessary.

FIXED ASSETS

Depreciation of property and equipment is provided by the Company on a straight-line basis over the estimated useful life of the asset. Amortization of leasehold improvements is provided on a straight-line basis over the lesser of the estimated useful life of the asset or the remaining life of the lease.

TRANSLATION OF FOREIGN CURRENCIES

Assets and liabilities denominated in foreign currencies are translated at period-end rates of exchange, while income statement items are translated at average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

INCOME TAXES

The Company and certain of its subsidiaries file a consolidated Federal income tax return. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, deferred income taxes are provided based upon the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. In addition, deferred income taxes are determined using the enacted tax rates and laws which are expected to be in effect when the related temporary differences are expected to be reversed.

EARNINGS PER SHARE

Earnings per share is computed by dividing net income applicable to common shares (adjusted as described below) by the weighted average number of common shares and common share equivalents outstanding during each period presented. Weighted average shares used to calculate diluted earnings per share include the effect of stock options. Common shares include the assumed distribution of shares of common stock issuable under various employee benefit plans including certain of the Company's deferred compensation arrangements, with appropriate adjustments made to net income for expenses related thereto.

STATEMENT OF CASH FLOWS

For purposes of the Consolidated Statements of Cash Flows, the Company has defined cash equivalents as liquid investments not held for sale in the ordinary course of business with original maturities of three months or less. Cash payments for interest approximated interest expense for the five-month periods ended November 26, 1999 and November 27, 1998. Income taxes paid totaled $57.8 million and $17.9 million for the five-month periods ended November 26, 1999 and November 27, 1998, respectively.

ACCOUNTING CHANGES AND DEVELOPMENTS

In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS 137 was effective upon issuance and deferred the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," to fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 establishes standards for accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The Company expects to adopt this standard when required in the first quarter of fiscal 2001 and is currently evaluating the potential impact on the Company's accounting for such activities.

In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP provides guidance on accounting for the costs of computer software developed or obtained for internal use. The Company adopted SOP 98-1 effective July 1, 1999 with no material impact.

In September 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires the costs of certain start-up activities, which includes organizational costs, to be expensed as incurred. The Company adopted SOP 98-5 effective July 1, 1999 with no material impact.

2. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to report the fair value of financial instruments, as defined. Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.

Financial instruments owned and financial instruments sold, but not yet purchased are carried at fair value. Assets which are recorded at contracted amounts approximating fair value consist largely of short-term secured receivables, and include reverse repurchase agreements, securities borrowed and certain other receivables. Similarly, the Company's short-term liabilities such as bank loans, commercial paper, medium-term notes, repurchase agreements, securities loaned and certain other payables are recorded at contracted amounts approximating fair value. These instruments generally have variable interest rates and short-term maturities, in many cases overnight, and, accordingly, are not materially affected by changes in interest rates.

The estimated fair value of the Company's long-term borrowings, based upon market rates of interest available to the Company at November 26, 1999 for debt obligations of similar maturity, was approximately $15.8 billion, which is less than the aggregate carrying value by approximately $109.1 million. However, the Company generally enters into interest rate swaps and other transactions designed to either convert its fixed rate debt into floating rates or otherwise hedge its exposure to interest rate movements. Accordingly, unrecognized gains on interest rate swaps and other transactions hedging the Company's long-term borrowings generally offset the effect of changes in interest rates on the fair value of the Company's long-term borrowings. For discussion of the Company's financial instruments with off-balance-sheet risk see Note 11.

3.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments owned and financial instruments sold, but not yet purchased consist of the Company's proprietary trading and investment accounts, at fair value, as follows:

                                            NOVEMBER 26,        June 30,
In thousands                                   1999              1999
------------------------------------------------------------------------
  Financial instruments owned:
      US government and agency              $ 7,662,482      $ 8,211,944
      Other sovereign governments             2,785,025        2,742,486
      Corporate equity and convertible debt   9,421,251       14,578,501
      Corporate debt                          4,835,056        4,972,621
      Derivative financial instruments        4,734,149        3,035,278
      Mortgages and other                    10,911,528        7,869,884
        mortgage-backed securities
      Other                                     415,311          532,164
                                            -----------      -----------
                                            $40,764,802      $41,942,878
                                            ===========      ===========

  Financial instruments sold, but not yet
    purchased:
      US government and agency              $ 4,074,379      $ 5,250,633
      Other sovereign governments             2,116,448        2,639,952
      Corporate equity                        7,665,516        6,134,317
      Corporate debt                          1,228,338        1,707,998
      Derivative financial instruments        4,599,592        5,687,296
      Other                                      20,648           86,176
                                            -----------      -----------
                                            $19,704,921      $21,506,372
                                            ===========      ===========


Financial instruments sold, but not yet purchased represent obligations of the Company to deliver the specified financial instrument at the contracted price, and thereby create a liability to repurchase the financial instrument in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation to satisfy the sale of financial instruments sold, but not yet purchased may exceed the amount recognized in the Consolidated Statements of Financial Condition.

4. SHORT-TERM FINANCING

The Company's short-term financing is generally obtained on a secured basis through the use of repurchase agreements and securities lending arrangements. Additionally, the Company obtains short-term financing on an unsecured basis through the issuance of commercial paper, medium-term notes ("MTNs") and bank loans. Repurchase agreements are collateralized principally by US government and agency securities. Securities lending arrangements are typically secured by corporate equity and debt securities, utilizing both securities owned by the Company and customers' securities. The interest rates on such short-term borrowings reflect market rates of interest at the time of the transactions.

Borrowings made under the Company's commercial paper programs were $7.9 billion and $8.5 billion at November 26, 1999 and June 30, 1999, respectively. During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average interest rates on such borrowings were 5.50% and 5.60%, respectively. The weighted average rates on commercial paper outstanding at November 26, 1999 and June 30, 1999 were 5.78% and 4.93%, respectively.

At November 26, 1999 and June 30, 1999, the Company had outstanding $3.7 billion and $3.8 billion, respectively, in principal amount of MTNs having initial maturities ranging from 6 to 18 months from the date of issue. The MTNs generally bear interest at variable rates based upon the London Interbank Offered Rate ("LIBOR"). During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average interest rates on the MTNs were 5.62% and 5.70%, respectively. The weighted average rates on MTNs outstanding at November 26, 1999 and June 30, 1999 were 5.21% and 5.18%, respectively.

At November 26, and June 30, 1999, the Company had outstanding $53.3 billion and $50.7 billion of repurchase agreements. During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average interest rates on the repurchase agreements were 4.92% and 5.23%, respectively. The weighted average rates on repurchase agreements outstanding at November 26, 1999 and June 30, 1999 were 4.81% and 4.69%, respectively.

Short-term borrowings at November 26, 1999 and June 30, 1999 included $1.8 billion of bank loans. During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average interest rates on such bank loans were 5.63% and 5.23%, respectively. The weighted average rates on bank loans outstanding at November 26, 1999 and June 30, 1999 were 5.88% and 5.66%, respectively.

5. LONG-TERM BORROWINGS

Long-term borrowings (which have original maturities of greater than 18 months) at November 26, 1999 and June 30, 1999 consisted of the following:


In thousands                                NOVEMBER 26, 1999      June 30, 1999
--------------------------------------------------------------------------------
  Floating Rate Notes due 2001 to 2005        $  2,314,316         $ 1,470,175
  Fixed-Rate Senior Notes due 2000 to 2007;
   interest rates ranging from 5 3/4% to 9 3/8%  6,597,577           6,297,760
  Medium-Term Notes & other borrowings           6,999,499           6,879,157
                                                 ---------           ---------
  Total long-term borrowings                  $ 15,911,392         $14,647,092
                                              ============         ===========


The Floating Rate Notes are unsecured and bear interest at rates primarily related to LIBOR. For those Floating Rate Notes which are not based upon LIBOR, the Company has entered into interest rate swaps and certain other transactions in order to convert them into floating rates based upon LIBOR. During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average effective interest rates on the Floating Rate Notes were 5.73% and 5.75%, respectively. The weighted average effective interest rates on the Floating Rate Notes outstanding at November 26, 1999 and June 30, 1999 were 5.81% and 5.41%, respectively.

The Company has entered into interest rate swaps and certain other transactions in order to convert its Fixed-Rate Senior Notes into floating rates based upon LIBOR. The weighted average effective interest rates on the Company's Fixed-Rate Senior Notes, after giving effect to the swaps, during the five-month periods ended November 26, 1999 and November 27, 1998 were 5.86% and 6.15%, respectively. The weighted average effective interest rates on the Company's Fixed-Rate Senior Notes outstanding at November 26, 1999 and June 30, 1999 were 6.06% and 5.39%, respectively.

The Company's MTNs have initial maturities ranging from 18 months to 30 years from the date of issue and bear interest at either a fixed rate or a variable rate primarily based upon LIBOR. During the five-month periods ended November 26, 1999 and November 27, 1998, the weighted average interest rates on the MTNs were 5.64% and 5.85%, respectively. The weighted average interest rates on the Company's MTNs outstanding at November 26, 1999 and June 30, 1999 were 5.60% and 5.29%, respectively.

Long-term borrowings at November 26, 1999 based on their contractual terms, mature as follows:

In thousands
--------------------------------------------------------------------------
FISCAL YEAR                                                    AMOUNT
  2000                                                  $   3,573,246
  2001                                                      3,126,167
  2002                                                      2,385,083
  2003                                                      2,081,644
  2004                                                      2,020,879
  Thereafter                                                2,724,373

                                                      --------------------
                                                      $    15,911,392
                                                      ====================

Instruments governing certain indebtedness of the Company contain various covenants, the most restrictive of which require the maintenance of minimum levels of stockholders' equity by the Company and Bear Stearns. At November 26, 1999, the Company and Bear Stearns were in compliance with all covenants contained in these various debt agreements.

6. INCOME TAXES

The provision for income taxes for the five-months ended November 26, 1999 and November 27, 1998 consisted of the following:


In thousands                                 1999          1998
                                                        (Unaudited)
--------------------------------------------------------------------------------
CURRENT:
  Federal                                $  174,457      $  46,098
  State and local                            73,861         31,829
  Foreign                                    10,669         (2,748)
                                         ---------------------------------------
  Total current                          $  258,987      $  75,179
                                         =======================================
--------------------------------------------------------------------------------
DEFERRED:
  Federal                                $ (68,582)      $ (10,984)
  State and local                          (22,627)         (4,735)
                                         ---------------------------------------
  Total deferred                           (91,209)        (15,719)
                                         ---------------------------------------
Total Provision for Income Taxes         $ 167,778       $  59,460
                                         =======================================


Significant components of the Company's deferred tax assets (liabilities) as of November 26, 1999 and June 30, 1999 were as follows:

In thousands                             NOVEMBER 26,1999    June 30,1999
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
  Deferred compensation                  $  532,666       $ 531,263
  Liability reserves                        153,366         146,785
  Valuation reserves                          5,167          16,442
  Partnerships                                1,930          15,433
  Other                                      23,909           8,247
                                         --------------    -------------
  Total deferred tax assets              $  717,038       $ 718,170
                                         --------------    -------------

DEFERRED TAX LIABILITIES:
  Unrealized appreciation                 $  (20,842)      $  (105,829)
  Depreciation                                (7,673)           (9,799)
  Other                                       (9,507)          (14,734)
                                         --------------    -------------
  Total deferred tax liabilities             (38,022)         (130,362)
                                         --------------    -------------
Net Deferred Tax Asset                    $  679,016       $   587,808
                                         ==============    =============


No valuation allowance has been established against deferred tax assets since it is more likely than not that the deferred tax asset will be realized.

A reconciliation of the statutory federal income tax rates and the Company's effective tax rates for the five-months ended November 26, 1999 and November 27, 1998 were as follows:


                                             1999          1998
                                                        (UNAUDITED)
                                         ---------------------------
  Statutory rate                             35.0%          35.0%
  State and local income taxes, net of        7.7            9.3
  federal benefit
  Dividend exclusion                         (1.5)          (4.3)
  Domestic tax credits                       (3.4)          (8.2)
  Other, net                                 (0.8)          (0.5)
                                         ---------------------------
  Effective tax rate                         37.0%          31.3%
                                         ===========================


Not included in the reconciliation table reflected above are approximately $2.4 million, and $0.9 million, respectively, of income tax benefits attributable to the distribution of Common Stock under the Capital Accumulation Plan for Senior Managing Directors, as amended (the "CAP Plan"), and other deferred compensation plans, credited directly to paid-in capital, for the five-months ended November 26, 1999 and November 27, 1998.

7.  REGULATORY REQUIREMENTS

The Company's principal operating subsidiaries, Bear Stearns and BSSC, are registered broker-dealers and, accordingly, are subject to Rule 15c3-1 under the Securities Exchange Act of 1934 (the "Net Capital Rule") and the capital rules of the New York Stock Exchange, Inc. ("NYSE") and other principal exchanges of which Bear Stearns and BSSC are members. Included in the computation of net capital of Bear Stearns is $1.1 billion which is net capital of BSSC in excess of 5% of aggregate debit items arising from customer transactions, as defined. At November 26, 1999, Bear Stearns' net capital, as defined, of $1.83 billion exceeded the minimum requirement by $1.78 billion.

BSIL and Bear Stearns International Trading Limited ("BSIT"), London-based broker-dealer subsidiaries, which are indirectly wholly owned by the Company, are subject to regulatory capital requirements of the Securities and Futures Authority, a self-regulatory organization established pursuant to the United Kingdom Financial Services Act of 1986.

BSB, which is indirectly wholly owned by the Company, is incorporated in Dublin and is subject to the regulatory capital requirements of the Central Bank of Ireland.

At November 26, 1999, Bear Stearns, BSSC, BSIL, BSIT and BSB were in compliance with their respective regulatory capital requirements.

The regulatory rules referred to above, and certain covenants contained in various instruments governing indebtedness of the Company, Bear Stearns and other regulated subsidiaries, may restrict the Company's ability to withdraw capital from its regulated subsidiaries, which in turn could limit the Company's ability to pay dividends. At November 26, 1999, approximately $2.2 billion of net assets of consolidated subsidiaries were restricted as to the payment of cash dividends and advances to the Company.

8.  PREFERRED STOCK

PREFERRED STOCK ISSUED BY THE BEAR STEARNS COMPANIES INC.

The Company issued 3.0 million shares of Adjustable Rate Cumulative Preferred Stock, Series A (the "Preferred Stock"). The Preferred Stock has a liquidation preference of $50 per share and is entitled to dividends, on a cumulative basis, at a rate equal to 135 basis points below the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, as defined; however, the dividend rate for any dividend period may not be less than 5.50% per annum, nor greater than 11.00% per annum. The Company may redeem the Preferred Stock, either in whole or in part, at a redemption price of $50 per share plus accumulated and unpaid dividends. The weighted average dividend rate on the Preferred Stock was 5.50% during the five-months ended November 26, 1999 and November 27, 1998. The Company did not repurchase any shares during the five-months ended November 26, 1999. At November 26, 1999, the Company held 2,520,750 shares of Preferred Stock in treasury.

The Company has outstanding 5.0 million depositary shares representing 1.25 million shares of Cumulative Preferred Stock, Series E ("Series E Preferred Stock"), having an aggregate liquidation preference of $250.0 million. Each depositary share represents a one-fourth interest in a share of Series E Preferred Stock. Dividends on the Series E Preferred Stock are payable at an annual rate of 6.15%. Series E Preferred Stock is redeemable at the option of the Company at any time on or after January 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date.

The Company has outstanding 4.0 million depositary shares representing 1.0 million shares of Cumulative Preferred Stock, Series F ("Series F Preferred Stock"), having an aggregate liquidation preference of $200.0 million. Each depositary share represents a one-fourth interest in a share of Series F Preferred Stock. Dividends on the Series F Preferred Stock are payable at an annual rate of 5.72%. Series F Preferred Stock is redeemable at the option of the Company at any time on or after April 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date.

The Company has outstanding 4.0 million depositary shares representing 1.0 million shares of Cumulative Preferred Stock, Series G ("Series G Preferred Stock"), having an aggregate liquidation preference of $200.0 million. Each depositary share represents a one-fourth interest in a share of Series G Preferred Stock. Dividends on the Series G Preferred Stock are payable at an annual rate of 5.49%. Series G Preferred Stock is redeemable at the option of the Company at any time on or after July 15, 2008, in whole or in part, at a redemption price of $200 per share (equivalent to $50 per depositary share), plus accrued but unpaid dividends to the redemption date.

PREFERRED STOCK ISSUED BY SUBSIDIARIES

Bear Stearns Capital Trust I (the "Trust"), a wholly owned subsidiary of the Company, has outstanding $200.0 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities (the "Capital Securities"). The Capital Securities are fixed/adjustable rate capital securities, which have a liquidation value of $1,000 per capital security. Holders of the Capital Securities are entitled to receive semi-annual preferential cumulative cash distributions at an annual rate of 7.00% through January 2002. Thereafter, the distributions will be at a variable rate based on the three-month LIBOR plus a margin of 1.75%. The proceeds of the issuance of the Capital Securities were used to purchase fixed/adjustable rate junior subordinated deferrable interest debentures (the "Subordinated Debentures") issued by the Company. The Subordinated Debentures are the sole assets of the Trust. The Subordinated Debentures will mature on January 15, 2027. The Company, at its option, may redeem the Capital Securities at their principal amount plus accrued distributions beginning January 15, 2002. The interest rate on the Subordinated Debentures is the same as the rate on the Capital Securities. The Company's guarantee of the Capital Securities, considered together with the other obligations of the Company with respect to Capital Securities, constitutes a full and unconditional guarantee by the Company of the Trust's obligation under the Capital Securities issued by the Trust.

Bear Stearns Capital Trust II ("Capital Trust II"), a wholly owned subsidiary of the Company, has outstanding $300.0 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities (the "Preferred Securities"). The Preferred Securities are fixed rate securities, which have a liquidation value of $25 per security. Holders of the Preferred Securities are entitled to receive quarterly preferential cash distributions at an annual rate of 7.5% through December 15, 2028. The proceeds of the issuance of the Preferred Securities were used to purchase junior subordinated deferrable interest debentures (the "Debentures") issued by the Company. The Debentures have terms that correspond to the terms of the Preferred Securities and are the sole assets of Capital Trust II. The Preferred Securities will mature on December 15, 2028. The Company, at its option, may redeem the Preferred Securities at their principal amount plus accrued distributions beginning December 15, 2003. The Company's guarantee of the Preferred Securities, considered together with other obligations of the Company with respect to the Preferred Securities, constitute a full and unconditional guarantee by the Company of Capital Trust II's obligation under the Preferred Securities issued by Capital Trust II.

9. EMPLOYEE BENEFIT PLANS

The Company has a qualified non-contributory profit sharing plan covering substantially all employees. Contributions are made at the discretion of management in amounts that relate to the Company's level of income before provision for income taxes. The Company's expense related to the profit sharing plan for the five-months ended November 26, 1999 and November 27, 1998 was $7.5 million and $3.5 million, respectively.

The Company maintains a non-qualified defined contribution retirement plan covering substantially all account executives. The plan provides for retirement benefits to be paid based upon a percentage of each participant's compensation and the performance of certain participant-selected investment options for benefits accrued. The Company's expense related to the defined contribution retirement plan for the five-months ended November 26, 1999 and November 27, 1998 was $1.5 million and $3.0 million, respectively.

The Company maintains a $40 million leveraged employee stock ownership plan (the "ESOP") covering substantially all full-time employees. Pursuant to the terms of a Brokerage and Loan Agreement, the Company advanced funds to the ESOP trust to acquire shares of Common Stock in open market transactions. At November 26, 1999, advances made under the ESOP note have been fully repaid through a combination of contributions by the Company and dividends on the shares of Common Stock held by the ESOP trust.

10. EMPLOYEE STOCK PLANS

CAPITAL ACCUMULATION PLAN

The CAP Plan allows participants to defer a defined minimum percentage of their total annual compensation. Participants' compensation generally must be deferred for a minimum of five years from the date it was otherwise payable and is credited to participants' deferred compensation accounts in the form of CAP Units. The number of CAP Units credited is a function of the amount deferred by each participant and the average per share cost of Common Stock acquired by the Company in the open market on behalf of the CAP Plan. The aggregate number of CAP Units that may be credited to participants in any fiscal year may not exceed the number of shares of Common Stock acquired by the Company.

Each CAP Unit gives the participant an unsecured right to receive, on an annual basis, an amount equal to the Company's pre-tax income or loss per share, as defined by the CAP Plan, less the value of changes in the Company's book value per Common Share during such fiscal year resulting from increases or decreases in the Company's consolidated retained earnings (the "earnings adjustment"). The earnings adjustment will be credited to each participant's deferred compensation account in the form of additional CAP Units, subject to the limitations discussed above, based on the number of CAP Units in such account at the end of each fiscal year. Upon completion of the deferral period, participants are entitled to receive shares of Common Stock equal to the number of CAP Units then credited to their respective deferred compensation accounts.

During the five-months ended November 26, 1999, the Company repurchased a total of 6,936,936 shares of Common Stock through open market transactions in connection with the CAP Plan at a cost of approximately $272.0 million. During the five-months ended November 26, 1999, the Company recognized expense of approximately $45.8 million attributable to CAP Units or cash credited to participants' deferred compensation accounts with respect to the earnings adjustment. The aggregate number of shares of Common Stock distributable pursuant to the Company's obligation for CAP Units at November 26, 1999 was approximately 42.3 million. Compensation deferred pursuant to the CAP Plan and allocated to participants' deferred compensation accounts in the form of CAP Units is shown as a separate component of the Company's stockholders' equity.

STOCK AWARD PLAN

On October 28, 1999, the stockholders of the Company approved the Company's Stock Award Plan (the "Stock Award Plan"). The purpose of the Stock Award Plan is to secure for the Company and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's stock, by selected key employees of the Company who are important to the success and growth of the business. Pursuant to the Stock Award Plan, such employees may be offered the opportunity to acquire common stock through the grant of options and stock appreciation rights in tandem with such options. In January 2000, the Company granted 3,886,334 options under such plan. The stock options were issued with an exercise price equal to the market price of the common stock on the date of the grant. These options vest after three years and have a ten-year expiration.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND PRINCIPAL TRANSACTIONS REVENUES

The Company's principal transactions revenues by reporting categories, including derivatives, for the five-months ended November 26, 1999 and November 27, 1998 were as follows:


In thousands                                  1999            1998
                                                            (UNAUDITED)
-------------------------------------------------------------------------
  Fixed income                              $ 366,359       $ 171,245
  Equity                                      223,266         151,036
  Foreign exchange and other derivative
   financial instruments                      156,054          74,764
                                         --------------------------------
  Total principal transactions              $ 745,679       $ 397,045
                                         ================================

The Company, in its capacity as a dealer in over-the-counter derivative financial instruments and in connection with its proprietary market-making and trading activities, enters into transactions in a variety of cash and derivative financial instruments in order to reduce its exposure to market risk, which includes interest rate, exchange rate and equity price risk. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," defines a derivative as a future, forward, swap, or option contract, or other financial instrument with similar characteristics such as caps, floors and collars. Generally, these financial instruments represent future commitments to exchange interest payment streams or currencies or to purchase or sell other financial instruments at specific terms at specified future dates. Option contracts provide the holder with the right, but not the obligation, to purchase or sell a financial instrument at a specific price on or before an established date. These financial instruments may have market and/or credit risk in excess of amounts recorded in the Consolidated Statements of Financial Condition.

MARKET RISK

Derivative financial instruments involve varying degrees of off-balance-sheet market risk whereby changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the underlying financial instruments may result in changes in the value of the financial instrument in excess of the amounts currently reflected in the Consolidated Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among financial instruments with off-balance-sheet risk and between financial instruments with off-balance-sheet risk and the Company's proprietary securities and futures and derivatives inventories as well as the volatility and liquidity in the markets in which the financial instruments are traded. In many cases, the use of financial instruments serves to modify or offset market risk associated with other transactions and, accordingly, serves to decrease the Company's overall exposure to market risk. The Company attempts to control its exposure to market risk arising from the use of these financial instruments through the use of hedging strategies and various statistical monitoring techniques.

In order to measure derivative activity, notional or contract amounts are frequently used. Notional/contract amounts, which are not included on the balance sheet, are used to calculate contractual cash flows to be exchanged and are generally not actually paid or received, with the exception of currency swaps and foreign exchange forwards and mortgage-backed securities forwards. The notional/contract amounts of financial instruments that give rise to off-balance-sheet market risk are indicative only of the extent of involvement in the particular class of financial instrument and are not necessarily an indication of overall market risk.

The following table represents the notional/contract amounts of the Company's outstanding derivative financial instruments as of November 26, 1999 and June 30, 1999:


                                         NOVEMBER 26,     June 30,
   In billions                               1999           1999
--------------------------------------------------------------------------------
   Interest Rate:
      Swap agreements, including
           options, swaptions,
           caps, collars, and floors        $371.4       $339.1
      Futures contracts                       47.3         52.5
      Options held                            43.8         24.0
      Options written                         18.4          3.9

   Foreign Exchange:
      Futures contracts                       39.9         19.3
      Forward contracts                       10.0         15.6
      Options held                             5.5          2.6
      Options written                          4.1          3.1

   Mortgage-Backed Securities-
      Forward Contracts                       51.9         63.4

   Equity:
       Swap agreements                        15.1         11.9
       Futures contracts                       2.1          0.8
       Options held                            6.5          7.5
       Options written                         6.3          7.3


   FAIR VALUE

   The derivative financial instruments used in the Company's trading and dealer activities are recorded at fair value with the resulting unrealized gains or losses recorded in the Consolidated Statements of Financial Condition and the related income or loss reflected in revenues derived from principal transactions.

   The fair values of derivative financial instruments held or issued for trading and hedging purposes as of November 26, 1999 and June 30, 1999, were as follows:


                               NOVEMBER 26,            June 30,
                                   1999                  1999
                            -----------------------------------------
      In millions           ASSETS LIABILITIES    Assets Liabilities

      ---------------------------------------------------------------
      Swap agreements         $3,016   $2,952     $1,375     $2,290
      Futures and forward
         contracts               264      158        278        259
      Options held             1,454               1,397
      Options written                   1,490                 3,164

   The average monthly fair values of the derivative financial instruments for the five-months ended November 26, 1999 and the fiscal year ended June 30, 1999 were as follows:

                           NOVEMBER 26,              June 30,
                               1999                    1999
                         ------------------------------------------
   In millions            ASSETS LIABILITIES     Assets Liabilities

   ----------------------------------------------------------------
   Swap agreements         $2,421   $2,625       $2,227   $2,317
   Futures and forward
      contracts               244      287          334      368
   Options held             1,178                 1,154
   Options written                   1,577                 3,156

The majority of the Company's transactions with off-balance-sheet risk are shorter-term in duration with a weighted average maturity of approximately 3.1 years and 3.3 years at November 26, 1999 and June 30, 1999, respectively. The maturities for notional/contract amounts outstanding for derivative financial instruments as of November 26, 1999 were as follows:

                         LESS THAN   1 TO 3    3 TO 5   GREATER THAN
In billions               1 YEAR     YEARS      YEARS    5 YEARS       TOTAL
----------------------------------------------------------------------------
  Swap agreements         $112.2     $101.1      $79.0     $94.2      $386.5
  Futures contracts         69.8       14.4        5.0       0.2        89.4
  Forward contracts         61.9                                        61.9
  Options held              42.6       10.4        0.2       2.5        55.7
  Options written           25.6        1.2        0.2       1.8        28.8
                       -----------------------------------------------------
  Total                   $312.1     $127.1      $84.4     $98.7      $622.3
                       ======================================================
  Percent of total          50.1%      20.4%      13.6%     15.9%      100.0%
                       ======================================================


Credit Risk
-----------

The notional/contract amounts of these instruments do not represent the Company's potential risk of loss due to counterparty nonperformance. Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The Company's exposure to credit risk associated with counterparty nonperformance is generally limited to the net replacement cost of over-the-counter contracts, which are recognized as assets in the Company's Consolidated Statements of Financial Condition. Exchange traded financial instruments, such as futures and options, generally do not give rise to significant counterparty exposure due to the margin requirements of the individual exchanges. Options written generally do not give rise to counterparty credit risk since they obligate the Company (not its counterparty) to perform.

The Company has controls in place to monitor credit exposures by limiting transactions with specific counterparties and assessing the future creditworthiness of counterparties. The Company also seeks to control credit risk by following an established credit approval process, monitoring credit limits and requiring collateral where appropriate.

The following table summarizes the credit quality of the Company's trading-related derivatives by showing counterparty credit ratings for the replacement cost of contracts in a gain position, net of $1.7 billion of collateral at both November 26, 1999 and June 30, 1999:


                         NOVEMBER     June 30,
         In millions     26, 1999       1999

         ---------------------------------------
           RATING(1)     NET REPLACEMENT COST

            AAA          $192.3      $140.0
            AA            597.1       627.1
            A             600.7       303.4
            BBB            79.8        56.6
            BB and
             lower         56.9        39.7
            Non-rated         -         3.4

      (1)Internal designations of counterparty credit quality are based on actual ratings made by external ratings agencies or comparable ratings established and utilized by the Company's Credit Department.


Customer Activities
-------------------

The Company's clearance activities for both clearing clients and customers involve the execution, settlement and financing of various customer securities and commodities transactions. Customers' securities activities are transacted on either a cash or margin basis, while customer commodity transactions are generally transacted on a margin basis subject to individual exchange regulations. In connection with these activities, the Company executes and clears customer transactions involving the sale of borrowed securities ("short sales") and the writing of option contracts. These transactions may expose the Company to off-balance-sheet risk in the event that customers are unable to fulfill their contractual obligations and customers' margin deposits are insufficient to fully cover their losses. In the event the customers fail to satisfy their obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligations.

The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, may require customers to deposit additional cash or collateral, or reduce positions, when deemed necessary. The Company also establishes credit limits that are monitored daily for customers engaged in commodity activities. Additionally, with respect to the Company's correspondent clearing activities, introducing correspondent firms are required to guarantee the contractual obligations of their customers.

The Company's customer financing and securities settlement activities may require the Company to pledge customer securities as collateral to satisfy exchange margin deposit requirements or to support various secured-financing sources such as bank loans, securities loaned and repurchase agreements. In the event the counterparties are unable to meet their contractual obligations to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customer obligations. The Company seeks to control this risk by monitoring the market value of securities pledged on a daily basis and by requiring adjustments of collateral levels in the event of excess exposure. Moreover, the Company establishes credit limits for such activities and monitors compliance daily.

Concentrations of Credit Risk
-----------------------------

The Company is engaged in various securities underwriting, brokerage and trading activities. These services are provided to a diverse group of domestic and foreign corporations and partnerships, governments and individual and institutional investors. A substantial portion of the Company's transactions are collateralized and are executed with, or made on behalf of, institutional investors including other brokers and dealers, commercial banks, insurance companies, pension plans and mutual funds and other financial institutions. The Company's exposure to credit risk associated with the nonperformance of customers in fulfilling their contractual obligations, pursuant to securities and commodities transactions, can be directly impacted by volatile or illiquid trading markets which may impair customers' ability to satisfy their obligations to the Company. The Company attempts to minimize credit risk associated with these activities by monitoring customer credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Company. A significant portion of the Company's securities processing activities includes clearing transactions for hedge funds, specialists, market-makers, risk arbitrageurs and other professional traders. Due to the nature of their operations, which may include significant levels of margin activity, short selling and option writing, the Company may have significant credit exposure should these customers be unable to meet their commitments. The Company seeks to control this risk by monitoring margin collateral levels on a daily basis for compliance with both regulatory and internal guidelines. Additional collateral is requested when necessary. To further control this risk, the Company has developed computerized risk control systems, which analyze the customer's sensitivity to major market movements. The Company will require the customer to deposit additional margin collateral, or reduce positions, if it is determined that the customer's activities may be subject to above-normal market risks.

Non-Trading Derivatives Activity
--------------------------------

In order to modify the interest rate characteristics of its long- and short-term debt, the Company also engages in non-trading derivatives activities. The Company has issued dollar and foreign currency-denominated debt with both variable and fixed-rate interest payment obligations. The Company has entered into interest rate swaps primarily based on LIBOR, in order to convert fixed-rate interest payments on its debt obligations into variable-rate payments. Interest payment obligations on variable-rate debt obligations may also be modified through interest rate swaps, which may change the underlying basis or reset frequency. In addition, for foreign currency debt obligations which are not used to fund assets in the same currency, the Company has entered into currency swap agreements which effectively convert the debt into dollar obligations.

These financial instruments with off-balance-sheet risk are subject to the same market and credit risks as those which are traded in connection with the Company's market-making and trading activities. The Company has the same controls in place to monitor these risks.

At November 26, 1999 and June 30, 1999, the Company had outstanding non-trading related interest rate and currency swap agreements with a notional principal amount of $15.7 billion and $10.9 billion, respectively. The interest rate swap agreements entered into reduced net interest expense on the Company's long-term and short-term debt obligations by $22.4 million and $9.9 million for the five-months ended November 26, 1999 and November 27, 1998, respectively. The difference to be received or paid on the swap agreements is included in interest expense as accrued, and any related receivable or payable is reflected accordingly as an asset or liability.

12. COMMITMENTS AND CONTINGENCIES

LEASES

The Company occupies office space under leases which expire at various dates through 2016. The lease commitments include the lease of the Company's headquarters at 245 Park Avenue, New York City, which expires on December 31, 2002. The Company has also entered into a lease arrangement with respect to the development and building of an office tower at 383 Madison Avenue, New York, New York. This tower will serve as the new worldwide headquarters and is scheduled to be completed by the expiration date of the current 245 Park Avenue lease. At November 26, 1999, the future minimum rentals payable relating to this arrangement are not currently determinable and are not included in the amounts below. At November 26, 1999, future minimum aggregate annual rentals payable under noncancelable leases (net of subleases), for fiscal years 2000 through 2004 and the aggregate amount thereafter, are as follows:


In thousands
--------------------------------------------------------------------------------
FISCAL YEAR                                                      AMOUNT
  2000                                                         $ 72,114
  2001                                                           70,622
  2002                                                           69,853
  2003                                                           34,604
  2004                                                           27,936
  Thereafter                                                    117,611

The various leases contain provisions for periodic escalations to the extent of increased operating and other costs. Rental expense, including escalations, under these leases was $38.4 million and $38.6 million, for the five-months ended November 26, 1999 and November 27, 1998.

LETTERS OF CREDIT/GUARANTEES

At November 26, 1999, the Company was contingently liable for unsecured letters of credit of approximately $1.8 billion and letters of credit secured by financial instruments of approximately $23.9 million, both of which are principally used as deposits for securities borrowed or to satisfy margin deposits at option and commodity exchanges.

The Company had various other commitments aggregating $1.1 billion at November 26, 1999.

BORROW VERSUS PLEDGE

At November 26, 1999, US government and agency securities with a market value of approximately $4.6 billion had been pledged against borrowed securities with an approximate market value of $4.5 billion.

LITIGATION

In the normal course of business, the Company has been named as a defendant in several lawsuits, which involve claims for substantial amounts. Additionally, the Company is involved from time to time in investigations and proceedings by governmental and self-regulatory agencies. Included among these matters is an action that is pending in the United States District Court for the Southern District of New York filed by Henryk de Kwiatkowski, a former customer of Bear Stearns. The amended complaint in this action alleges claims for breach of fiduciary duty and negligence. On May 17, 2000, a jury returned a verdict finding that Bear Stearns, BSSC and Bear Stearns Forex Inc. ("Forex"), a wholly owned subsidiary of the Company, were liable to Mr. de Kwiatkowski for negligence and awarded damages in the amount of $111.5 million. The jury also found that the defendants had not breached any fiduciary duties. On June 2, 2000, the court also awarded pre-judgement interest of $52.3 million. Bear Stearns, BSSC and Forex have filed appropriate motions to overturn the verdict in the district court and if such motions are unsuccessful, plan to appeal the verdict. During May 2000, the Company recorded an after-tax charge of $96 million in light of such verdict.

Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of management, after consultation with counsel, that the resolution of the foregoing matters will not have a material adverse effect on the results of operations or the financial condition of the Company, taken as a whole.

13.   SEGMENT AND GEOGRAPHIC AREA DATA

The Company operates in three principal segments: Capital Markets, Execution Services and Wealth Management. These segments are strategic business units that offer different products and services. They are managed separately as different levels and types of expertise are required to effectively manage the segments' transactions.

The Capital Markets segment is comprised of Equities, Fixed Income and Investment Banking areas. Equities combines the efforts of sales, trading and research in such areas as block trading, convertible bonds, over-the-counter equities, equity derivatives and risk arbitrage. Fixed Income includes the efforts of sales, trading and research for institutional clients in a variety of products such as mortgage-backed and asset-backed securities, corporate and government bonds, municipal and high yield securities and foreign exchange and derivatives. Investment Banking provides capabilities in capital raising, strategic advisory, mergers and acquisitions and merchant banking.

The Execution Services segment is comprised of clearance and commission-related areas, including institutional equity sales, institutional futures sales and specialists activities. Clearance provides clearing, margin lending and securities borrowing to facilitate customer short sales to approximately 2,800 clearing clients worldwide. The commission-related areas provide research and execution capabilities in US equity securities and financial futures to our institutional clients.

The Wealth Management segment is comprised of the Private Client Services ("PCS") and Asset Management areas. PCS provides high-net-worth individuals with an institutional level of service. Asset Management serves the diverse investment needs of corporations, municipal governments, multi-employer plans, foundations, endowments, family groups and high-net-worth individuals.

The three business segments are comprised of the many business areas with interactions among each as they serve the needs of similar clients. Revenues and expenses reflected below include those which are directly related to each segment. Revenue from inter-segment transactions are credited based upon specific criteria or agreed upon rates with such amounts eliminated in consolidation. Individual segments also include revenues and expenses relating to various items including corporate overhead and interest which are internally allocated by the Company primarily based on balance sheet usage or expense levels. The Company generally evaluates performance of the segments based on net revenues and profit or loss before provision for income taxes.

For the five-months ended November 26, 1999:

(IN THOUSANDS)         NET REVENUES       PRE-TAX INCOME (LOSS)   SEGMENT ASSETS
--------------------------------------------------------------------------------
CAPITAL MARKETS          $ 1,017,482              $322,155         $105,441,874
EXECUTION SERVICES           566,995               210,704           54,401,790
WEALTH MANAGEMENT            269,028                52,340            2,982,637
OTHER (A)                     84,998              (131,607)            (788,339)
--------------------------------------------------------------------------------
TOTAL                    $ 1,938,503             $ 453,592         $162,037,962
================================================================================


For the five-months ended November 27, 1998 (Unaudited):

(in thousands)        Net Revenues       Pre-Tax Income (Loss)    Segment Assets
--------------        ------------       ---------------------    --------------
Capital Markets           $ 519,661               $(49,539)         $111,856,697
Execution Services          499,857                203,635           49,881,166
Wealth Management           212,144                 31,247            3,191,443
Other (a)                    92,634                  4,385              909,557
--------------------------------------------------------------------------------
Total                    $1,324,296              $ 189,728         $165,838,863
================================================================================


(a) Other is comprised of consolidation/elimination entries, unallocated revenues (predominantly interest) and corporate administrative functions, including costs related to the CAP Plan which were $45.8 million and $14.0 million for the five-months ended November 26, 1999 and November 27, 1998, respectively.


The operations of the Company are conducted primarily in the United States. The company also maintains offices in Europe, Asia and Latin America. The following are gross revenues and income before provision for income taxes by geographic region for the five-months ended November 26, 1999 and November 27, 1998 and assets by geographic region as of November 26, 1999 and June 30, 1999:


(in thousands)                                            NOVEMBER 26, 1999   November 27, 1998   June 30, 1999
                                                                               (UNAUDITED)
US gross revenues                                         $   3,085,866      $   2,789,334
Non-US gross revenues                                           384,424            185,847
                                                    --------------------     ----------------
Consolidated gross revenues                               $   3,470,290      $   2,975,181
                                                    ====================     ================

US income before provision for income taxes               $     435,508       $    208,412
Non-US income (loss) before provision for
   income taxes                                                  18,084            (18,684)
                                                    --------------------     ----------------
Consolidated  income  before  provision for income
taxes                                                     $     453,592       $    189,728
                                                    ====================     ================
US assets                                                 $ 128,422,520                          $  121,405,224
Non-US assets                                                33,615,442                              32,489,116
                                                    --------------------                       ----------------
Consolidated assets                                       $ 162,037,962                          $  153,894,340
                                                    ====================                       ================



Because of the international nature of the financial markets and the resultant integration of US and non-US services, it is difficult to precisely separate foreign operations. The Company conducts and manages these activities with a view toward the profitability of the Company as a whole. Accordingly, the foreign operations information is, of necessity, based upon management judgements and internal allocations.

DELOITTE &
TOUCHE LLP

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.:

We have audited the consolidated statements of financial condition of The Bear Stearns Companies Inc. and Subsidiaries as of November 26, 1999 and June 30, 1999, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the five-months ended November 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated statements of income and cash flows for the five-months ended November 27, 1998, which are included for comparative purposes, were not audited by us.

We conducted our audits in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Bear Stearns Companies Inc. and Subsidiaries at November 26, 1999 and June 30, 1999, and the results of their operations and their cash flows for the five-months ended November 26, 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
New York, New York
June 16, 2000

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None


                                    PART III


ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

BOARD OF DIRECTORS

The Board of Directors listed below were elected at the 1999 Annual Meeting of Stockholders and will continue to serve on the board until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, in accordance with the By-laws of the Company.


                                                                   YEAR FIRST
                                                                   ELECTED TO
                  AGE AS OF                                         SERVE AS
                  SEPTEMBER          PRINCIPAL OCCUPATION          DIRECTOR OF
    NAME           25, 2000          AND DIRECTORSHIPS HELD        THE COMPANY
    ----           --------          ----------------------        -----------

James E. Cayne.......    66          President and Chief              1985
                                     Executive Officer of the
                                     Company and Bear Stearns,
                                     member of the Executive
                                     Committee (as hereinafter
                                     defined)

Carl D. Glickman.....    74          Private Investor; In the         1985
                                     United States, Trustee,
                                     Lexington Corporate
                                     Property Trust; Director,
                                     Office Max Inc.

Alan C. Greenberg....    73          Chairman of the Board of         1985
                                     the Company and Bear
                                     Stearns and Chairman of
                                     the Executive Committee

Donald J. Harrington     54          President, St. John's            1993
                                     University; Director, The
                                     Reserve Fund, Reserve
                                     Institutional Trust,
                                     Reserve Tax-Exempt Trust,
                                     Reserve New York
                                     Tax-Exempt Trust and
                                     Reserve Special Portfolios
                                     Trust

                                                                   YEAR FIRST
                                                                   ELECTED TO
                  AGE AS OF                                         SERVE AS
                  SEPTEMBER          PRINCIPAL OCCUPATION          DIRECTOR OF
    NAME           25, 2000          AND DIRECTORSHIPS HELD        THE COMPANY
    ----           --------          ----------------------        -----------

William L. Mack.......   60          Founder and Managing             1997
                                     Partner, The Apollo Real
                                     Estate Investment Funds;
                                     President and Senior
                                     Managing Partner, The Mack
                                     Organization; Chairman of
                                     the Board of Mack-Cali
                                     Realty Corporation and
                                     Metropolis Realty Trust,
                                     Inc.; Director, Koger
                                     Equity, Inc. and Vail
                                     Resorts, Inc.

Frank T. Nickell......   53          President and Chief              1993
                                     Executive Officer of Kelso
                                     & Company; Director,
                                     Blackrock Inc., Earle M.
                                     Jorgensen Company and
                                     Peebles Inc.


Frederic V. Salerno...   57          Vice Chairman and CFO of         1992
                                     Verizon Communications;
                                     Director, Avnet, Inc.,
                                     Orion Power Holdings and
                                     Viacom, Inc.


Alan D. Schwartz......   50          Executive Vice President       1987 (1)
                                     and Head of the Investment
                                     Banking Group of Bear
                                     Stearns; Director, Unique
                                     Casual Restaurants, Inc.
                                     and Young & Rubicam, Inc.

Warren J. Spector.....   42          Executive Vice President       1990 (1)
                                     and Head of the Fixed
                                     Income Group of Bear
                                     Stearns

                                                                   YEAR FIRST
                                                                   ELECTED TO
                  AGE AS OF                                         SERVE AS
                  SEPTEMBER          PRINCIPAL OCCUPATION          DIRECTOR OF
    NAME           25, 2000          AND DIRECTORSHIPS HELD        THE COMPANY
    ----           --------          ----------------------        -----------

Vincent Tese.........    57          Chairman and Director of         1994
                                     Wireless Cable
                                     International Inc.;
                                     Director, Allied Waste
                                     Industries Inc., Bowne &
                                     Co., Inc., Cablevision,
                                     Inc., Mack-Cali Realty
                                     Corp., KeySpan Energy
                                     Corp., National Wireless
                                     Holdings Inc. and Lynch
                                     Interactive Corp.


Fred Wilpon..........    63          Chairman of the Board of         1993
                                     Directors of Sterling
                                     Equities, Inc.; Chairman
                                     of Executive Committee and
                                     Director of Pathogenesis
                                     Corporation; Director,
                                     Loews Corporation;
                                     President and Chief
                                     Executive Officer of the
                                     New York Mets


(1)  Did not serve as director during 1997 and 1998.

Mr. Cayne has been Chief Executive Officer and President of the Company and Bear Stearns for more than the past five years.

Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

Mr. Greenberg has been Chairman of the Board of the Company for more than the past five years.

Father Harrington has been the President of St. John's University for more than the past five years.

Mr. Mack has been Managing Partner of the Apollo Real Estate Investment Funds and President and Senior Managing Partner of The Mack Organization (a national owner, developer and investor in office and industrial buildings and other real estate) for more than the past five years. Mr. Mack is Chairman of the Board of Mack-Cali Realty Corporation (a publicly traded real estate investment trust). He is also Chairman of the Board of Metropolis Realty Trust, Inc. (the owner of high rise office buildings).

Mr. Nickell has been President of Kelso & Company, a privately-held merchant banking firm, for more than the past five years. Mr. Nickell was appointed Chief Executive Officer of Kelso & Company in 1998.

Mr. Salerno is the Vice Chairman and CFO of Verizon Communications (formerly Bell Atlantic Corporation). Prior to June 2000, Mr. Salerno was the Senior Executive Vice President and CFO/Strategy and Business Development of Bell Atlantic Corporation. Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic Corporation, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than the past five years. Mr. Salerno served as Chairman of the Board of the State University of New York from 1990 to 1996.

Mr. Schwartz has been an Executive Vice President of Bear Stearns for more than the past five years. Prior to June 30, 1999, Mr. Schwartz was an Executive Vice President of the Company and a member of the Executive Committee for more than the past five years. Mr. Schwartz is responsible for all of the investment banking activities of Bear Stearns.

Mr. Spector has been an Executive Vice President of Bear Stearns for more than the past five years. Prior to June 30, 1999, Mr. Spector was an Executive Vice President of the Company and a member of the Executive Committee for more than the past five years. Mr. Spector is responsible for all of the fixed income activities of Bear Stearns.

Mr. Tese has been Chairman of Wireless Cable International Inc. since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. from October 1994 to July 1995 and was a corporate officer and a general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable - I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is currently Chairman of the Audit Committee of the Board of Directors of the Company.

Mr. Wilpon has been Chairman of the Board of Directors of Sterling Equities, Inc., a privately held entity, and certain affiliates thereof, which are primarily real estate development/owner management companies, for more than the past five years. Mr. Wilpon has also been President and Chief Executive Officer of the New York Mets baseball team for more than the past five years. Mr. Wilpon has been a Director of Pathogenesis Corporation, a publicly held bio-pharmaceutical company, for more than the past five years and currently serves as Chairman of its Executive Committee.

There is no family relationship among any of the directors or executive officers of the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information as of September 25, 2000 concerning executive officers of the Company as of November 26, 1999.


                       AGE AS OF
                       SEPTEMBER
         NAME           25,2000    PRINCIPAL OCCUPATION AND DIRECTORSHIPS HELD
         ----           -------    -------------------------------------------

Alan C. Greenberg.....     73      Chairman of the Board of the Company and
                                   Bear Stearns and Chairman of the
                                   Executive Committee of the Company (the
                                   "Executive Committee")
James E. Cayne........     66      President and Chief Executive Officer of
                                   the Company and Bear Stearns, member of
                                   the Executive Committee
Mark E. Lehman........     49      Executive Vice President  and General
                                   Counsel of the Company and Bear Stearns
                                   and member of the Executive Committee
Marshall J Levinson        58      Controller of the Company
Michael Minikes.......     57      Treasurer of the Company and Bear
                                   Stearns, member of the Executive Committee

Samuel L. Molinaro Jr.     42      Senior Vice President - Finance and Chief
                                   Financial Officer of the Company and Bear
                                   Stearns, member of the Executive Committee


Each of the executive officers of the Company has been a Senior Managing Director of Bear Stearns for more than the past five years.

Mr. Greenberg has been Chairman of the Board of the Company for more than the past five years. Mr. Greenberg was Chief Executive Officer of the Company and Bear Stearns from the Company's inception until July 1993.

Mr. Cayne has been Chief Executive Officer and President of the Company and Bear Stearns for more than the past five years.

Mr. Lehman became an Executive Vice President of the Company in September 1995. Prior thereto, Mr. Lehman was Senior Vice President - General Counsel of Bear Stearns for more than five years. Mr. Lehman is General Counsel of the Company and Bear Stearns.

Mr. Levinson has been Controller of the Company since October 1998. Prior thereto, Mr. Levinson was Chief Financial Officer and Chief Administrative Officer of Bear, Stearns International Limited in London. Prior to September 1996, Mr. Levinson was in charge of the Company's internal audit function.

Mr. Minikes has been Treasurer of the Company and Bear Stearns for more than the past five years.

Mr. Molinaro has been Chief Financial Officer of the Company since October 1996. Prior thereto, Mr. Molinaro was the Senior Vice President-Finance of the Company and Bear Stearns for more than the past five years.

Officers serve at the discretion of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock, to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that during the Transition Period all Section 16(a) filing requirements were complied with.

ITEM 11. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) for the three fiscal years ended June 30, 1997, 1998 and 1999 and the Transition Period ("Transition"):

                                                                            Long-Term
                                                                          Compensation
                                            Compensation                     Awards
                                            ------------                     ------

                                                                  Restricted
     Name and            Fiscal                                      Stock           Stock          All Other
Principal Position        Year          Salary        Bonus(1)    Awards(2)(3)      Options(5)    Compensation(4)
------------------        ----          ------        --------    ------------      ----------    ---------------

James E. Cayne         Transition      $ 92,308     $ 4,216,771    $ 3,181,359       72,427       $        0
Chief Executive           1999          200,000      10,871,700     10,311,700                     8,639,708
Officer and               1998          200,000      10,171,830      9,611,830                     7,192,766
President                 1997          200,000      10,175,750      9,616,250                     3,223,209


Alan C. Greenberg      Transition      $ 92,308     $ 3,735,562    $   753,638       44,240       $        0
Chairman of the           1999          200,000       9,648,512      3,212,838                     4,434,095
Board                     1998          200,000      13,698,880      4,562,960                     3,716,754
                          1997          200,000      14,132,375      4,707,625                     1,685,120


Mark E. Lehman         Transition      $ 92,308     $ 1,034,750    $   544,531       16,052       $        0
Executive Vice            1999          200,000       2,544,650      1,994,650                       869,158
President                 1998          200,000       2,177,275      1,627,275                       674,445
                          1997          200,000       1,892,500      1,342,500                       278,866

Michael Minikes        Transition      $ 92,308     $   940,125    $   829,064       14,903       $        0
Treasurer                 1999          200,000       1,880,000      2,320,000                     1,678,984
                          1998          200,000       1,880,000      2,320,000                     1,999,114
                          1997          200,000       1,780,000      2,220,000                       911,978

Samuel L. Molinaro     Transition      $ 92,308     $   385,600    $   231,434        5,571       $        0
  Jr.                     1999          200,000         671,000        779,000                       129,892
Chief Financial           1998          200,000         789,800        360,200                        92,314
Officer                   1997          200,000         578,531        221,469                        35,084

---------------------------------------


(Footnotes on following page)

      For each of the above-named officers, compensation information is provided for the full fiscal years during which he served as an executive officer of the Company. Transition represents the five month period July 1, 1999 to November 26, 1999.

(1)  Represents amounts related to the Performance Compensation Plan.

(2) Represents the portion of the named executive officer's bonus deferred pursuant to the Capital Accumulation Plan. CAP Units will be allocated at the end of the 17 month period ending November 30, 2000, therefore no actual units have been allocated as of November 26, 1999.

(3) As of November 26, 1999, the value and the aggregate number of CAP Units credited to the accounts of each named person (based on the closing price of the Common Stock on the Consolidated Transaction Reporting System on such date) was: Mr. Cayne-- $113,165,185 (2,824,716 units); Mr. Greenberg-- $55,798,850 (1,392,795 units); Mr. Lehman-- $13,011,018 (324,768 units);
     Mr. Minikes-- $20,440,208 (510,208 units) and Mr. Molinaro-- $2,338,729
     (58,377 units).

(4) Represents preferential earnings paid in the form of CAP Units pursuant to the Capital Accumulation Plan that exceed cash dividends paid on the equivalent shares of Common Stock. Preferential earnings for the Transition Period are not currently determinable and will be credited to the Participants in conjunction with the final determination of earnings for the 17 month period ending November 30, 2000.

(5) Represents the number of stock options awarded in January 2000 for service rendered during the Transition Period. The dollar amounts by which the restricted stock awards were reduced to offset the award of stock options and the number of related stock options were: Mr. Cayne-- $801,870
     (72,427 options); Mr. Greenberg-- $489,800 (44,240 options); Mr. Lehman-- $177,719 (16,052 options); Mr. Minikes-- $164,998 (14,903 options) and Mr.
     Molinaro $61,679 (5,571 options). The stock options have a strike price of $38.75, which was the closing market price at the date of grant, vest over three years and expire on January 18, 2010. The percentage of total options granted was: Mr. Cayne-- 1.86%; Mr. Greenberg-- 1.14%; Mr. Lehman-- 0.41%; Mr. Minikes-- 0.38% and Mr. Molinaro-- 0.14%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Company's Compensation Committee are Messrs. Glickman, Harrington, Nickell and Tese, none of whom is or has been an officer or an employee of the Company. There were no "Compensation Committee Interlocks" during the Transition Period.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company receives an annual retainer of $35,000, plus $800 for each meeting of the Board of Directors attended, and reasonable expenses relating to attendance at such meetings. Directors who are members of the Audit Committee and directors who are members of the Compensation Committee receive additional compensation at the rate of $1,500 for each meeting of the Audit Committee or Compensation Committee attended, with the exception of telephone conference committee meetings (where a quorum consists of directors attending via telephone conference call) as to which the compensation paid for participation is $200.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION OVERVIEW

The Compensation Committee establishes the compensation policies applicable to all executive officers and other Senior Managing Directors. The salary and bonus compensation of members of the Executive Committee and certain other Senior Managing Directors (who may also be executive officers) is determined by the operation of the Performance Compensation Plan, which plan has been adopted and is administered by the Compensation Committee and has been approved by the stockholders. The Transition Period salaries and bonuses of Senior Managing Directors, to the extent not determined by the Performance Compensation Plan, were approved by the Compensation Committee based upon recommendations by the Executive Committee and the Management and Compensation Committee, which committees based their recommendations on criteria established by the Compensation Committee.

COMPENSATION POLICIES

From the time of the Company's initial public offering after succession on October 29, 1985, to the business of the Partnership, compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performance, thereby aligning their interests with the interests of the Company's stockholders. The Performance Compensation Plan, which was adopted in 1996, is designed to implement the foregoing philosophy. Under the Performance Compensation Plan, certain Senior Managing Directors (including executive officers) of the Company designated by the Compensation Committee receive a base salary of $200,000 per annum ($92,308 for the Transition Period) and a share of a performance-based bonus fund.

The Company's compensation practice with respect to other Senior Managing Directors has been designed to link individual compensation with performance. Accordingly, the base salary of most other Senior Managing Directors has been limited to $200,000 per annum ($92,308 for the Transition Period), with the preponderance of total compensation being in the form of a bonus determined on the basis of the following criteria: (a) the overall annual performance of the Company; (b) the performance of any business unit or units in which the employee participates; (c) the need to maintain compensation levels comparable to those of competing financial services companies, including those in the Company's peer groups; and (d) the individual performance of the employee in question from the viewpoints of (i) managerial responsibilities, (ii) direct production of revenue, (iii) recruiting and the development and maintenance of the Company's franchise, (iv) controlling costs, and (v) promoting cooperation within and between business units.

The Compensation Committee believes that the establishment of the Capital Accumulation Plan during fiscal year 1991 and the Stock Award Plan during the Transition Period, represented important additional steps in the Company's goal to further strengthen the alignment of management and stockholder interests, by increasing management ownership of the Company's Common Stock.

PERFORMANCE COMPENSATION PLAN

The Compensation Committee is also responsible for administering the Performance Compensation Plan (the "Plan"). All of the Company's Senior Managing Directors, including executive officers, are eligible to participate in the Plan. The Compensation Committee is required to designate those Senior Managing Directors who are participating in the Plan (the "Participants") within 90 days after the beginning of each fiscal year. Under the terms of the Plan, each of the Participants receives a base salary of $200,000 per annum ($92,308 for the Transition Period) and also shares in a performance-based bonus pool. The Compensation Committee determines the formula for calculating one or more bonus pools within 90 days after the beginning of each fiscal year based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income;
(d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance versus peer group companies; (h) expense management; and (i) total return to stockholders.

The share of one or more of the bonus pools to be allocated to each Participant in any fiscal year will be determined by the Compensation Committee, in its sole discretion. However, under no circumstance may the aggregate amount of the bonuses paid under the Plan exceed 100% of the bonus pools computed under the formula designated by the Compensation Committee, as previously described above. The maximum bonus that may be allocated to a Participant who is not a member of the Executive Committee in any fiscal year is $15,000,000.

In fiscal year 1999, the Compensation Committee created two separate performance-based pools. One pool consisted of five Participants, which included three members of the Company's Executive Committee (the "Executive Committee Pool"), while the other pool consisted of six members, including two members of the Executive Committee and one executive officer. The Compensation Committee established a formula for calculating the Executive Committee Pool based on the Company's adjusted after-tax return on common equity. The maximum amount allocable to the Executive Committee Pool was $150,000,000, of which the maximum percentage of any individual Participant was 30% of such pool. The total bonus pool resulting from this formula for the Transition Period was $29,286,000 as compared to the $75,655,000 paid in fiscal 1999 under the terms of the Plan.

The Compensation Committee also established the formulas for calculating the other bonus pool for the Transition Period and the share for each Participant based upon a combination of factors including departmental pre-tax profits and adjusted pre-tax return on equity of the Company. The total bonus pool resulting from the application of these formulas for the Transition Period was $26,037,540 of which the Compensation Committee, based on the recommendation of the Management and Compensation Committee, and concurrence of the Executive Committee, determined that bonuses aggregating $9,125,000 would be paid to Participants in the other bonus pools.

Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid to individual executive officers named in the Summary Compensation Table per taxable year unless certain exceptions, including compensation based on performance goals, are satisfied. The Plan has been established and maintained in an effort to comply with the performance-based exception to limits on deductibility of executive officer compensation.

STOCK AWARD PLAN

The Stock Award Plan was adopted by the Board of Directors on September 28, 1999 and was ratified by the stockholders at the 1999 Annual Meeting. The purpose of the Stock Award Plan is to provide the Company with greater flexibility in the composition of incentive awards and to secure for the Company and its stockholders the continued services of key employees who are important to the success and growth of the business of the Company and its subsidiaries.

The determination of employee recipients of options and awards, their terms and conditions within the parameters of the Stock Award Plan and the number of shares covered by each option or award is determined and administered by the Compensation Committee.

Key employees of the Company or any of its subsidiaries, including executive officers and directors, to the extent that they are key employees of the Company or any of its subsidiaries, are eligible to participate in the Stock Award Plan based upon its terms and conditions. Pursuant to the Stock Award Plan, such employees will be offered the opportunity to acquire Common Stock through the grant of options (incentive stock options or nonqualified stock options) and stock appreciation rights ("SAR"s) in tandem with such options. Additionally, Participants may be granted units representing the right to receive shares of Common Stock at the end of a specified deferral period. For each calendar year, during any part of which the Stock Award Plan is in effect, no participant may be granted awards relating in the aggregate to more than 1,000,000 shares of Common Stock, as adjusted to reflect certain changes to the outstanding Common Stock pursuant to the Stock Award Plan.

An aggregate of 16,000,000 shares of Common Stock (subject to adjustment as described below and provided in the Stock Award Plan) will be subject to the Stock Award Plan. Shares subject to options which terminate or expire unexercised will become available for future option grants. During the Transition Period there were no options or awards granted to eligible participants.

In the event of certain changes to the outstanding Common Stock such as stock splits, stock dividends, reclassifications or recapitalizations, the Board of Directors shall appropriately adjust the character and number of shares available under the Stock Award Plan and the Compensation Committee shall appropriately adjust the character, number and price of shares subject to outstanding options to reflect such changes.

The Stock Award Plan will terminate upon the earlier of (i) the adoption of a resolution of the Company's Board of Directors to terminate the Stock Award Plan, (ii) the date all shares of Common Stock subject to the Stock Award Plan are purchased, or (iii) ten years from the effective date of the Stock Award Plan.

Under Section 162(m) of the Internal Revenue Code, certain compensation payments in excess of $1,000,000 are subject to a limitation on deductibility by the Company. This limitation on deductibility applies with respect to that portion of compensation in excess of $1,000,000 paid to individual executive officers named in the Summary Compensation Table per taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by stockholders is not subject to this limitation on deductibility. The Company has structured the Stock Award Plan with the intention that compensation resulting therefrom would be such performance-based compensation and would be deductible.

Under certain circumstances, accelerated vesting or exercise of options or stock appreciation rights, in connection with a Change in Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the optionee or grantee may be subject to an excise tax equal to 20% of the amount of the excess parachute payment and the Company may be denied a tax deduction.

EQUITY OWNERSHIP AND CAPITAL ACCUMULATION PLAN

A focus on performance and growth and the direct alignment of employee and stockholder interests flows from the substantial ownership of Common Stock and CAP Units by senior executives of the Company. The five current members of the Executive Committee beneficially own 6.94% of the outstanding Common Stock and CAP Units combined, while all directors and executive officers as a group beneficially own 11.81% of the outstanding Common Stock and CAP Units combined as of September 18, 2000.

The Capital Accumulation Plan has been and will continue to be a major contributor to equity ownership by senior executives. During the Transition Period, 94.98 % of the more than 438 eligible Senior Managing Directors of Bear Stearns (including all executive officers of the Company) participated in the Capital Accumulation Plan.

Under the Capital Accumulation Plan, all Senior Managing Directors of Bear Stearns (including executive officers of the Company) who are Accredited Investors as defined by Rule 501 under the Securities Act are eligible to participate on an elective basis. Participants in the Capital Accumulation Plan generally defer a portion of their annual compensation for a period (a "Deferral Period") up to five years after the end of the fiscal year for which it was otherwise payable.

A participant's compensation deferred pursuant to the Capital Accumulation Plan will be credited to such participant's deferred compensation account (the "Capital Accumulation Account") in the form of units ("CAP Units"). Upon the termination of a participant's Deferral Period under the Capital Accumulation Plan, the participant will be entitled to receive from the Company a number of freely transferable shares of Common Stock equal to the number of CAP Units then credited to such participant's Capital Accumulation Account plus cash in the amount, if any, of the participant's cash balance account at the end of such period.

For fiscal years 1997, 1998 and 1999 and the Transition Period, participants in the Capital Accumulation Plan have deferred a total of approximately $808,300,000 in compensation. Furthermore, for the Transition Period, 35.81% of the compensation (including amounts deferred pursuant to the Capital Accumulation Plan) of the current members of the Executive Committee was deferred in the Capital Accumulation Plan while 38.57% of such compensation was deferred by all executive officers and employee directors. As of November 26, 1999, a total of 42,261,696 CAP Units were credited to the accounts of participants, representing 26.30% of the outstanding Common Stock and CAP Units combined.

Pursuant to the terms of the Capital Accumulation Plan, participants will only receive CAP Units to the extent shares are purchased from existing stockholders. Accordingly, employee stock ownership is increased without substantial dilution to earnings per common share or book value per common share. Such shares may be purchased in the open market or from participants who have received shares of Common Stock pursuant to the Capital Accumulation Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The total compensation of Mr. Cayne, the Company's Chief Executive Officer, along with other members of the Executive Committee, is determined in all material respects by the Performance Compensation Plan. Pursuant to the terms of the Performance Compensation Plan, for the Transition Period Mr. Cayne received a base salary of $92,308 and shared in a bonus fund based on the Company's Transition Period after-tax return on equity. Mr. Cayne's proportionate share of the Transition Period bonus fund (as well as that of the other members of the Executive Committee) was determined by the Compensation Committee in September 1999, based on the recommendation of the Executive Committee as to how the bonus fund should be allocated among the members of the Executive Committee. The Executive Committee's recommendations were based on the same criteria established by the Compensation Committee for determining the total compensation of Senior Managing Directors who were not members of the Executive Committee for the Transition Period.

Mr. Cayne's total salary and bonus compensation for the Transition Period was $7,490,438 which is based on the Company's financial performance and the allocation of the bonus fund. Mr. Cayne deferred 42.47% of eligible Transition Period compensation under the Capital Accumulation Plan. Consequently, the ultimate realization of a substantial portion of Mr. Cayne's benefit from his current bonus will depend on the future performance of the Company and its Common Stock. In the five year period from July 1, 1994 through June 30, 1999, Mr. Cayne deferred $41,423,857 into the Capital Accumulation Plan.

The Compensation Committee believes that the Performance Compensation Plan, the Stock Award Plan and the Capital Accumulation Plan provide appropriate incentives to senior management of the Company and are fair and reasonable methods for determining the compensation of such employees. Collectively, these plans provide flexibility in structuring the compensation package for key employees, while the Stock Award Plan and the Capital Accumulation Plan serves to align employee and stockholder interests.

                                             COMPENSATION COMMITTEE

                                             Carl D. Glickman, Chairman
                                             Donald J. Harrington
                                             Frank T. Nickell
                                             Vincent Tese

PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in the Company's Common Stock over the last five years as if the Company's fiscal years had ended on the last Friday in November of each such year, with the S&P 500 Index, the S&P Financial Diversified Index and its Peer Group. The entities included in the Company's current peer group (the "Peer Group") consist of Merrill Lynch & Co., Inc., Morgan Stanley, Dean Witter & Co., PaineWebber Group Inc., Donaldson, Lufkin & Jenrette, Inc. and Lehman Brothers Holdings, Inc. The performance graph assumes the value of the investment in the Company's Common Stock and each index was $100 on November 24, 1994, and that all dividends have been reinvested. There can be no assurance that the Company's future stock performance will correlate with past stock performance.

["Comparison of Five-Year Cumulative Total Return" graph appears here in paper format]

Assumes $100 invested on November 24, 1994 in the Company's Common Stock; S&P 500 Index; S&P Financial Diversified Index; the Peer Group and that all dividends have been reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                                     1994    1995   1996   1997    1998   1999

The Bear Stearns Companies Inc.    $100.00 $151.30 $229.07 $386.49 $415.71 $465.10

Peer Group (1)                     $100.00 $150.08 $202.05 $348.05 $434.87 $617.05

S & P Financial Diversified Index  $100.00 $149.07 $204.74 $286.31 $403.88 $508.71

S & P 500 Index                    $100.00 $132.65 $167.37 $211.24 $263.61 $313.21

      (1) Peer Group calculation assumes conversion of Morgan Stanley Group Inc. shares into newly formed company, Morgan Stanley, Dean Witter & Co., in June 1997. Donaldson, Lufkin & Jenrette, Inc.'s performance is not included in results for 1994 and 1995.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Company is not aware of any person or group of persons who are the beneficial owners of more than 5% of the Company's outstanding Common Stock as of August 14, 2000.

SECURITY OWNERSHIP OF MANAGEMENT

The following information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table under Item 11. Executive Compensation and all directors and executive officers of the Company as a group, is furnished as of September 18, 2000. Also set forth below as of such date is certain information with respect to the number of shares of Common Stock represented by CAP Units credited to the accounts of such persons pursuant to the Capital Accumulation Plan (notwithstanding that shares underlying CAP Units generally are not deemed to be beneficially owned for this purpose because the named persons have neither the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within the next 60 days).


                                        AMOUNT                                                     PERCENTAGE OF
                                     AND NATURE OF          PERCENT OF                              OUTSTANDING
                                     COMMON STOCK          COMMON STOCK       COMMON STOCK          COMMON STOCK
                                     BENEFICIALLY          BENEFICIALLY       REPRESENTED           AND CAP UNITS
  NAME AND ADDRESS (1)               OWNED (2)(3)             OWNED           BY CAP UNITS            COMBINED
  --------------------               -------------         ------------       -------------         --------------

James E. Cayne (5).............         4,393,784              4.12%            2,824,716               4.90%
Carl D. Glickman (6)...........           373,645               (4)                     -                (4)
Alan C. Greenberg..............           200,000               (4)             1,392,795               1.08%
Donald J. Harrington, C.M.                    266               (4)                     -                (4)
Mark E. Lehman (7).............           111,836               (4)               324,768                (4)
Marshall J Levinson (8) .......             1,430               (4)                23,216                (4)
William L. Mack................            22,050               (4)                     -                (4)
Michael Minikes (9) ...........           400,945               (4)               510,208                (4)
Samuel L. Molinaro, Jr.........             7,672               (4)                58,377                (4)
Frank T. Nickell...............            33,501               (4)                     -                (4)
Frederic V. Salerno............               412               (4)                     -                (4)
Alan D. Schwartz...............           950,206               (4)             1,970,527               1.98%
Warren J. Spector (10).........           145,146               (4)             3,657,221               2.58%
Vincent Tese...................             1,102               (4)                     -                (4)
Fred Wilpon....................             1,337               (4)                     -                (4)

All directors and
executive officers as a
group (15 individuals).........         6,643,332              6.22%           10,761,828               11.81%



                          (Footnotes on following page)

(1)   The address in each case is 245 Park Avenue, New York, New York 10167.

(2) Nature of Common Stock beneficially owned is sole voting and investment power, except as indicated in subsequent notes. Includes an aggregate of 3,359 shares of Common Stock owned by directors and executive officers through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to employees' accounts, and allocated shares for which voting directions have not been received, are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by the employees.

(3) Does not include shares underlying CAP Units credited under the Capital Accumulation Plan.

(4)   Less than one percent.

(5) Does not include 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 238,654 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(6) Does not include 3,427 shares of Common Stock owned by Mr. Glickman's wife, as to which shares Mr. Glickman disclaims beneficial ownership.

(7) Does not include 31,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(8) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(9) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(10) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN TRANSACTIONS

The Company, in the ordinary course of business, has extended credit to certain of its directors, officers and employees in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectability or have unusual terms or conditions which are disadvantageous to the Company. To the extent officers and employees of the Company and members of their immediate families wish to purchase securities in brokerage transactions, they ordinarily are required to do so through Bear Stearns, which offers them a discount from its standard commission rates that could be substantial depending on various factors, including the size of the transaction. Bear Stearns periodically in the ordinary course of its business, enters into transactions, as principal, involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) with directors, officers, employees of the Company and members of their immediate families. Such purchases and sales of securities or commercial paper on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

The Company, from time to time, has made loans to its officers and other employees against commissions and other compensation which would otherwise be payable to them in the ordinary course of business. Interest is generally charged by the Company on such loans at the same rate of interest charged by BSSC on loans to purchase securities. The Company currently requires that any such loan in excess of $7,500 made to officers and other employees against commissions or other compensation be approved by the Management and Compensation Committee. During the Transition Period, the maximum aggregate amount of month-end loans outstanding against commissions and other compensation was approximately $2,966,792.

The Company has formed a limited partnership, The BSC Employee Fund, L.P. (the "Fund"), which provides an investment opportunity for the Company's Senior Managing Directors and Managing Directors. The Fund has committed to invest $62,000,000 in a diversified group of closed-end acquisition and leveraged buyout funds that are managed by highly regarded private equity firms. As of November 26, 1999, 336 participants in the Fund have purchased a total of 1,201 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $50,000, of which $25,000 is funded by the participant and $25,000 is in the form of a nonrecourse, interest-bearing loan from the Company to the Fund participant. The loans bear interest at the London Interbank Offered Rate plus 1.0%. Capital calls since June 12, 1997 have totaled 77.74% of each participant's equity commitment. The total amount loaned to the participants in the Fund at November 26, 1999 was $12,694,308. At such date, loans in excess of $60,000 were outstanding to the following directors or executive officers in the aggregate dollar amount set forth after each of their respective names: James E. Cayne ($242,721), Alan D. Schwartz ($242,721), and Warren J. Spector ($970,884). The aggregate amount of the loans outstanding to all directors and executive officers as a group on such date was $1,529,142.

Other than as described in Item 13, no director or executive officer of the Company was indebted to the Company during the Transition Period for any amount in excess of $60,000.

Sterling BSC Inc. ("Sterling BSC") and Hines Interests Limited Partnership ("Hines"), as a joint venture (the "Joint Venture"), are acting as a consultant to the Company on certain real estate matters. The Company entered into an agreement with Bradick 383 Associates LLC (the "Developer"), of which Sterling BSC owns a 60% interest and Hines owns a 40% interest. Under the terms of this agreement, relating to the development of the Company's new world headquarters being developed at 383 Madison Avenue, the Company has agreed to pay a development fee of $12 million and has also agreed to reimburse the Developer for any direct administrative costs associated with the project. During the Transition Period, the Company paid the Developer $1,983,059 related to this agreement. Fred Wilpon, a director of the Company, is Chairman, Chief Executive Officer and a 33.75% stockholder of Sterling BSC. Mr. Wilpon and members of his family own approximately 85% of the outstanding stock of Sterling BSC.

                                    PART IV


ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(A)   LIST OF FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND
         EXHIBITS:

      FINANCIAL STATEMENTS:

      The consolidated financial statements including the notes to the consolidated financial statements required to be filed hereunder are listed on pages 60-86 hereof.

      FINANCIAL STATEMENT SCHEDULES:

      The financial statement schedules required to be filed hereunder are listed on pages 110-114 hereof.

      EXHIBITS:

      (11)  Statement Re Computation of Per Share Earnings

      (12)  Statement Re Computation of Ratio of Earnings to Fixed Charges

      (23)  Independent Auditors' Consent

      (27)  Financial Data Schedule

      (B) REPORTS ON FORM 8-K


            During the five-month period ended November 26, 1999, the Company filed the following Current Reports on Form 8-K.


              (i) A Current Report on Form 8-K dated and filed on July 21, 1999, pertaining to the Company's results of operations for the three-months and fiscal year ended June 30, 1999.

              (ii) A Current Report on Form 8-K dated July 22, 1999 and filed on July 28, 1999, pertaining to an opinion of Cadwalader, Wickersham & Taft as to the legality of Global Notes due 2001 and 2002 ("Global Notes") issued by the Company and an opinion of Cadwalader, Wickersham & Taft as to certain federal income tax consequences in connection with the offering of the Global Notes.

              (iii) A Current Report on Form 8-K dated August 5, 1999 and filed on August 6, 1999, pertaining to Bear, Stearns Securities Corp.'s settlement of an administrative proceeding filed by the United States Securities and Exchange Commission resolving allegations related to the firm's role as clearing broker for A.R. Baron & Co.

              (iv) A Current Report on Form 8-K dated August 9, 1999 and filed on August 11, 1999, pertaining to an opinion of Cadwalader, Wickersham & Taft as to certain federal income tax consequences related to the Company's Medium Term Note Program.

              (v) A Current Report on Form 8-K dated October 13, 1999 and filed on October 14, 1999, pertaining to the Company's results of operations for the quarter ended September 24, 1999.

              (vi) A Current Report on Form 8-K dated October 29, 1999 and filed on November 3, 1999, announcing its declaration of quarterly cash dividends and a 5% stock dividend on its outstanding shares of common stock.

                              Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE BEAR STEARNS COMPANIES INC.



                              By:   /s/ Marshall J Levinson
                                    --------------------------------
                                       Marshall J Levinson
                                       Controller
                                       (Principal Accounting Officer)



Dated:      September 27, 2000

DELOITTE &
TOUCHE LLP

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.:


We have audited the consolidated financial statements of The Bear Stearns Companies Inc. and Subsidiaries as of November 26, 1999 and June 30, 1999, and for the five-months ended November 26, 1999, and have issued our report thereon dated June 16, 2000. Our audit also included the financial statement schedules of The Bear Stearns Companies Inc. and Subsidiaries listed in Item 14, except for the five-month period ended November 27, 1998 which is unaudited. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
New York, New York
June 16, 2000

                                                                      SCHEDULE I


                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                         THE BEAR STEARNS COMPANIES INC.
                              (PARENT COMPANY ONLY)
                   CONDENSED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                  NOVEMBER 26, 1999                JUNE 30, 1999
                                                                                  -----------------                -------------
ASSETS

Cash                                                                                $       202,154                  $    19,277
Receivables from subsidiaries                                                            28,108,951                   28,162,003
Investment in subsidiaries, at equity                                                     5,116,151                    5,148,922
Property, equipment and leasehold improvements,
    net of accumulated depreciation
    and amortization of $636,919 and
    $588,730 at November 26, 1999 and June 30, 1999, respectively                           383,921                      373,414
Other assets                                                                                979,118                    1,046,431
                                                                                    ---------------                -------------
Total Assets                                                                        $    34,790,295                $  34,750,047
                                                                                    ===============                =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings                                                               $    12,179,280                $  13,510,102
Payables to subsidiaries                                                                    571,227                      240,632
Other liabilities                                                                           826,355                      881,112
                                                                                    ---------------                -------------
                                                                                         13,576,862                   14,631,846
                                                                                    ---------------                -------------
Long-term borrowings                                                                     15,738,508                   14,626,673
                                                                                    ---------------                -------------
Long-term borrowings from subsidiaries                                                      532,978                      536,019
                                                                                    ---------------                -------------

STOCKHOLDERS' EQUITY

Preferred stock, $1.00 par value; 10,000,000 shares authorized                              800,000                      800,000
Common stock, $1.00 par value, 200,000,000 shares authorized;
    184,805,848 and 176,011,113 shares issued at November 26, 1999
    and June 30, 1999, respectively                                                         184,806                      176,011
Paid-in capital                                                                           2,509,801                    2,269,927
Retained earnings                                                                         1,916,516                    1,931,957
Capital Accumulation Plan                                                                 1,179,101                    1,144,329
Treasury stock, at cost -
    Adjustable Rate Cumulative Preferred Stock, Series A;
        2,520,750 shares at November 26, 1999 and June 30, 1999                            (103,421)                    (103,421)
    Common stock; 66,367,276 shares and 56,333,508 shares at
        November 26, 1999 and June 30, 1999, respectively                                (1,544,856)                  (1,263,294)
                                                                                    ---------------                -------------
Total Stockholders' Equity                                                                4,941,947                    4,955,509
                                                                                    ---------------                -------------
Total Liabilities and Stockholders' Equity                                          $    34,790,295                $  34,750,047
                                                                                    ===============                =============
See Notes to Condensed financial Information.



           CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                  THE BEAR STEARNS COMPANIES INC.
                       (PARENT COMPANY ONLY)
                   CONDENSED STATEMENTS OF INCOME
                           (In thousands)


                                                                         FIVE-MONTHS           FIVE-MONTHS
                                                                            ENDED                 ENDED
                                                                      NOVEMBER 26, 1999     NOVEMBER 27, 1998
                                                                      -----------------     -----------------
                                                                                               (Unaudited)
Revenues
    Intercompany Interest                                               $ 522,973                $ 572,848
    Other                                                                  67,300                   57,144
                                                                      -----------------     -----------------
                                                                          590,273                  629,992
                                                                      -----------------     -----------------
Expenses

    Interest                                                              711,874                  640,073
    Other                                                                  43,986                   22,691
                                                                      -----------------     -----------------
                                                                          755,860                  662,764
                                                                      -----------------     -----------------
Loss before benefit from income taxes and
    equity in earnings of subsidiaries                                   (165,587)                 (32,772)
Benefit from income taxes                                                  31,005                   13,349
                                                                      -----------------     -----------------
Loss before equity in earnings of subsidiaries                           (134,582)                 (19,423)
Equity in earnings of subsidiaries                                        420,396                  149,691
                                                                      -----------------     -----------------
Net Income                                                              $ 285,814                $ 130,268
                                                                      =================     =================
Earnings Per Share (1)                                                  $    1.78                $    0.73
                                                                      =================     =================


(1) Reflects all stock dividends declared through October 29,1999.


See Notes to Condensed Financial Information.



              CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                     THE BEAR STEARNS COMPANIES INC.
                          (PARENT COMPANY ONLY)
                    CONDENSED STATEMENTS OF CASH FLOWS
                              (IN THOUSANDS)


                                                                               FIVE-MONTHS              FIVE-MONTHS
                                                                                  ENDED                    ENDED
                                                                            NOVEMBER 26, 1999        NOVEMBER 26, 1998
                                                                            -----------------        -----------------
                                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                           $ 285,814                $ 130,268
Adjustments to reconcile net income to cash provided by operating activities:
Equity in earnings of subsidiaries, net of dividends received                         (365,319)                 (95,757)
Depreciation and Amortization                                                           56,285                   45,845
Other                                                                                    3,575                    4,761
Decreases (increases) in assets:
     Receivables from subsidiaries                                                      53,052                6,227,872
     Investment in subsidiaries, net                                                   398,090                    3,514
     Other assets                                                                       75,166                 (151,561)
Increases (decreases) in liabilities:
     Payable to subsidiaries                                                           324,623                    1,831
     Other liabilities                                                                 (58,897)                 200,627
                                                                                   ------------              -----------
Cash provided by operating activities                                                  772,389                6,367,400
                                                                                   ------------              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net payments from short-term borrowings                                             (1,330,822)              (3,761,424)
Net proceeds from issuance of long-term borrowings                                   1,776,547                1,481,606
(Decrease) increase in long-term borrowings from subsidiaries                           (3,041)                   6,009
Capital Accumulation Plan                                                               70,406                  153,785
Tax Benefit of Common Stock Distribution                                                 2,568                    1,053
Payments for:
  Retirement of long-term borrowings                                                  (668,656)              (1,042,180)
  Treasury Stock purchases                                                            (311,289)                (209,057)
Cash dividends paid                                                                    (54,548)                 (53,691)
                                                                                   ------------              -----------
Cash used in financing activities                                                     (518,835)              (3,423,899)
                                                                                   ------------              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant & equipment                                               (66,792)                 (54,923)
Purchase of investment securities and other assets                                      (4,031)                  (6,469)
Proceeds from sale of investment securities and other assets                               146                       --
                                                                                   ------------              -----------
Cash used in investing activities                                                      (70,677)                 (61,392)
                                                                                   ------------              -----------
Net increase in cash                                                                   182,877                2,882,109
Cash, beginning of period                                                               19,277                        4
                                                                                   ------------              -----------
Cash, end of period                                                                  $ 202,154              $ 2,882,113
                                                                                   ============              ===========


See Notes to Condensed Financial Information.


                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                         THE BEAR STEARNS COMPANIES INC.
                              (PARENT COMPANY ONLY)
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                        NOVEMBER 26, 1999 (AUDITED) AND
                         NOVEMBER 27, 1998 (UNAUDITED)

1.    GENERAL

      The condensed financial information of the Company (Parent Company Only) should be read in conjunction with the consolidated financial statements of The Bear Stearns Companies Inc. and the notes thereto included in this report.

2.    DIVIDENDS RECEIVED FROM SUBSIDIARIES

      The Company received from its consolidated subsidiaries cash dividends of $55.1 million and $53.5 million for the five-months ended November 26, 1999 and November 27, 1998, respectively.

3.    STATEMENT OF CASH FLOWS

      Income taxes paid (consolidated) totaled $57.8 million and $17.9 million in the five-months ended November 26, 1999 and November 27, 1998, respectively. Cash payments for interest approximated interest expense for the five-months ended November 26, 1999 and November 27, 1998.

4.    PREFERRED STOCK

      The Company has issued several series of preferred stock. Preferred stock as of November 26, 1999 and June 30, 1999 was as follows:

      In thousands, except share data      NOVEMBER 26, 1999    JUNE 30, 1999
                                           -----------------    -------------
      Adjustable Rate Cumulative Preferred
      Stock, Series A; $50 liquidation
      preference; 3,000,000 shares
      issued...............................     $ 150,000          $ 150,000

      Cumulative Preferred Stock, Series E;
      $200 liquidation preference;
      1,250,000 shares issued and
      outstanding..........................       250,000            250,000

      Cumulative Preferred Stock, Series F;
      $200 liquidation preference;
      1,000,000 shares issued and
      outstanding..........................       200,000            200,000

      Cumulative Preferred Stock, Series G;
      $200 liquidation preference;
      1,000,000 shares issued and
      outstanding..........................       200,000            200,000
                                                ---------          ---------
      Total Preferred Stock                     $ 800,000          $ 800,000
                                                =========          =========

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